Exhibit 10

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                  by and among

                           GP STRATEGIES CORPORATION,

                           GENERAL PHYSICS CANADA LTD.

                            THE LENDERS PARTY HERETO,

                                       AND

                        FLEET BANK, NATIONAL ASSOCIATION,

                    AS AGENT, AS ISSUING BANK AND AS ARRANGER

    Dated as of June 15, 1998, as amended and restated as of August 31, 2000



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                                TABLE OF CONTENTS

                     AMENDED AND RESTATED CREDIT AGREEMENT 1

 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION 1
    1.1 Definitions 1
    1.2 Principles of Construction 32

 2. AMOUNT AND TERMS OF REVOLVING CREDIT LOANS AND LETTERS OF CREDIT 33
    2.1  Revolving Credit Loans; Revolving Credit Notes 33
    2.2  Term Loans; Term Notes 34
    2.3  Procedure for Borrowing 35
    2.4  Termination or Reduction of Parent Commitments and
         GP Canada Credit Exposure.......................................... 37
    2.5  Prepayments of Loans; Overadvance Reductions; Additional Collateral.37
    2.6  Use of Proceeds.................................................... 40
    2.7  Letter of Credit Sub-Facility ......................................41
    2.8  Letter of Credit Participation and Funding Commitments .............42
    2.9  Absolute Obligation With Respect to Letter of Credit Payments ......44
    2.10 Payments ...........................................................45
    2.11 Cash Collateral Accounts ...........................................46
    2.12 Defaulting Lender ..................................................47
    2.13 Recordation of Mortgages. ..........................................48

3.       INTEREST, FEES, YIELD PROTECTIONS, ETC. ............................48
    3.1  Interest Rate and Payment Dates ....................................48
    3.2  Fees 51
    3.3  Conversions ........................................................52
    3.4  Concerning Interest Periods ........................................53
    3.5  Indemnification for Loss ...........................................53
    3.6  Capital Adequacy ...................................................54
    3.7  Reimbursement for Increased Costs ..................................55
    3.8  Illegality of Funding ..............................................56
    3.9  Substituted Interest Rate ..........................................56
    3.10 Taxes ..............................................................57
    3.11 Option to Fund .....................................................59
    3.12 Replacement of Lenders .............................................59


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4.  REPRESENTATIONS AND WARRANTIES ..........................................60
    4.1  Subsidiaries; Capitalization .......................................60
    4.2  Existence and Power ................................................61
    4.3  Authority and Execution ............................................61
    4.4  Binding Agreement ..................................................61
    4.5  Litigation .........................................................61
    4.6  Required Consents ..................................................62
    4.7  Absence of Defaults; No Conflicting Agreements .....................62
    4.8  Compliance with Applicable Laws ....................................62
    4.9  Taxes ..............................................................63
    4.10 Governmental Regulations ...........................................63
    4.11 Federal Reserve Regulations; Use of Loan Proceeds ..................63
    4.12 Plans ..............................................................63
    4.13 Financial Statements ...............................................64
    4.14 Property ...........................................................65
    4.15 Authorizations .....................................................65
    4.16 Environmental Matters ..............................................65
    4.17 Solvency ...........................................................66
    4.18 Absence of Certain Restrictions ....................................66
    4.19 No Misrepresentation ...............................................66
    4.20 Intangible Assets. .................................................67
    4.21 Material Subsidiaries; Systems Merger. .............................67

5.  CONDITIONS TO EFFECTIVENESS OF AMENDMENT AND RESTATEMENT TO ORIGINAL
    AGREEMENT ...............................................................67
    5.1  Evidence of Action .................................................67
    5.2  This Agreement .....................................................68
    5.3  Notes; Letter of Credit Documents ..................................68
    5.4  Absence of Litigation ..............................................68
    5.5  Approvals and Consents .............................................68
    5.6  Absence of Material Adverse Change .................................69
    5.7  Financial Officer's Certificate ....................................69
    5.8  Intentionally Omitted ..............................................69
    5.9  Opinion of Counsel to the Borrowers and their Subsidiaries .........69
    5.10 Previous Information ...............................................69
    5.11 Borrower Security Agreement; Subordination Agreement; Parent
          Guaranty; Subsidiary Guaranty and Security Agreement and
          Related Matters ...................................................70
    5.12 Search Reports and Related Documents ...............................71
    5.13 Intentionally Omitted ..............................................72
    5.14 Borrowing Base Certificate .........................................72
    5.15 Property, Public Liability and Other Insurance .....................72
    5.16 Fees ...............................................................72
    5.17 Fees and Expenses of Special Counsel ...............................72
    5.18 Morgan Keegan Consent ..............................................72

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6.  CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT .................73
    6.1 Compliance ..........................................................73
    6.2 Borrowing Request; Letter of Credit Request; Compliance with
         Borrowing Base .....................................................73
    6.3 Certain Documents ...................................................73
    6.4 Other Documents .....................................................73

7.  AFFIRMATIVE COVENANTS ...................................................74
    7.1  Financial Statements and Information ...............................74
    7.2  Certificates; Other Information ....................................76
    7.3  Legal Existence ....................................................78
    7.4  Taxes ..............................................................78
    7.5  Insurance ..........................................................79
    7.6  Performance of Obligations .........................................80
    7.7  Condition of Property ..............................................80
    7.8  Observance of Legal Requirements ...................................80
    7.9  Inspection of Property; Books and Records; Discussions .............81
    7.10 Authorizations .....................................................81
    7.11 Financial Covenants ................................................81
    7.12 Additional Subsidiaries ............................................82
    7.13 Hydro Med Issues ...................................................83
    7.14 Mortgages ..........................................................84
    7.15 In-House Counsel Opinion ...........................................84
    7.16 Title Reports; Appraisals ..........................................84
    7.17 Morgan Keegan Consent ..............................................84

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8.  NEGATIVE COVENANTS ......................................... ............84
    8.1  Indebtedness .......................................................84
    8.2  Liens ..............................................................86
    8.3  Merger, Consolidations and Acquisitions ............................88
    8.4  Dispositions .......................................................88
    8.5  Investments, Loans, Etc. ...........................................90
    8.6  Restricted Payments. ...............................................92
    8.7  Capital Expenditures; Operating Leases. ............................92
    8.8  Business and Name Changes ..........................................92
    8.9  ERISA ..............................................................93
    8.10 Prepayments of Indebtedness ........................................93
    8.11 Amendments, Etc. of Certain Agreements .............................93
    8.12 Transactions with Affiliates .......................................93
    8.13 Issuance of Additional Capital Stock ...............................93
    8.14 Limitation on Upstream Dividends by Subsidiaries ...................94
    8.15 Limitation on Negative Pledges .....................................94
    8.16 Margin Stock .......................................................94
    8.17 IT Adjustment Issues ...............................................94
    8.18 Hydro Med Subordinated Debt Documents ..............................94
    8.19 Intangible Assets ..................................................95
    8.20 Hydro Med Issues ...................................................95

9.  DEFAULT .................................................................95
    9.2  Contract Remedies ..................................................97

10. THE AGENT ...............................................................99
    10.1 Appointment ........................................................99
    10.2 Delegation of Duties ...............................................99
    10.3 Exculpatory Provisions 100
    10.4 Reliance by Agent .................................................100
    10.5 Notice of Default .................................................101
    10.6 Non-Reliance on Agent and Other Lenders ...........................101
    10.7 Indemnification ...................................................102
    10.8 Agent in Its Individual Capacity ..................................103
    10.9 Successor Agent ...................................................103

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11. OTHER PROVISIONS .......................................................104
    11.1  Amendments and Waivers ...........................................104
    11.2  Notices ..........................................................105
    11.3  No Waiver; Cumulative Reies ......................................107
    11.4  Survival of Representations and Warranties and Certain
           Obligations......................................................107
    11.5  Expenses .........................................................107
    11.6  Lending Offices ..................................................108
    11.7  Successors and Assigns ...........................................109
    11.8  Indemnity ........................................................110
    11.9  Limitation of Liability ..........................................111
    11.10 Counterparts .....................................................111
    11.11 Adjustments; Set-off .............................................112
    11.12 Construction .....................................................114
    11.13 Governing Law ....................................................114
    11.14 Headings Descriptive .............................................114
    11.15 Severability .....................................................114
    11.16 Integration ......................................................114
    11.17 Consent to Jurisdiction ..........................................114
    11.18 Service of Process ...............................................115
    11.19 No Limitation on Service or Suit .................................115
    11.20 WAIVER OF TRIAL BY JURY ..........................................115
    11.21 Treatment of Certain Information .................................116
    11.22 Judgment Currency ................................................116
    11.23 Pledge to Federal Reserve ........................................117
    11.24 Lost Notes .......................................................117
    11.25 Interest Adjustment ..............................................117
    11.26 No Set-off or Counterclaim; Loan Documents in Full Effect ........118
    11.27 Obligations Unimpaired; Amendment and Restatement ................118


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EXHIBITS

Exhibit A    Commitments

Exhibit B-1  Form of Amended and Restated Revolving Credit Note
Exhibit B-2  Form of Amended and Restated Term Note
Exhibit C-1  Form of Borrowing Request
Exhibit C-2  Form of Letter of Credit Request
Exhibit D    Form of Notice of Conversion
Exhibit E    Form of Compliance Certificate
Exhibit F-1  Form of Opinion - New York counsel
Exhibit F-2 Form of Opinion - in-house counsel to Parent and Subsidiaries Exhibit F-3 Form of Opinion - Canadian counsel
Exhibit G    Form of Assignment and Acceptance Agreement
Exhibit H-1 Form of Amended and Restated Borrower Security Agreement - Parent Exhibit H-2 Form of original Borrower Security
             Agreement - GP Canada and form of Hypothec - GP Canada
Exhibit I    Form of Amended and Restated Subsidiary Guaranty
             and Security Agreement

Exhibit J    Form of Amended and Restated  Parent  Guaranty  and  Subordination
             Agreement
Exhibit K    Form of  Intercompany  Demand  Note
Exhibit L-1  Form of Subordination  Agreement  - Credit  Parties
Exhibit L-2  Form of  Subordination Agreement - Parent and Physics
Exhibit L-3  Form of  Subordination  Agreement - SGLG and Physics
Exhibit M    Form of Borrowing Base Certificate

                                    SCHEDULES

Schedule 4.1  - Subsidiaries  and  Authorized,  Issued  and  Outstanding  Stock
Schedule 4.5  - Litigation
Schedule 4.16 - Environmental  Matters
Schedule 4.21 - Material  Subsidiaries and Foreign Subsidiaries
Schedule 8.1  - Indebtedness and Joint  Ventures
Schedule 8.2  - Liens
Schedule 8.5  - Investments and Eligible Securities Collateral and Other
                Marketable Securities


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         AMENDED AND RESTATED  CREDIT  AGREEMENT,  dated as of June 15, 1998, as amended and restated as of August 31 2000, by and among GP STRATEGIES CORPORATION ("Parent"), a Delaware corporation and GENERAL PHYSICS CANADA LTD. ("GP Canada"), a corporation organized under the laws of Ontario, Canada (Parent and GP Canada shall individually be referred to herein as a "Borrower" and shall collectively be referred to herein as the "Borrowers"), the lenders party hereto (together with their respective assigns, the "Lenders", each a "Lender") and FLEET BANK, NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity, the "Agent") and as Issuing Bank (in such capacity, the "Issuing Bank").

RECITALS:

     (1)......The  Borrowers,  the Lenders and the Agent  entered  into a Credit
Agreement, dated June 15, 1998, as amended by Amendment No. 1 dated as of July 21, 1998, Amendment No. 2 dated as of December 31, 1998, Amendment No. 3 dated as of May 7, 1999 and Amendment No. 4 dated as of December 17, 1999 (as heretofore amended, modified and supplemented, the "Original Agreement").

     (2)......Pursuant  to the  Original  Agreement  the Lenders and the Issuing
Bank extended credit to the Borrowers for the purposes therein specified.

     (3)......The Borrowers, the Lenders and the Agent wish to amend and restate the Original Agreement to make certain changes in the terms of the Original Agreement.

     (4)......The  parties  hereto agree that effective on the Closing Date, the
Original Agreement is amended and restated in its entirety.

     NOW, THEREFORE, in consideration for the foregoing agreements and for other good and valuable consideration whose receipt and sufficiency are acknowledged, each Borrower, the Lenders, the Issuing Bank and the Agent agree to the following terms.

1.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

1.1      Definitions

          As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

          "ABR Advances": collectively, the Revolving Credit Loans (or any portions thereof), and/or the Term Loans (or any portion thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

          "Account(s)":  with  respect  to any  Person:  (a) all  "accounts"  as defined in the Uniform Commercial Code of the State of New York and, in addition, all of the accounts, contract rights (including its rights as an unpaid vendor, or lienor, including stoppage in transit, replevin and reclamation), instruments, documents, chattel paper, notes and drafts of such Person, whether secured or unsecured, and whether or not specifically assigned to the Agent or any Lender hereunder, and including any right to payment which has been earned under a contract right and all inventory returned or reclaimed from Account Debtors and all rights to payment for goods sold or leased or services rendered; and (b) all products and proceeds (whether cash proceeds or otherwise) of the foregoing, whether now owned, held, or hereafter acquired by such Person.

          "Accounts Receivable Borrowing Base": the sum of (i) 80% of Eligible Accounts from time to time outstanding, plus (ii) the lesser of (A) $3,500,000 or (B) 80% of the Eligible Foreign Accounts from time to time outstanding.

          "Accountants": KPMG Peat Marwick LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by Parent and reasonably satisfactory to the Agent.

          "Account Debtor": at any time, in addition to the definition of "account debtor" as contained in the Uniform Commercial Code of the State of New York, any Person who is obligated under or on account of an Account, or any Person who is represented by a Borrower to be so obligated.

          "Accumulated Funding Deficiency":  as defined in Section 302 of ERISA.

          "Acquisition": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, amalgamation, dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) any Capital Stock of any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any business, going concern or division or segment of any other Person, or (iii) any Property of any other Person other than in the ordinary course of business, provided, however, that no acquisition of all or substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business.

          "Adjusted Available Parent Commitment Amount": at any time, an amount equal to the Aggregate Parent Commitment Amount minus the Aggregate Parent Credit Exposure at such time.

     "Advance":  an ABR  Advance or a  Eurodollar  Advance,  as the case may be.

     "Affected Advance": as defined in Section 3.9.

     "Affected Principal Amount": in the event that (i) either Borrower shall fail for any reason to borrow a Loan in respect of which it shall have requested a Eurodollar Advance or convert an Advance to a Eurodollar Advance after it shall have notified the Agent of its intent to do so, an amount equal to the principal amount of such Eurodollar Advance; (ii) a Eurodollar Advance shall terminate for any reason prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance; and
(iii) either Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Advance so prepaid or repaid.

     "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities or other interests having ordinary voting power for the election of directors or other Managing Persons thereof, other than as a limited partner of such other Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agreement": this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Aggregate Commitment Amount": at any time, the sum at such time of the Commitment Amounts of all Lenders.

     "Aggregate Commitment Percentage": as to any Lender in respect of such Lender's Commitment and its obligation with respect to Letters of Credit, the percentage equal to the sum of such Lender's Parent Commitment Amount plus such Lender's GP Canada Credit Exposure divided by the sum of the Aggregate Parent Commitment Amount plus the Aggregate GP Canada Credit Exposure (or if the Parent Commitment does not then exist, the percentage determined as aforesaid on the last day that the Parent Commitment did exist).

     "Aggregate Credit Exposure": at any time, the sum at such time of (i) the outstanding principal balance of the Revolving Credit Loans of all Lenders, plus, (ii) the outstanding principal balance of the Term Loans of all the Lenders, plus (iii) an amount equal to the Letter of Credit Exposure of all Lenders.

     "Aggregate GP Canada Commitment Amount": at any time, the sum at such time of the GP Canada Commitment Amount of all Lenders.

     "Aggregate GP Canada Credit Exposure": at any time, the sum at such time of the outstanding principal balance of the Term Loans of all Lenders.

     "Aggregate Parent Commitment Amount": at any time, the sum at such time of the Parent Commitment Amount of all Lenders.

     "Aggregate  Parent Credit  Exposure":  at any time, the sum at such time of
(i) the outstanding principal balance of the Revolving Credit Loans of all Lenders, plus (ii) an amount equal to the Letter of Credit Exposure of all Lenders.

     "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the Fleet Rate in effect on such date.

     "Amendment Fee": as defined in Section 3.2(d).

     "Applicable Fee Percentage": subject to adjustment pursuant to Section 3.1(f) hereof, with respect to the Parent Commitment Fee and Letter of Credit Commissions, the percentage set forth below under the applicable column:

         Applicable Fee Percentage

         Parent
         Commitment                Letter of Credit Commissions
         Fee                       Standby                Trade

         .50%                      2.75%                   .25%


     "Applicable Margin": subject to adjustment pursuant to Section 3.1(f) hereof, with respect to the unpaid principal balance of Parent ABR Advances and Parent Eurodollar Advances, the percentage set forth below under the applicable column:

          Applicable Margin (Type of Advance)
          ABR                      Eurodollar

          1.25%                    2.75%

     "Approved Bank": any bank whose (or whose parent company's) unsecured non-credit supported short-term commercial paper rating from (i) Standard & Poor's is at least A-1 or the equivalent thereof or (ii) Moody's is at least P-1 or the equivalent thereof.

     "Assignment": as defined in Section 11.7(c).

     "Assignment  and  Acceptance  Agreement":   an  assignment  and  acceptance
agreement executed by an assignor and an assignee, substantially in the form of Exhibit G to the Original Agreement.

     "Authorized Signatory": as to (i) any Person which is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other officer thereof acceptable to the Agent and (ii) any Person which is not a corporation, the general partner or other Managing Person thereof acceptable to the Agent.

     "Available Parent Commitment Amount": at any time, an amount equal to (i) the lesser of (x) the Aggregate Parent Commitment Amount and (y) the Borrowing Base, minus (ii) the Aggregate Parent Credit Exposure at such time.

     "Beginning Net Worth Amount": 95% of Parent's Consolidated Net Worth as at June 30, 2000.

     "Benefited   GP  Canada   Lender":   as  defined   in   Section   11.11(b).

     "Benefited    Parent   Lender":    as   defined   in   Section    11.11(a).

     "Borrower Security Agreement": collectively (i) one Amended and Restated Borrower Security Agreement, by and between the Parent and the Agent substantially in the form of Exhibit H-1, as amended, supplemented or otherwise modified from time to time, (ii) the Borrower Security Agreement by and between GP Canada and the Agent dated as of June 15, 1998, as amended, supplemented or otherwise modified from time to time and (iii) one movable hypothec (the "Hypothec") by and between GP Canada and the Agent in the form of Exhibit H-2, as amended, supplemented or otherwise modified from time to time.

     "Borrowing Base": (i) Accounts Receivable Borrowing Base; plus (ii) the Marketable Securities Borrowing Base; plus (iii) the Overadvance Amount (as reduced from time to time).

     "Borrowing Base Account(s)": those accounts receivable arising out of the sale or lease of goods or the rendition of services by Parent, Physics, MXL or GP (UK) and with respect to each such Person: (a) all "accounts" as defined in the Uniform Commercial Code of the State of New York and, in addition, all of the accounts, contract rights (including its rights as an unpaid vendor, or lienor, including stoppage in transit, replevin and reclamation), instruments, documents, chattel paper, notes and drafts of such Person, whether secured or unsecured, and whether or not specifically assigned to the Agent or any Lender hereunder, and including any right to payment which has been earned under a contract right and all inventory returned or reclaimed from Account Debtors and all rights to payment for goods sold or leased or services rendered; and (b) all products and proceeds (whether cash proceeds or otherwise) of the foregoing, whether now owned, held, or hereafter acquired by such Person.

     "Borrowing Base Certificate": a certificate in the form of Exhibit M hereto.

     "Borrowing Date": (i) as to the Parent Facility,  any Business Day on which
(a) the Lenders make Revolving Credit Loans to the Parent or (b) the Issuing Bank issues a Letter of Credit for the account of the Parent and (ii) as to the GP Canada Facility, the GP Canada Borrowing Date.

     "Borrowing Request": a request for Revolving Credit Loans and/or Term Loans in the form of Exhibit C-1.

     "Business Day": for all purposes other than as set forth in clause (ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City or Toronto, Canada are authorized or required by law or other governmental action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a Business Day described in clause (i) above and which is also a day on which eurodollar funding between banks may be carried on in London, England.

     "Capital Expenditures": with respect to any Person for any period, the aggregate of all expenditures incurred by such Person during such period which, in accordance with GAAP, are required to be included in "Additions to Property, Plant or Equipment" or similar items reflected on the balance sheet of such Person, provided, however, that "Capital Expenditures" shall not include (i) operating leases, or (ii) expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed or damaged assets, equipment or other property within six months of the receipt of such proceeds.

     "Capital Lease Obligations": with respect to any Person, obligations of such Person with respect to leases which are required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capital Stock": as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

     "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in full support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender or (y) any Approved Bank, in any such case with maturities of not more than twelve months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with an unsecured non-credit supported short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's or at least P-1 or the equivalent by Moody's, or guaranteed by any industrial or financial company with a long term unsecured non-credit supported senior debt rating of at least A or A- 2, or the equivalent, by Standard & Poor's or Moody's, as the case may be, and in each case maturing within twelve months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

     "Change in Management": Should any two of Scott N. Greenberg, Jerome I. Feldman or John C. McAuliffe cease (whether due to retirement, disability, death or otherwise) to hold the office, serve in the capacity or exercise the managerial policy-making responsibilities which on the date hereof he/she now holds, serves in or exercises with or on behalf of the applicable Borrower and/or Subsidiary Guarantor in which he/she now holds, serves or exercises and a replacement therefor reasonably satisfactory to the Agent has not been elected and assumed such responsibilities within 120 days of such cessation.

     "Closing Date": August 31, 2000.

     "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "Collateral": the Property in which a security interest is granted under the Borrower Security Agreement and/or under the Subsidiary Guaranty and Security Agreement and/or under each of the Mortgages.

     "Collateral Documents": (i) upon the execution and delivery thereof, each Borrower Security Agreement, the Subsidiary Guaranty and Security Agreement and each of the Mortgages, as each may be amended, supplemented or otherwise modified from time to time, (ii) the Intercompany Demand Loan Documents and
(iii) all documents executed or delivered in connection with any of the foregoing.

     "Commitment": the Parent Commitment in the case of the Parent Facility and the GP Canada Commitment in the case of the GP Canada Facility.

     "Commitment Amounts": the Parent Commitment Amounts in the case of the Parent Facility and the GP Canada Commitment Amounts in the case of the GP Canada Facility.

     "Commitment Percentage": as to the Parent Facility, the Parent Commitment Percentage and as to the GP Canada Facility, the GP Canada Commitment Percentage.

     "Compensatory Interest Payment": as defined in Section 3.1(c).

     "Compliance Certificate": a certificate substantially in the form of Exhibit E.

     "Confidential Information": as described in Section 11.21.

     "Consolidated": the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Consolidated Debt Service": for any period, the sum of (i) Consolidated Interest Expense for such period and (ii) all scheduled payments of principal on Consolidated Funded Debt during such period.

     "Consolidated EBITDA": for any period shall be calculated prior to any IT Adjustment (but solely up to the maximum $36,000,000 provided in the definition of IT Adjustment, it being expressly agreed that all amounts in excess of such $36,000,000 (whether cash and/or non-cash) shall be included in the calculation of Consolidated EBITDA) and shall mean net income (or net loss) of the Parent and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP for such period plus (i) the sum of, without duplication, (a) Consolidated
Interest Expense, (b) provision for income taxes of the Parent and its Subsidiaries, (c) depreciation, amortization and other non-cash charges (including charges in connection with the GP Strategies Corporation Millennium Cell, LLC Option Plan) of the Parent and its Subsidiaries, (d) extraordinary losses from sales, exchanges and other dispositions of Property not in the ordinary course of business, each to the extent utilized in determining such net income for such period; minus (ii) the sum of, without duplication, each of the following with respect to the Parent and its Subsidiaries, to the extent utilized in determining such net income (or net loss): (a) extraordinary gains from sales, exchanges and other dispositions of Property not in the ordinary course of business (other than cash gains on sales of publicly traded Capital Stock; provided, that, with respect to such cash gains of publicly traded Capital Stock and the calculation of Consolidated EBITDA for any fiscal quarter in any calendar year, the amount of cash gains from the sale of publicly traded Capital Stock that may be included in the calculation of Consolidated EBITDA shall not exceed an amount that, when added to the amount of cash gains from the sale of publicly traded Capital Stock for all other fiscal quarters in such calendar year (even if prior to the Closing Date), exceeds $3,000,000), (b) interest income, (c) investment income (other than investment income in an amount not in excess of $100,000 on account of a promissory note made by Five Star to the order of Parent) and (d) other non-recurring items.

     "Consolidated Interest Expense": for any period, interest expense of the Parent and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.

     "Consolidated  Fixed  Charges":   for  any  period,  the  sum  of,  without
duplication, (i) Consolidated Debt Service for such period and (ii) income taxes paid during such period by the Parent and its Subsidiaries.

     "Consolidated Funded Debt": at any date of determination, the aggregate funded indebtedness (as determined in accordance with GAAP) and Capital Lease Obligations of the Parent and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, on such date.

     "Consolidated Net Worth": at any date of determination, the sum of all amounts which would be included under "Shareholders' Equity" or any analogous entry on a Consolidated balance sheet of the Parent determined in accordance with GAAP as of such date.

     "Consolidated Tangible Net Worth": Consolidated Net Worth minus, without duplication, deferred charges (excluding deferred assets in connection with the GP Strategies Corporation Millennium Cell, LLC Option Plan), intangibles and treasury stock, all determined in accordance with GAAP and at any time the IT Adjustment is less than $36,000,000, minus the difference between $36,000,000 and the aggregate amount of the IT Adjustments occurring prior to the time of calculation.

     "Consolidating": Parent and its Subsidiaries each taken separately.

     "Contingent Obligation": as to any Person ( a "secondary obligor"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (a "primary obligation") of any other Person (a "primary obligor") in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (A) for the purchase or payment of any primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (d) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (e) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of a primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

     "Control Person": as defined in Section 3.6.

     "Conversion Date": the date on which: (i) a Eurodollar Advance is converted to an ABR Advance, (ii) an ABR Advance is converted to a Eurodollar Advance or
(iii) a Eurodollar Advance is converted to a new Eurodollar Advance.

     "Covered Event": (i) any Disposition by any Credit Party and (ii) any and all issuance(s) and/or equity offering(s) of Capital Stock by any Credit Party.

     "Credit Exposure": with respect to any Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender's Revolving Credit Loans, plus, (ii) the outstanding principal balance of such Lender's Term Loans, plus (iii) an amount equal to such Lender's Letter of Credit Exposure.

     "Credit Party": each Borrower, the Parent Guarantor, and each Subsidiary Guarantor.

     "Default": any event or condition which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, constitute an Event of Default.

     "Defaulting Lender": as defined in Section 2.12.

     "Disposition": the MXL Sale/Leaseback and in addition thereto, with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (i) the Capital Stock of any other Person, including without limitation with respect to either Borrower or any Subsidiary Guarantor, the Capital Stock of any direct or indirect Subsidiary, (ii) any business, going concern or division or segment thereof, (iii) any other Property of such Person other than in the ordinary course of business (other than inventory, except to the extent subject to a bulk sale), provided, however, that no such sale, assignment, transfer or other disposition of Property shall be deemed to be in the ordinary course of business if the fair market value thereof is in excess of $2,000,000, or (iv) the sale, assignment, transfer or disposition of all or substantially all of the Property of (a) such Person, or (b) any Operating Entity.

     "Disposition Proposal": with respect to each Disposition proposed to be consummated by GP Canada, a written certificate signed by an Authorized Signatory of GP Canada, in form and substance satisfactory to the Agent and the Required Lenders, that (i) identifies the Property to be sold or otherwise disposed of, (ii) identifies the identity of the proposed purchaser of such Property, (iii) identifies the total consideration to be paid in respect of such Disposition, together with estimates of items to be deducted therefrom in arriving at the Net Cash Proceeds, (iv) contains a detailed itemization as to the proposed use of the Net Cash Proceeds expected to be derived from such Disposition and (v) states (x) that immediately before or after giving effect to such Disposition, no Default or Event of Default shall exist and (y) that the consideration received or to be received by GP Canada for such Property has been determined by the Managing Person of GP Canada to be not less than the fair market value of such Property.

     "Dollars" and "$": lawful currency of the United States.

     "Domestic Subsidiary": a Subsidiary of the Parent organized under the laws of the United States or a state thereof.

     "Effective  Date":  the date on which all  conditions  in  Section 5 and in
Section 6 have been satisfied.

     "Eligible Accounts":  Borrowing Base Accounts payable to other than GP (UK)
(i) which are General Eligible Accounts, (ii) which are owed by account debtors located within the United States of America and (iii) which are due and payable within 90 days from the original date of invoice, except with respect to Government Assigned Receivables which shall be due and payable within 120 days from the original date of invoice.

     "Eligible Foreign Accounts": Borrowing Base Accounts payable to GP (UK) (i) which are owed by account debtors located within Great Britain, (ii) which are General Eligible Accounts and (iii) which are due and payable within 90 days from the original date of invoice.

     "Eligible Securities Collateral": The following types of marketable securities that are subject to a first priority perfected security interest in favor of the Agent for the ratable benefit of the Lenders and for which there can be obtained a publicly quoted fair market value: U.S. Treasury Obligations; Municipal Bonds; stocks and bonds listed on the New York Stock Exchange; stocks and bonds listed on NASDAQ; and over the counter listed stocks and bonds; provided, however, that (a) no bond shall come within this definition of "Eligible Securities Collateral" unless it is of investment grade; which shall mean such bond has a BBB or better rating from Standard and Poor's Corporation or a BAA or better rating from Moody's Investment Services, Inc.; and (b) no stock shall come within this definition of "Eligible Securities Collateral" (i) unless it is publicly traded and has a publicly reported fair market value and may be freely traded by the owner thereof (provided that, shares in Millennium Cell, Inc. shall be deemed Eligible Securities Collateral with a Loan Value of 25% until the date the Lock-up Agreement expires and they become freely tradable by the owner thereof); (ii) if it is stock of a financial institution or stock of a securities firm (the determination of whether the applicable stock is stock of a financial institution or a securities firm shall be in the sole discretion of the Agent) and (iii) if all or any part of a Loan was made for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

     "Employee  Benefit  Plan":  an employee  benefit plan within the meaning of
Section 3(3) of ERISA maintained, sponsored or contributed to by any Borrower, any of its Subsidiaries or any ERISA Affiliate.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

     "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person which is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Parent or any of its Subsidiaries is a member.

     "Eurodollar Advances": collectively, the Revolving Credit Loans (or any portions thereof), and/or the Term Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

     "Eurodollar Rate": with respect to each Eurodollar Advance for each Interest Period thereof, a rate of interest per annum, as determined by the Agent, obtained by dividing the rate computed by paragraph (a) by the amount computed under paragraph (b) (and then rounding to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%):

     (a) the rate, as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to such Interest Period for such Eurodollar Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such Eurodollar Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) Business Days prior to the beginning of such Interest Period; and

     If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Interest Period for such Eurodollar Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such Eurodollar Advance as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Eurodollar Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such Eurodollar Advance . In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar Rate pursuant to a Eurodollar Advance cannot be determined.

     (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which Fleet and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve System), without benefit of credit for proration, exceptions or offsets which may be available from time to time to Fleet.

     The Agent shall use its best efforts to advise the applicable Borrower of the Eurodollar Rate as soon as practicable after each change in the Eurodollar Rate; provided however, that the failure of the Agent to so advise the Borrowers on any one or more occasions shall not result in any liability of the Agent or affect the rights of the Lenders or the Agent or the obligations of the Borrowers under this Agreement or any other Loan Document.

     "Event of Default": as defined in Section 9.1.

     "Existing Bank Debt": collectively, the Indebtedness of Parent and certain Subsidiary Guarantors under that certain Credit Agreement dated March 26, 1997 by and among Parent, certain of the Subsidiary Guarantors and Fleet Bank, National Association as Administrative and Collateral Agent and the documents, instruments and agreements executed pursuant thereto or in connection therewith, including all outstanding principal, unpaid and accrued interest, unpaid and accrued fees and other unpaid sums thereunder.

     "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on such preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by Fleet as determined by Fleet and reported to the Agent.

     "Fees": as defined in Section 2.10.

     "Financial Officer": as to any Person, the chief financial officer of such Person or such other officer as shall be satisfactory to the Agent.

     "Financial Statements": as defined in Section 4.13.

     "Five Star": Five Star Group, Inc.

     "Fixed Charge Coverage Ratio": with respect to any fiscal quarter, the ratio of (a) Consolidated EBITDA for the applicable fiscal quarter to (b) the sum of Consolidated Fixed Charges for such fiscal quarter plus Capital Expenditures for such fiscal quarter.

     "Fleet": Fleet Bank, National Association.

     "Fleet Rate": the variable per annum rate of interest so designated from time to time by Fleet as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such designated rate. The Fleet Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

     "Foreign Subsidiaries": General Physics Corporation (UK) Limited and any other Subsidiary, other than a Domestic Subsidiary or GP Canada, which becomes a Material Subsidiary.

     "Funded Current Liability Percentage": as defined in Section 401(a)(29) of the Code.

     "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

     "General Eligible Accounts": Borrowing Base Accounts that have been validly assigned to the Agent and in which the Agent, for the ratable benefit of the Lenders, has a first priority perfected security interest and otherwise comply with all of the terms, conditions, warranties and representations made to Agent and the Lenders, but General Eligible Accounts shall not include the following:
(a) Accounts with respect to which the account debtor is an officer, director, employee, or agent of Parent or an affiliate of Parent; (b) Accounts with respect to which the sale is on an installment sale, lease or other extended payment basis; (c) all Accounts owing by any account debtor if fifty percent (50%) or more of the Accounts due from such account debtor are deemed not to be General Eligible Accounts hereunder; (d) Accounts with respect to which the account debtor is a subsidiary of, affiliate of, or has common officers or directors with Parent; (e) Accounts with respect to which the Agent does not for any reason (other than Agent's failure to perfect) have a perfected first priority Lien; (f) Accounts with respect to which Parent is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Parent, to the extent of Parent's existing or potential liability to such account debtor; (g) Accounts with respect to which the account debtor has disputed any liability, or the account debtor has made any claim with respect to any other Account due to Parent, or the Account is otherwise subject to any right of setoff, deduction, breach of warranty or other defense, dispute or counterclaim by the account debtor; (h) that portion of the Accounts owed by any single Account Debtor which exceeds twenty five percent (25%) of all of the Accounts; (i) that portion of any Accounts representing late fees, service charges or interest, but only to the extent of such portion; (j) Accounts of an account debtor where the account debtor is located in Minnesota or New Jersey unless the payee with respect to such account (1) with respect to such state, has received a Certificate of Authority to do business and is in good standing in such state, or (2) has filed a Notice of Business Activities Report with the applicable state authority in such state, as applicable, for the then current year; (k) Accounts owed by any account debtor which is insolvent or is the subject of an insolvency proceeding; (l) that portion or any Accounts represented by contract rights, documents, instruments, chattel paper or general intangibles; (m) any and all Accounts of an account debtor whose creditworthiness is not satisfactory to the Agent in its sole credit judgment based on information available to the Agent; (n) Accounts that have been billed but are not yet earned and (o) Accounts with respect to which the Account Debtor is a federal governmental authority unless such Accounts are Government Assigned Receivables. References to percentages of all Accounts are based on dollar amount of Accounts, and not number of Accounts.

     "Governmental Authority": any foreign, federal, state, provincial, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

     "Government Assigned Receivables": Borrowing Base Accounts where the Account Debtor is the United States of America or any department, agency or instrumentality of the United States and for which Parent, Physics, MXL and GP

(UK), as the case may be, has complied with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 203 et seq.).

     "GP Canada Borrowing Date": June 15, 1998.

     "GP   Canada   Cash   Collateral":   as   defined   in   Section   2.11(b).

     "GP Canada Cash Collateral Account": as defined in Section 2.11(b).

     "GP Canada Commitment": in respect of any Lender, such Lender's undertaking on the GP Canada Borrowing Date to make Term Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the GP Canada Commitment Amount of such Lender.

     "GP Canada Commitment Amount": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "GP Canada Commitment Amount" in Exhibit A hereto on such date or, in the event that such Lender is not listed in Exhibit A hereto, the "GP Canada Commitment Amount" which such Lender shall have assumed from another Lender in accordance with
Section 11.7 on or prior to such date, in each case as the same may be adjusted from time to time pursuant to Sections 2.4 and 11.7, which amounts, as of the Closing Date represent the original GP Canada Commitment Amount as of the GP Canada Borrowing Date.

     "GP Canada Commitment Percentage": as to any Lender in respect of such Lender's GP Canada Commitment, the percentage equal to such Lender's GP Canada Commitment Amount divided by the Aggregate GP Canada Commitment Amount (or, if no GP Canada Commitments then exist, the percentage equal to such Lender's GP Canada Commitment Amount on the last day upon which GP Canada Commitments did exist divided by the Aggregate GP Canada Commitment Amount on such day); provided, that, as to each Lender, such Lender's GP Canada Commitment Percentage shall at all times equal such Lender's Parent Commitment Percentage.

     "GP Canada Credit Exposure": with respect to any Lender as of any date, the sum as of such date of the outstanding principal balance of such Lender's Term Loans.

     "GP Canada Facility": the credit facility described in Section 2.2.

     "GP Canada Maturity Date": the later of July 15, 2003 and the date which is five years and one day after the GP Canada Borrowing Date, or such earlier date on which the Term Notes shall become due and payable, whether by acceleration or otherwise.

     "GP Canada Obligations": all of the Indebtedness, liabilities and obligations of GP Canada to the Lenders, the Issuing Bank and the Agent, whether now existing or hereafter arising, direct or indirect, absolute or contingent, whether or not currently contemplated, arising under the Loan Documents.

     "GP Canada Outstanding Percentage": as of any date and with respect to each Lender, a fraction the numerator of which is the GP Canada Credit Exposure of such Lender, on such date, and the denominator of which is the aggregate GP Canada Credit Exposure of all Lenders on such date.

     "GP (UK)": means General Physics Corporation (UK) Limited.

     "Highest Lawful Rate": as to any Lender or the Issuing Bank, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Note held by it or by the Issuing Bank on the Reimbursement Agreements, as the case may be, or which may be owing to such Lender or the Issuing Bank pursuant to the Loan Documents under the laws applicable to such Lender or the Issuing Bank and this transaction.

     "Hydro Med Subordinated Debt": $2,640,000 in aggregate principal amount of Indebtedness owing by Parent under its 6% Convertible Exchangeable Notes due June 30, 2003, (the "Notes") which Notes at the option of the purchasers thereof may be converted into approximately 19.99% of the fully diluted equity of Hydro Med Sciences, Inc.

     "Hypothec": as defined under Borrower Security Agreement.

     "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement,
(v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business),
(vii) Capital Lease Obligations, (viii) all obligations of such Person in respect of Capital Stock subject to mandatory redemption or redemption at the option of the holder thereof, in whole or in part, (ix) indebtedness owing under Interest Rate Protection Agreements (on a net basis with respect to all such Interest Rate Protection Agreements) and (x) all Contingent Obligations of such Person in respect of any of the foregoing; provided, that, as to MXL, Indebtedness shall not include the MXL Sale/Leaseback.

     "Indemnified Liabilities": as defined in Section 11.5.

     "Indemnified Person": as defined in Section 11.8.

     "Indemnified Tax": as defined in Section 3.10(a).

     "Indemnified Tax Person": as defined in Section 3.10(a).

     "Installment Payment Date": any date on which all or any portion of the principal amount of the Term Loans are due and payable.

     "Intercompany Demand Loan Collateral": all of the accounts receivable and inventory of each Foreign Subsidiary, now or hereafter acquired.

     "Intercompany Demand Loan Documents": the Intercompany Demand Note, the Intercompany Demand Loan Security Documents and each other document, instrument and agreement executed pursuant to or in connection with any of the foregoing, each as amended, supplemented or modified from time to time, as pledged to the Agent pursuant to the Borrower Security Agreement and/or Subsidiary Guarantee and Security Agreement.

     "Intercompany Demand Loan Security Documents": the security documents executed by each Foreign Subsidiary in favor of Parent or a Subsidiary of Parent in order to grant such Person a first Lien in the Intercompany Demand Loan Collateral.

     "Intercompany Demand Note": one or more negotiable demand promissory notes made by a Foreign Subsidiary to the order of Parent, or a Domestic Subsidiary of Parent evidencing loans by the Parent or such Domestic Subsidiary to such Foreign Subsidiary, substantially in the form of Exhibit K.

     "Intercompany Indebtedness": loans which are made by (i) any Borrower to any Subsidiary Guarantor or to any Foreign Subsidiary, (ii) GP Canada to Parent or (iii) any Subsidiary Guarantor to any other Subsidiary Guarantor.

     "Interest Payment Date": (i) as to any ABR Advance, the last day of each month commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance as to which the applicable Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, (iii) as to any Eurodollar Advance as to which the applicable Borrower has selected an Interest Period of six or nine months, the last day of each three month interval occurring during such Interest Period and the last day of such Interest Period; and (iv) as to all Advances, the Maturity Date.

     "Interest Period": with respect to any Eurodollar Advance requested by a Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Eurodollar Advance and ending one, two, three, six or nine months thereafter, as selected by such Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion, provided, however, that (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the appropriate subsequent calendar month. Interest Periods shall be subject to the provisions of Section 3.4 and (iii) no portion of the Term Loans shall be continued as or converted into a Eurodollar Advance with an Interest Period which extends beyond an Installment Payment Date if, after giving effect to the continuation or conversion of such Eurodollar Advance, the amount payable on any Installment Payment Date would exceed the sum of (i) the aggregate principal amount of the outstanding portion of the Term Loans constituting Eurodollar Advances with Interest Periods ending prior to such Installment Payment Date and
(ii) the aggregate outstanding portion of the Term Loans constituting ABR Advances.

     "Interest Rate Protection Arrangement": any interest rate swap, cap or collar arrangement, or any currency foreign exchange transaction, or any other derivative or capital markets product customarily offered by banks or other financial institutions to their customers in order to reduce the exposure of such customers to interest rate or currency fluctuations, as the same may be amended, supplemented or otherwise modified from time to time; provided, however, in no event shall any Interest Rate Protection Arrangement be entered into for speculative purposes.

     "Investments": as defined in Section 8.5.

     "IT Adjustment": Up to a maximum of $36,000,000 on account of reserves, charges, asset write-offs, closure costs, ongoing operating losses and other costs and expenses of Parent for the fiscal quarter ending June 30, 2000 or any fiscal period thereafter with respect to its sale or closure of the IT Business.

     "IT Business": The Borrowers' open enrollment information technology training business operations in Canada and the United Kingdom.

     "Letters of Credit": as defined in Section 2.7.

     "Letter of Credit Commissions": as defined in Section 3.2(b).

     "Letter of Credit Commitment": the commitment of the Issuing Bank to issue Letters of Credit for the account of Parent having an aggregate outstanding face amount up to the Letter of Credit Commitment Amount, and the commitment of the Lenders to participate in the Letter of Credit Exposure as set forth in Section 2.8.

     "Letter of Credit Commitment Amount": Five Million and 00/100 Dollars ($5,000,000.00).

     "Letter of Credit Exposure": at any time, (i) in respect of all the Lenders, the sum at such time, without duplication, of (x) the aggregate undrawn face amount of the outstanding Letters of Credit, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit, and (z) the aggregate unpaid Reimbursement Obligations (after giving effect to any Revolving Credit Loans made on such date to pay any such Reimbursement Obligations), and (ii) in respect of any Lender, an amount equal to such Lender's Parent Commitment Percentage multiplied by the amount determined under clause (i) of this definition.

     "Letter of Credit Participation": with respect to each Lender, its obligations to the Issuing Bank hereunder.

     "Letter of Credit Request": a request in the form of Exhibit C- 2.

     "Letter of Intent": the letter, dated August 25, 2000, executed by Corporate Property Associates 14 Incorporated and the Parent and captioned "Sale and Leaseback of two Office and Light Industrial Facilities owned by MXL Industries Inc.," in the form delivered to the Agent.

     "Leverage Ratio": at any date of determination, the ratio of (i) Total Consolidated Liabilities (excluding liabilities in connection with the GP Strategies Corporation Millennium Cell, LLC Option Plan) as of such date to (ii) the sum of Consolidated Tangible Net Worth and Subordinated Debt, each as of such date.

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

     "Life Insurance Policies": two life insurance policies on the life of Jerry Feldman in the aggregate face amount of $4,000,000.

     "Life Insurance Proceeds": the aggregate cash surrender value of the Life Insurance Policies.

     "Loan Documents": collectively, this Agreement, the Revolving Credit Notes, the Term Notes, the Subordination Agreement, each Reimbursement Agreement, the Parent Guaranty, the Interest Rate Protection Arrangements (to the extent such

Interest Rate Protection Arrangements are entered into by a Rate Protection Lender), the Collateral Documents and all other agreements, instruments and documents executed or delivered in connection herewith, in each case as amended, supplemented or otherwise modified from time to time.

     "Loans": the Revolving Credit Loans and the Term Loans.

     "Loan Value": shall apply to only Eligible Securities Collateral, shall be determined based on the publicly quoted fair market value of Eligible Securities Collateral at the time of calculation of each Borrowing Base and shall mean the percentages indicated below for the type of Eligible Securities Collateral based on such publicly quoted fair market value:

                   Type Of Security                                  Loan Value

  Cash and Cash Equivalents                                              100%
  U.S. Treasury Obligations with maturities of less than 1 year          95%
  U.S. Treasury Obligations with maturities of 1 year or more            90%
  Municipal Bonds                                                        80%
  A1/P1 Commercial Paper                                                 80%
  Bonds listed on the New York Stock Exchange                            70%
  Bonds listed on the American Stock Exchange                            70%
  Publicly Traded Stocks                                                 50%
  Millennium Cell, Inc. (prior to expiration of Lock-up Agreement)       25%

     "Lock-up Agreement": the Lock-up Agreement dated August 9, 2000 relating to the common stock of Millennium Cell, Inc. owned by the Parent addressed to Morgan Keegan & Company, Inc. and executed by the Parent.

     "Managing Person": with respect to any Person that is (i) a corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner,
(iv) a general partnership or a limited liability partnership, its managing partner or executive committee or (v) any other Person, the managing body thereof or other Person analogous to the foregoing.

     "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, supplemented or otherwise modified from time to time.

     "Marketable   Securities  Borrowing  Base":  The  Loan  Value  of  Eligible
Securities Collateral.

     "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business, prospects or Property of the Parent and its Subsidiaries taken as a whole, (ii) the ability of any Borrower to perform its obligations under the Loan Documents or (iii) the ability of the Agent and the Lenders to enforce the Loan Documents.

     "Material Adverse Effect": a material adverse effect, other than the IT Adjustment, on (i) the financial condition, operations, business, prospects or Property of the Parent and its Subsidiaries taken as a whole, (ii) the ability of any Borrower to perform its obligations under the Loan Documents or (iii) the ability of the Agent and the Lenders to enforce the Loan Documents.

     "Material Subsidiary": means each of the Subsidiary Guarantors and any other Subsidiary of the Parent which (i) as at the end of the most recent fiscal quarter of Parent, held 10% or more of the Consolidated assets of Parent and its Subsidiaries, or (ii) for the four most recently completed fiscal quarters of Parent accounted for more than 10% of the Consolidated EBITDA, as shown on the financial statements of Parent and its Subsidiaries, provided that for purposes of determining whether any Subsidiary acquired or organized after the date hereof is a Material Subsidiary, the financial statements of the Parent and its Subsidiaries shall be adjusted to include such Subsidiary acquired or organized after the date hereof as if such Subsidiary had been a Subsidiary at all times during such four fiscal quarters or, if shorter, during the period after it was organized.

     "Maturity Date": means either the Parent Maturity Date or the GP Canada Maturity Date, as the context requires.

     "Maximum Overadvance Amount": During the periods set forth below, the amount set forth below opposite such period:

        Period                                                   Amount

        Closing Date through August 30, 2000                 $  8,000,000
        August 31, 2000 through September 29, 2000           $  7,500,000
        September 30, 2000 through October 30, 2000          $  7,000,000
        October 31, 2000 through November 29, 2000           $  6,500,000
        November 30, 2000 through December 30, 2000          $  6,000,000
        December 31, 2000 through January 30, 2001           $  4,500,000
        January 31, 2001 through February 27, 2001           $  3,500,000
        February 28, 2001 through March 30, 2001             $  1,500,000
        March 31, 2001 and at all times thereafter                -0-


     "Minimum Excess Availability": as at the last day of each fiscal quarter of the Parent, an Available Parent Commitment Amount in an amount equal to the lesser of $3,000,000 or the Overadvance Amount (as such Overadvance Amount is reduced from time to time).

     "Minimum Net Worth Amount:" As at (i) June 30, 2000, $70,728,000, (ii) September 30, 2000, $70,000,000 and (iii) December 31, 2000 and the last day of each fiscal quarter thereafter, $71,000,000 plus, in each case, (A) 80% of the Parents' Consolidated net income (on a cumulative basis) for each fiscal quarter commencing December 31, 2000 plus, in each case, (B) 80% of the Net Cash Proceeds (on a cumulative basis) resulting from any equity issuance by Parent or any of its Subsidiaries.

     "Moody's": Moody's Investors Service, Inc., or any successor thereto.

     "Morgan Keegan Consent": the written consent, dated August 23, 2000, of Morgan Keegan & Company, Inc., acting on behalf of the Underwriters (as such term is defined in the Lock-up Agreement), to the private sale of the shares of Millennium Cell, Inc. owned by the Parent in a private sale to a Person who agrees to the restrictions set forth in the Lock-up Agreement, together with a written agreement signed by the Parent and addressed to Morgan Keegan & Company, Inc. agreeing to engage Morgan Keegan & Company, Inc. to represent the seller in connection with such sale.

     "Mortgages": a mortgage on (i) Property owned by MXL and located in Illinois and Pennsylvania (collectively the "MXL Property"), pursuant to each of which the Agent shall be granted a first priority mortgage Lien for the ratable benefit of the Lenders, to secure the guarantee of MXL under the Amended and Restated Subsidiary Guaranty and Security Agreement each of which shall be in form and substance satisfactory to the Agent and each of which may only be recorded as provided in Section 2.13, (ii) Property owned by Parent and located in Pawling, New York (the "Pawling Property"), pursuant to which the Agent shall be granted a first priority mortgage Lien for the ratable benefit of the Lenders, to secure the Parent Obligations, which Mortgage shall be in form and substance satisfactory to the Agent and (iii) Property owned by Chestnut Hill Reservoir Corp. and located in Connecticut (the "Reservoir Property"), pursuant to which the Agent shall be granted a first priority mortgage Lien for the ratable benefit of the Lenders, to secure the guarantee of Chestnut Hill Reservoir Corp. under the Amended and Restated Subsidiary Guaranty and Security Agreement, which Mortgage shall be in form and substance satisfactory to the Agent.

     "Multi-employer Plan": a Pension Plan which is a Multi-employer plan as defined in Section 4001(a)(3) of ERISA.

     "MXL": MXL Industries, Inc.

     "MXL Property": as defined under "Mortgages."

     "MXL Sale/Leaseback": any sale/leaseback transaction entered into by MXL with respect to the MXL Property.


     "Net Cash Proceeds": with respect to any Covered Event by any Credit Party, the aggregate gross sales proceeds received by such Credit Party, in cash in connection with such Covered Event minus the sum of (i) sales and other commissions and legal and other expenses incurred in connection with such Covered Event and (ii) any taxes reasonably estimated to be payable by the Credit Party in connection therewith in respect of the fiscal year of such Covered Event.

     "Notes": the Revolving Credit Notes and the Term Notes.

     "Notice of Conversion": a notice substantially in the form of Exhibit D.

     "Obligations": the Parent Obligations and the GP Canada Obligations collectively.

     "Original Agreement": as defined in the Recitals hereto.

     "Other Taxes": as defined in Section 3.10(c).

     "Operating Entity": any Person or any business or operating unit of a Person which is, or could be, operated separate and apart from (i) the other businesses and operations of such Person, or (ii) any other line of business or business segment.

     "Original Agreement": shall have the meaning set forth in the recitals hereto.

     "Organizational Documents": as to any Person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

     "Outstandings": as of any date with respect to the Parent Facility and the GP Canada Facility taken together, an amount equal to (a) with respect to any Lender, the outstanding principal balance on such date of all the Loans of such Lender plus the excess of (i) the aggregate sum of all payments by such Lender after the Effective Date in participation of the Reimbursement Obligations over
(ii) all reimbursements of such Lender after the Effective Date in respect thereof; and (b) with respect to the Issuing Bank, the excess of (i) the aggregate sum of all drafts honored under all Letters of Credit after the Effective Date, over (ii) all payments made after the Effective Date to the Issuing Bank by the Borrowers and the Lenders in reimbursement thereof or participation therein, as the case may be.

     "Outstanding Percentage": as of any date and with respect to each Lender and the Issuing Bank, as the case may be, a fraction the numerator of which is the Outstandings of such Lender or the Issuing Bank, as applicable, on such date, and the denominator of which is the aggregate Outstandings of all Lenders and the Issuing Bank on such date.

     "Overadvance Amount": the "Overadvance Amount" shall equal the amount advanced in excess of the Accounts Receivable Borrowing Base and the Marketable Securities Borrowing Base which shall in no event exceed the lesser of (i) $8,000,000 minus the aggregate Required Reduction Amounts with respect to all Asset Sales on a cumulative basis for the period from the Closing Date through the date of computation and (ii) the Maximum Overadvance Amount for the date of computation.

     "Parent Cash Collateral": as defined in Section 2.11(a).

     "Parent Cash Collateral Account": as defined in Section 2.11(a).

     "Parent Commitment": in respect of any Lender, such Lender's undertaking during the applicable Commitment Period to make Revolving Credit Loans and purchase participations in Letters of Credit, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Parent Commitment Amount of such Lender.

     "Parent Commitment Amount": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Parent Commitment Amount" in Exhibit A hereto on such date or, in the event that such Lender is not listed in Exhibit A hereto, the "Parent Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such date, in each case as the same may be adjusted from time to time pursuant to Sections 2.4 and 11.7.

     "Parent Commitment Fee": as defined in Section 3.2(a).

     "Parent Commitment Percentage": as to any Lender in respect of such Lender's Parent Commitment and its obligations with respect to Letters of Credit, the percentage equal to such Lender's Parent Commitment Amount divided by the Aggregate Parent Commitment Amount (or, if no Parent Commitments then exist, the percentage equal to such Lender's Parent Commitment Amount on the last day upon which Parent Commitments did exist divided by the Aggregate Parent Commitment Amount on such day); provided, that, with respect to each Lender, such Lender's Parent Commitment Percentage shall at all times equal such Lender's GP Canada Commitment Percentage.

     "Parent Commitment Period": means the period from the Effective Date through the Parent Commitment Termination Date.

     "Parent Commitment Termination Date": the earlier of the Business Day immediately preceding the Parent Maturity Date or such other date upon which the Commitments shall have been terminated in accordance herewith.

     "Parent Credit Exposure": with respect to any Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender's Revolving Credit Loans, plus (ii) an amount equal to such Lender's Letter of Credit Exposure.

     "Parent Facility": the credit facility described in Section 2.1.

     "Parent Guarantor": Parent, as to the GP Canada Facility.

     "Parent Guaranty": the Amended and Restated Parent Guaranty Agreement for the GP Canada Facility by and between the Parent Guarantor and the Agent, substantially in the form of Exhibit J hereto, as further amended, supplemented or otherwise modified from time to time.

     "Parent Maturity Date": June 15, 2001, or such earlier date on which the Revolving Credit Notes shall become due and payable, whether by acceleration or otherwise.

     "Parent Obligations": all of the Indebtedness, liabilities and obligations of Parent to the Lenders, the Issuing Bank and the Agent arising under the Loan Documents, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, direct or indirect, absolute or contingent, whether or not currently contemplated, as such Indebtedness, obligations and liabilities may be amended, increased, modified, renewed, refinanced by the Agent and the Lenders, refunded or extended from time to time.

     "Parent Outstandings": as of any date an amount equal to (a) with respect to any Lender, the outstanding principal balance on such date of all the Revolving Credit Loans of such Lender plus the excess of (i) the aggregate sum of all payments by such Lender after the Effective Date in participation of the Reimbursement Obligations over (ii) all reimbursements of such Lender after the Effective Date in respect thereof; and (b) with respect to the Issuing Bank, the excess of (i) the aggregate sum of all drafts honored under all Letters of Credit after the Effective Date, over (ii) all payments made after the Effective Date to the Issuing Bank by Parent and the Lenders in reimbursement thereof or participation therein, as the case may be.

     "Parent Outstanding Percentage": as of any date and with respect to each Lender and the Issuing Bank, as the case may be, a fraction the numerator of which is the Parent Outstandings of such Lender or the Issuing Bank, as applicable, on such date, and the denominator of which is the aggregate Parent Outstandings of all Lenders and the Issuing Bank on such date.

     "Pawling Property": as defined under "Mortgages."

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

     "Pension Plan": at any date of determination, any Employee Benefit Plan (including a Multi-employer Plan), the funding requirements of which (under
Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of any Borrower, any of its Subsidiaries or any ERISA Affiliate.

     "Permitted Lien": a Lien permitted to exist under Section 8.2.

     "Person": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

     "Physics": General Physics Corporation.

     "Physics Computer System": a new computer system to be implemented by Physics for the operation of its business; provided, that, the aggregate cost for hardware, software, training, installation and all other items directly or indirectly related to such computer system shall not exceed $2,000,000.

     "PPSA": Personal Property Security Act of each province of Canada that has adopted such act.

     "Prohibited Transaction": a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

     "Prompt Compliance": to the extent that as at December 31, 2000 no Default or Event of Default then exists and the Parent has maintained Minimum Excess Availability as of September 30, 2000 and December 31, 2000.

     "Property": all types of real, personal, tangible, intangible or mixed property.

     "Proposed Lender": as defined in Section 3.12.

     "Rate Protection Lenders": collectively, the Lenders and any Affiliates of the Lenders which from time to time enter or have entered into Interest Rate Protection Arrangements with Parent.

     "Regulatory Change": (i) the introduction or phasing in of any law, rule or regulation after the Relevant Date, (ii) the issuance or promulgation after the Relevant Date of any directive, guideline or request from any Governmental Authority (whether or not having the force of law), or (iii) any change after the Relevant Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any Governmental Authority charged with the administration thereof. For purposes of this definition, the term "Relevant Date" shall mean (i) in the case of each Lender listed on the signature pages hereof, the Effective Date, or (ii) in the case of each other Lender, the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender.

     "Reimbursement Agreement": as defined in Section 2.7(b).

     "Reimbursement Obligation": the obligation of Parent to reimburse the Issuing Bank for amounts drawn under a Letter of Credit.

     "Remaining Interest Period": (i) in the event that any Borrower shall fail for any reason to borrow a Revolving Credit Loan or Term Loan in respect of which it shall have requested a Eurodollar Advance or convert an Advance to a Eurodollar Advance after it shall have notified the Agent of its intent to do so, a period equal to the Interest Period that such Borrower elected in respect of such Eurodollar Advance; or (ii) in the event that a Eurodollar Advance shall terminate for any reason prior to the last day of the Interest Period applicable thereto, a period equal to the remaining portion of such Interest Period if such Interest Period had not been so terminated; or (iii) in the event that any Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Interest Period.

     "Reportable Event": with respect to any Pension Plan, (i) any event set forth in Sections 4043(c) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring any Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or (iii) any failure to make any payment required by Section 412(m) of the Code.

     "Required Lenders": Lenders whose aggregate Credit Exposure constitute at least 51% of the Aggregate Credit Exposure at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders at such time the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender and any Commitment shall mean (a) the sum of (i) the Parent Commitment Percentage of such Lender multiplied times the Aggregate Parent Commitment Amount; plus (ii) the principal balance of outstanding Term Loans at such time of such Lender; provided, that, with respect to the Parent Commitment, if Required Lenders is being determined at any time after the Parent Commitment Termination Date, "Credit Exposure" shall be determined by replacing the calculation provided for the Parent Facility above by the principal balance of outstanding Revolving Credit Loans of such Lender at such time, plus such Lender's Letter of Credit Exposure; provided, further that if there are no outstanding Revolving Credit Loans and there is no Letter of Credit Exposure at such time, then Required Lenders shall be determined in accordance with "(a)(i)" on the last day prior to the Parent Commitment Termination Date.

     "Required Reduction Amount": with respect to Covered Events that do not involve the sale of assets that were included in the Borrowing Base, 75% of the Net Cash Proceeds and with respect to Covered Events that involve the sale of assets that were included in the Borrowing Base, the amount equal to an amount that when added to the amount of the reduction in the Borrowing Base (as a result of the sold assets no longer being included in the Borrowing Base) equals 75% of the total Net Cash Proceeds (for the avoidance of doubt, the Required Reduction Amount is determined in accordance with the following formula: x + reduction in Borrowing Base = (.75)(Net Cash Proceeds)); provided, that, if same would result in a negative number the Required Reduction Amount shall be deemed zero.

     "Reservoir Property": as defined under "Mortgages.

     "Restricted Payment": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Capital Stock to the holders of such shares) and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock in such Person now or hereafter outstanding.

     "Revolving Credit Loan" and "Revolving Credit Loans": as defined in Section 2.1(a).

     "Revolving Credit Note" and "Revolving Credit Notes": as defined in Section 2.1(b).

     "SEC": the United States Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

     "Solvent": with respect to any Person on a particular date, the condition that on such date, (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such

Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability after taking into account probable payments by co-obligors.

     "Special  Counsel":  Emmet,  Marvin & Martin,  LLP,  special counsel to the
Agent.

     "Standby Letters of Credit": as defined in Section 2.7(a).

     "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor thereto.

     "Subordinated Debt": the Hydro Med Subordinated Debt and all other Indebtedness of a Credit Party which is subordinated to the Obligations on terms and conditions at least as favorable to the Banks as are contained in the Subordination Agreement or on other terms and conditions acceptable to the Agent and the Required Lenders, provided that, notwithstanding the terms of the Subordination Agreement, in order for such Indebtedness to be considered
"Subordinated Debt", the principal amount of such Indebtedness shall not be payable until at least 180 days after the later of the Parent Commitment Termination Date and the GP Canada Maturity Date, and no principal of or interest on or other amounts in respect to such Indebtedness shall be payable at any time after the occurrence and during the continuance of any Event of Default.

     "Subordination Agreement": the subordination agreements substantially in the forms of Exhibits L-1, L-2 and L-3 hereto.

     "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the Managing Person, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

     "Subsidiary Guarantor": with respect to the Parent Facility: MXL, Physics and each present and future Material Subsidiary of Parent that is a Domestic

Subsidiary; and with respect to the GP Canada Facility: MXL, Physics and each present and future Material Subsidiary.

     "Subsidiary Guaranty and Security Agreement": collectively the Amended and Restated Subsidiary Guaranty and Security Agreements for the Parent Facility and the GP Canada Facility, by and among each applicable Subsidiary Guarantor and the Agent, substantially in the Form of Exhibit I hereto, as further amended, supplemented or otherwise modified from time to time.

     "Systems": General Physics Federal Systems, Inc.

     "Taxes": as defined in Section 3.10(a).

     "Tax on the Income": as defined in Section 3.10(a).

     "Termination Event": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

     "Term Loan" and "Term Loans": as defined in Section 2.2(a).

     "Term Note" and "Term Notes": as defined in Section 2.2(b).

     "Total Consolidated Liabilities": defined and determined in accordance with GAAP.

     "Trade Letters of Credit": as defined in Section 2.7(a).

     "Type": with respect to any Loan, the character of such Loan as an ABR Advance or a Eurodollar Advance, each of which constitutes a type of loan.

     "Unfunded Pension Liabilities": with respect to any Pension Plan, at any date of determination, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

     "United States": the United States of America (including the States thereof and the District of Columbia).

     "Unqualified Amount": as defined in Section 3.1(c).

     "Unrecognized Retiree Welfare Liability": with respect to any Employee Benefit Plan that provides post retirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Post retirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in an income statement of any Borrower and its Subsidiaries, provided that prior to the date such Statement is applicable to a Borrower, such amount shall be based on an estimate made in good faith of such transition obligation.

     "Updated Borrowing Base Certificate": a Borrowing Base Certificate that (i) is updated to include a current calculation of the Marketable Securities Borrowing Base as of a date which is not more than one Business Day prior to the preparation of such Updated Borrowing Base Certificate, (ii) includes the calculation of the Accounts Receivable Borrowing Base contained in the most recent Borrowing Base Certificate furnished pursuant to the terms of this Agreement, (iii) reflects the Overadvance Amount as of a date which is not more than one Business Day prior to the preparation of such Updated Borrowing Base Certificate and (iv) contains a certification from an Authorized Signatory that such Authorized Signatory knows of no material adverse change in the Accounts Receivable Borrowing Base from that reflected in the most recent Borrowing Base Certificate furnished pursuant to the terms of this Agreement.

     "Upstream Dividends": as defined in Section 8.14.

     "U.S. Person": a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under any laws of the United States, or any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

1.2      Principles of Construction

     (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

     (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in
Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

     (d) The phrase "may not" is prohibitive and not permissive.

     (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

     (f) Unless specifically provided in a Loan Document to the contrary, any reference to a time shall refer to such time in New York.

     (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     (h) References in any Loan Document to a fiscal period shall refer to that fiscal period of Parent.

     (i) The words "include" and "including", when used in each Loan Document, shall mean that the same shall be included "without limitation", unless otherwise expressly provided therein.

2.   AMOUNT AND TERMS OF REVOLVING CREDIT LOANS AND LETTERS OF CREDIT


     2.1 Revolving Credit Loans; Revolving Credit Notes

     (a) Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make revolving credit loans (each a "Revolving Credit Loan" and, as the context may require, collectively with all other Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the "Revolving Credit Loans") to Parent from time to time during the Parent Commitment Period, provided that immediately after giving effect thereto
(i) such Lender's Parent Credit Exposure would not exceed such Lender's Parent Commitment Amount, and (ii) the Aggregate Parent Credit Exposure would not exceed the lesser of the Borrowing Base and the Aggregate Parent Commitment Amount. During the Parent Commitment Period, Parent may borrow, prepay in whole or in part and reborrow under the Parent Commitment, all in accordance with the terms and conditions of this Agreement. Subject to the provisions of Sections
2.3 and 3.3, at the option of Parent, Revolving Credit Loans may be made as one or more (i) ABR Advances, (ii) Eurodollar Advances or (iii) any combination thereof.

     (b) The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of Parent, each of which shall amend and restate in its entirety the Revolving Credit Note payable to such Lender and provided in connection with the Original Agreement and each of which shall be substantially in the form of Exhibit B-1 hereto, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "Revolving Credit Note" and, collectively with the Revolving Credit Notes of all other Lenders, the "Revolving Credit Notes"), payable to the order of such Lender, dated the Closing Date, and in the stated principal amount equal to such Lender's Parent Commitment Amount. The outstanding principal balance of the Revolving Credit Loans shall be due and payable on the Parent Maturity Date.

2.2  Term Loans; Term Notes

     (a) Pursuant to the Original Agreement, each Lender severally (and not jointly) made a term loan (each a "Term Loan" and, as the context may require, collectively with all other Term Loans of all other Lenders, the "Term Loans") to GP Canada and such Term Loans shall continue to be subject to all the terms and conditions of this Agreement. Subject to the provisions of Sections 2.3 and 3.3, at the option of GP Canada, Term Loans may be made as one or more (i) ABR Advances, (ii) Eurodollar Advances or (iii) any combination thereof. As of August 1, 2000, the Term Loans had an aggregate outstanding principal balance of $13,500,000.00.

     (b) The Term Loans made by each Lender shall be evidenced by promissory notes of GP Canada, which shall amend and restate in their entirety the Term
Note payable to such Lender and provided in connection with the Original Agreement and each of which shall be substantially in the form of Exhibit B-2 hereto with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "Term Note" and, collectively with the Term Notes of all other Lenders, the "Term Notes"), payable to the order of such Lender, dated the Closing Date, and in the stated principal amount equal to the unpaid principal amount of such Lender's GP Canada Commitment Amount as of the Closing Date. Subject to Section 2.2(c), the aggregate outstanding principal balance of the Term Loans are payable in twelve
(12) quarterly principal payments, the first eleven (11) of which shall be in the amount of One Hundred Eighty Seven Thousand Five Hundred and 00/100 Dollars ($187,500.00) each, payable on the first day of each April, July, October and January, commencing October 1, 2000, and the 12th and final installment due on the GP Canada Maturity Date shall be in an amount equal to the then outstanding principal balance and all accrued and unpaid interest.

     (c) Notwithstanding anything contained in this Agreement, except for sums due and owing upon an Event of Default, neither GP Canada nor the Parent shall be required (individually or together) to repay or otherwise reduce more than 25% of the original aggregate principal amount of any Term Loan pursuant to this

Agreement prior to the GP Canada Maturity Date (including amounts repaid prior to the Closing Date and amounts required to be repaid under Section 2.2(b)), and the maximum amount to be applied to the repayment of any Term Loan shall be 25% of the original aggregate principal amount of such Term Loan less the aggregate principal amount of such Term Loan otherwise repaid pursuant to this Agreement (for purposes of this Section 2.2(c), with respect to any Lender's Term Loan, "original aggregate principal amount of such Term Loan" shall mean such Lender's original GP Canada Commitment Amount); provided, however, that (i) the foregoing shall not limit or in any manner restrict the rights of the Agent and the Lenders to demand payment in full of the Term Loans prior to the GP Canada Maturity Date upon an Event of Default under this Agreement, (ii) in addition to the maximum amount required to be paid by GP Canada pursuant to the foregoing provisions, GP Canada may, at its option, make voluntary prepayments in accordance with Section 2.5 of this Agreement, and (iii) GP Canada shall be required, on the GP Canada Maturity Date, to pay all amounts that were not applied to repay the Term Loans pursuant to the provisions of this subsection 2.2(c) together with the aggregate then unpaid principal balance and all accrued and unpaid interest and other sums then due and owing to the Lenders.

2.3  Procedure for Borrowing

     (a) Parent may borrow under the applicable Parent Commitment on any Business Day during the applicable Commitment Period provided Parent shall notify the Agent by the delivery of a Borrowing Request signed by Parent. The Borrowing Request shall be sent by telecopy and shall be irrevocable (confirmed promptly, and in any event within five Business Days, by the delivery to the Agent of a Borrowing Request manually signed by such Borrower) no later than:
11:00 a.m., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances, or either 11:00 a.m., one Business Day prior to the requested Borrowing Date, or 10:00 a.m. on the requested Borrowing Date in the case of ABR Advances, specifying (A) the aggregate principal amount to be borrowed under the applicable Commitment, (B) the requested Borrowing Date, (C) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof, (D) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Interest Period for each such Eurodollar Advance and (E) if all or any part of the applicable Revolving Credit Loan will directly or indirectly be used by, or be for the benefit of, any Subsidiary Guarantor, the name of such Subsidiary Guarantor. With respect to any one Borrower, each (i) Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be converted to a Eurodollar Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $500,000 or such amount plus a whole multiple of $100,000 in excess thereof, and (ii) each ABR Advance made on each Borrowing Date shall equal no less than $500,000 or such amount plus a whole multiple of $100,000 in excess thereof or, if less, the Available Parent Commitment Amount in the case of the Parent Facility.

     (b) Upon receipt of each Borrowing Request, the Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make available to the Agent for the account of the applicable Borrower at the office of the Agent set forth in Section 11.2 not later than 12:00 noon on the relevant Borrowing Date requested by such Borrower, in funds immediately available to the Agent at such office, the amount of its Parent Commitment Percentage of the requested Revolving Credit Loans. The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available on such date to the applicable Borrower by the Agent at the office of the Agent specified in Section 11.2 by crediting an account of such Borrower on the books of such office with the aggregate of said amounts received by the Agent.

     (c) Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by telecopy or other writing) that such Lender will not make available to the Agent such Lender's applicable Commitment Percentage of the applicable Loans requested by the applicable Borrower, the Agent may assume that such Lender has made such share available to the Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the requested Loans from the Agent, and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its applicable Commitment Percentage of such Loans available to the Agent, such Lender and the applicable Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the applicable Borrower to the date such amount is paid to the Agent, at a rate per annum equal to, in the case of such Borrower, the applicable interest rate set forth in Section 3.1 for ABR Advances, and, in the case of such Lender, at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment until the date such payment is received by the Agent and the Federal Funds Rate plus 2% thereafter. Such payment by such Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Loan and/or Term Loan, as the case may be as part of the Revolving Credit Loans and/or Term Loans, as the case may be, for purposes of this Agreement, which such Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

     (d) If a Lender makes a new Revolving Credit Loan to Parent on a Borrowing Date on which Parent is to repay a Revolving Credit Loan from such Lender, such Lender shall apply the proceeds of such new Revolving Credit Loan to make such repayment, and only the excess of the proceeds of such new Revolving Credit Loan over the Revolving Credit Loan being repaid need be made available to the Agent.

2.4  Termination or Reduction of Parent Commitments and GP Canada Credit
Exposure

     (a) Voluntary Reductions. The Parent shall have the right, upon at least three Business Days' prior written notice to the Agent, (i) at any time when the Aggregate Parent Credit Exposure shall be zero or at any time the Parent elects to pay or to prepay the Revolving Credit Loans in their entirety, to terminate the Parent Commitments of all of the Lenders, and (ii) at any time and from time to time when the Aggregate Parent Commitment Amount shall exceed the Aggregate Parent Credit Exposure, to permanently reduce the Aggregate Parent Commitment Amount by a sum not greater than the amount of such excess, provided, however, that each such partial reduction shall be in the amount of $1,000,000 or such amount plus a whole multiple of $500,000 in excess thereof.

     (b) Mandatory Reductions Relating to Insurance. Subject to Section 2.2(c), the Aggregate Parent Commitment Amount and the Aggregate GP Canada Credit Exposure, as the case may be, shall be permanently reduced by the amounts, at the times and to the extent required by Section 7.5(b).

     (c) Intentionally Omitted.

     (d) Intentionally Omitted.

     (e) In General. Each reduction of the Aggregate Parent Commitment Amount and/or Aggregate GP Canada Credit Exposure, as the case may be, shall be made by
(i) in the  case  of the  Parent  Facility  reducing  each  Lender's  applicable
Commitment Amount by an amount equal to such Lender's applicable Commitment Percentage of such reduction and (ii) in the case of the GP Canada Facility, subject to Section 2.2(c), reducing each Lender's outstanding Term Loan by an amount equal to such Lender's Commitment Percentage of such reduction. Simultaneously with each reduction of the Aggregate Parent Commitment Amount under this Section, Parent shall pay the Parent Commitment Fee accrued on the amount by which the Aggregate Parent Commitment Amount has been reduced.

2.5  Prepayments of Loans; Overadvance Reductions; Additional Collateral

     (a) Voluntary Prepayments. A Borrower may, at its option, prepay its Loans without premium or penalty (but subject to Section 3.5), in full at any time or in part from time to time by notifying the Agent in writing at least one
Business Day prior to the proposed prepayment date, in the case of Loans consisting of ABR Advances and at least three Business Days prior to the proposed prepayment date, in the case of Loans consisting of Eurodollar Advances, specifying whether the Loans to be prepaid consist of ABR Advances,

Eurodollar Advances, or a combination thereof, the Loan to be prepaid, the amount to be prepaid and the date of prepayment. Each such notice shall be irrevocable and the amount specified in each such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Each partial prepayment of Loans pursuant to this subsection shall be in an aggregate principal amount of $500,000 or such amount plus a whole multiple of $100,000 in excess thereof, or, if less, the outstanding principal balance of the Revolving Credit Loans or Term Loans, as the case may be. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) to such Borrower on the same date and which had the same Interest Period, the outstanding principal balance of such Eurodollar Advances shall exceed (subject to Section 3.3) $500,000 or such amount plus a whole multiple of $100,000 in excess thereof.

     (b) Mandatory Prepayments of Revolving Credit Loans Relating to Termination of the Commitments and Reductions of the Aggregate Commitment Amount. Upon the termination of the Parent Commitments of all of the Lenders, Parent shall prepay the outstanding principal balance of all Revolving Credit Loans and deposit into the Parent Cash Collateral Account an amount which would cause the balance on deposit in the Parent Cash Collateral Account to equal or exceed an amount equal to the Letter of Credit Exposure of all Lenders. Upon each reduction of the Aggregate Parent Commitment Amount, if the Aggregate Parent Credit Exposure would exceed the Aggregate Parent Commitment Amount as so reduced, Parent shall (unless the Aggregate Parent Credit Exposure would not exceed the Aggregate Parent Commitment Amount as so reduced) either (A) prepay the applicable Revolving Credit Loans, or (B) make a deposit into the Parent Cash Collateral Account, or both, so that the Aggregate Parent Commitment Amount as so reduced plus the balance on deposit in the Parent Cash Collateral Account would exceed the Aggregate Parent Credit Exposure. To the extent any mandatory reduction of the Aggregate GP Canada Credit Exposure is required pursuant to Section 2.4, subject to Section 2.2(c), such reduction shall be effected pursuant to a mandatory prepayment of the Term Loans in an amount equal to the amount of such reduction.

     (c) Mandatory Borrowing Base Prepayment of Revolving Loans; Contribution to Parent Cash Collateral Account. If on any day prior to the Parent Maturity Date, the Aggregate Parent Credit Exposure shall exceed the Borrowing Base as set forth on the most recent Borrowing Base Certificate or Updated Borrowing Base Certificate, as the case may be, Parent shall, within ten (10) days of such day (but in no event later than the Parent Maturity Date), prepay the Revolving Credit Loans in an amount equal to the lesser of such excess and the outstanding principal balance of the Revolving Credit Loans, provided, however, that if after giving effect to such prepayment the aggregate principal balance of outstanding Revolving Credit Loans is zero and the Aggregate Parent Credit Exposure still exceeds the Borrowing Base, Parent shall deposit as Parent Cash Collateral (into the Parent Cash Collateral Account) an amount equal to such excess. Until such excess has been prepaid and such deposit, if required, has been made, Parent shall not be entitled to borrow additional Revolving Credit Loans or request the issuance of any Letter of Credit.

     (d) Mandatory Prepayment and Overadvance Reduction from Covered Events.


     (i) With respect to each Covered Event by any Credit Party other than GP Canada, (A) as long as the Overadvance Amount is greater than zero, the Required Reduction Amount shall within one Business Day of the consummation of such Covered Event be applied to reduce the Overadvance Amount with a corresponding reduction in the Available Parent Commitment Amount and to the extent that such reduction in the Overadvance Amount results in the Aggregate Parent Credit Exposure exceeding the Borrowing Base as set forth in an Updated Borrowing Base Certificate (which Borrowing Base shall be recalculated to give effect to the reduction in the Overadvance Amount as hereinabove provided and to give effect to the removal from the calculation of such Borrowing Base the asset that was the subject of such Covered Event to the extent such asset was included in the calculation of such Borrowing Base), mandatory prepayment of the Parent Facility shall be required as set forth in Section 2.5(c), (B) at any time the Overadvance Amount is reduced to zero, the Required Reduction Amount shall within one Business Day of the consummation of such Covered Event at the option of Parent, be (i) deposited as Parent Cash Collateral in the Parent Cash Collateral Account for all of the Parent Obligations (but in such event such Parent Cash Collateral shall be excluded from the calculation of the Borrowing
Base), or (ii) subject to the limitations set forth in Section 2.2(c), applied to reduce the outstanding balance of the Term Loans until the Term Loans shall have been paid in full, at which time all remaining Required Reduction Amounts shall be deposited as Parent Cash Collateral in the Parent Cash Collateral Account for all of the Parent Obligations (but in such event such Parent Cash Collateral shall be excluded from the calculation of the Borrowing Base), (C) such Credit Party shall, within one Business Day of the consummation of each such Covered Event, deliver to the Agent 100% of the non-cash consideration, if any, with respect to each such Covered Event to be held as additional collateral for the Obligations and (D) if at the time of such Covered Event a Default or Event of Default has occurred and is continuing, 100% of all Net Cash Proceeds for such Covered Event shall be applied as a mandatory prepayment of Revolving Credit Loans (which sums required to be prepaid pursuant to this subsection 2.5(d)(i)(D) may be reborrowed in accordance with the provisions of this Agreement at any time such Default or Event of Default is no longer continuing).

     (ii) Intentionally Omitted.

     (iii) On or before September 15, 2000 and in any event within one Business Day of the receipt of the Life Insurance Proceeds by Parent, the greater of $300,000 or 75% of the amount of such Life Insurance Proceeds shall be applied by Parent to reduce the Overadvance Amount with a corresponding reduction in the

Available Parent Commitment Amount and to the extent that such reduction in the Overadvance Amount results in the Aggregate Parent Credit Exposure exceeding the Borrowing Base as set forth in an Updated Borrowing Base Certificate (which
Borrowing Base shall be recalculated to give effect to the reduction in the Overadvance Amount as hereinabove provided), mandatory prepayment of the Parent Facility shall be required as set forth in Section 2.5(c).

     (e) In General. Simultaneously with each prepayment of a Loan, the applicable Borrower shall prepay all accrued interest on the amount prepaid through the date of prepayment and any amount required pursuant to Section 3.10 hereto. Provided no Default or Event of Default shall have occurred, the Parent may specify the Loan to which any voluntary prepayment shall be applied. Unless otherwise specified by the applicable Borrower, each prepayment of Loans shall first be applied to ABR Advances. If any prepayment or any other payment is made in respect of any Eurodollar Advance, in whole or in part, prior to the last day of the applicable Interest Period, each Borrower, as applicable, agrees to indemnify the Lenders in accordance with Section 3.5. Prepayments of the Term Loans may not be reborrowed, shall permanently reduce the amount thereof and shall be applied to the last maturing installments of such Term Loans in inverse order of their respective maturities.

2.6  Use of Proceeds

     (a) Parent agrees that the proceeds of the Revolving Credit Loans or Letters of Credit shall be used solely, directly or indirectly, to (i) pay all of the Fees of Parent due hereunder, (ii) pay the reasonable out-of-pocket fees and expenses incurred by Parent in connection with the Loan Documents and (iii) for Parent and the Subsidiary Guarantors' working capital and general corporate purposes not inconsistent with the provisions hereof. Notwithstanding anything to the contrary contained in any Loan Document, Parent agrees that no part of the proceeds of any Revolving Credit Loan or Letter of Credit will be used, directly or indirectly, for a purpose which violates any law, including the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.

     (b) GP Canada agrees that the proceeds of the Term Loans shall be used solely, directly or indirectly, to (i) finance in part the Learning Technologies Acquisition as it relates to assets located in Canada and to pay certain of the fees and expenses in connection with such Learning Technologies Acquisition,
(ii) pay all of the Fees of GP Canada due hereunder, and (iii) pay the reasonable out-of-pocket fees and expenses incurred by GP Canada in connection with the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document, GP Canada agrees that no part of the proceeds of any Term Loan will be used, directly or indirectly, for a purpose which violates any law, including the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.

2.7  Letter of Credit Sub-Facility

     (a) Subject to the terms and conditions of this Agreement, the Issuing Bank agrees, in reliance on the agreement of the other Lenders set forth in Section 2.8, to issue standby letters of credit (the "Standby Letters of Credit") or commercial (trade) letters of credit (the "Trade Letters of Credit" and, together with the Standby Letters of Credit, and the letters of credit currently outstanding (the "Existing L/C's")and issued by the Issuing Bank for the account of Parent or Physics described on Schedule 2.7 hereto, the "Letters of Credit") denominated in Dollars during the Parent Commitment Period for the account of Parent, provided that, immediately after the issuance of each Letter of Credit,
(i) the Letter of Credit Exposure of all Lenders (whether or not the conditions for drawing under any Letter of Credit have or may be satisfied) would not exceed the Letter of Credit Commitment Amount, and (ii) the Aggregate Parent Credit Exposure would not exceed the lesser of the Borrowing Base (as reflected in an Updated Borrowing Base Certificate) and the Aggregate Parent Commitment Amount. Each Standby Letter of Credit shall have an expiration date which shall be not later than the earlier of (i) 365 days after the date of issuance thereof or (ii) sixty days before the Parent Maturity Date. Each Trade Letter of Credit shall have an expiration date which shall be not later than the earlier of (i) 180 days after the date of issuance thereof (although any such Letter of Credit shall be renewable for an additional 365 day period but in no event later than the Parent Maturity Date) or (ii) sixty days before the Parent Maturity Date. No Letter of Credit shall be issued if the Agent, or any Lender by notice to the Agent no later than 1:00 p.m. one Business Day prior to the requested date of issuance of such Letter of Credit, shall have determined that any condition set forth in Sections 5 or 6 has not been satisfied.

     (b) Each Letter of Credit shall be issued for the account of Parent in support of an obligation of Parent or a Subsidiary (other than GP Canada) in favor of a beneficiary who has requested the issuance of such Letter of Credit as a condition to a transaction entered into in connection with the Parent, or Subsidiary's ordinary course of business. Parent shall give the Agent a Letter of Credit Request for the issuance of each Letter of Credit by 11:00 a.m., three Business Days prior to the requested date of issuance. No Letter of Credit Request shall be honored unless Parent shall have delivered to the Issuing Bank
(x) the Issuing Bank's standard Continuing Agreement for Letters of Credit (the "Reimbursement Agreement") and (y) with respect to each Letter of Credit Request, the Issuing Bank's standard Letter of Credit application, in each case executed by an Authorized Signatory of Parent, and each Letter of Credit Request shall also specify (i) the beneficiary of such Letter of Credit and the obligations of Parent or of a Subsidiary Guarantor in respect of which such Letter of Credit is to be issued, (ii) Parent' proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit, and (iv) the requested dates of issuance and expiration. Upon receipt of such Letter of Credit Request from Parent, the Agent shall promptly notify the Issuing Bank and each other Lender thereof. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuing Bank shall reasonably require. Each Letter of Credit shall be used solely for the purposes described therein. The Issuing Bank shall, on the proposed date of issuance and subject to the terms and conditions of the Reimbursement Agreement and to the other terms and conditions of this Agreement, issue the requested Letter of Credit.

     (c) Each payment by the Issuing Bank of a draft drawn under a Letter of Credit shall give rise to an obligation on the part of Parent to reimburse the Issuing Bank immediately for the amount thereof.

     (d) Notwithstanding anything to the contrary contained herein or in any Reimbursement Agreement, to the extent that the terms of this Agreement shall be inconsistent with the terms of such Reimbursement Agreement, the terms of this Agreement shall govern.

     (e) It is expressly agreed that as to the Existing L/C's, notwithstanding the fact that some of such L/C's may have been issued for the account of Physics and were executed in connection with the Existing Bank Debt, and notwithstanding the fact that such Existing L/C's were issued in connection with the Existing Bank Debt, for purposes of this Agreement, Parent shall be obligated for all reimbursement and other obligations in connection therewith as if such Existing L/C's were issued pursuant to this Agreement (provided, that, where Physics was the account party with respect to such Existing L/C's, Physics shall nonetheless remain obligated with Parent, on a joint and several basis, in connection therefor). To the extent the Agent or the Issuing Bank determines that the provisions of any documents executed in connection with the Existing Bank Debt would be required to effect the intent of this subparagraph 2.7(e), such documents and provisions (but only such documents and provisions) shall remain in full force and effect as long as the Agent or the Issuing Bank deems necessary to effect the provisions of this subparagraph 2.7(e).

2.8  Letter of Credit Participation and Funding Commitments

     (a) Each Lender hereby unconditionally, irrevocably and severally (and not jointly) for itself only and without any notice to or the taking of any action by such Lender, takes an undivided participating interest in the obligations of the Issuing Bank under and in connection with each Letter of Credit in an amount equal to such Lender's Parent Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to the Issuing Bank for its Parent Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Lender shall also be liable for an amount equal to the product of its Parent Commitment Percentage and any amounts paid by

Parent pursuant to Section 2.7(c) and 2.9 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by Parent or GP Canada with any of its obligations under the Loan Documents.

     (b) The Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Lender (which notice shall be promptly confirmed in writing) of the date and the amount of any draft presented under any Letter of Credit with respect to which full reimbursement of payment is not made by Parent as provided in Section 2.7(c), and forthwith upon receipt of such notice, such Lender (other than the Issuing Bank in its capacity as a Lender) shall make available to the Agent for the account of the Issuing Bank its Parent Commitment Percentage of the amount of such unreimbursed draft at the office of the Agent specified in Section 11.2, in lawful money of the United States and in immediately available funds, before 4:00 p.m., on the day such notice was given by the Agent, if the relevant notice was given by the Agent at or prior to 1:00 p.m., on such day, and before 12:00 noon, on the next Business Day, if the relevant notice was given by the Agent after 1:00 p.m., on such day. The Agent shall distribute the payments made by each such Lender (other than the Issuing Bank in its capacity as a Lender) pursuant to the immediately preceding sentence to the Issuing Bank promptly upon receipt thereof in like funds as received. Each such Lender shall indemnify and hold harmless the Agent and the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including reasonable attorneys' fees and expenses and an administration fee of not less than $100 payable to the Issuing Bank as the issuer of the relevant Letter of Credit) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Agent with such Lender's Commitment Percentage of the amount of any payment made by the Issuing Bank under a Letter of Credit in accordance with this subsection (b) (except in respect of losses, liabilities or other obligations suffered by the Issuing Bank resulting from the gross negligence or willful misconduct of the Issuing Bank). If a Lender does not make available to the Agent when due such Lender's Parent Commitment Percentage of any unreimbursed payment made by the Issuing Bank under a Letter of Credit (other than payments made by the Issuing Bank by reason of its gross negligence or willful misconduct), such Lender shall be required to pay interest to the Agent for the account of the Issuing Bank on such Lender's Parent Commitment Percentage of such payment at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment until the date such payment is received by the Agent and the Federal Funds Rate plus 2% thereafter. The Agent shall distribute such interest payments to the Issuing Bank upon receipt thereof in like funds as received.

     (c) Whenever the Agent is reimbursed by Parent, for the account of the Issuing Bank, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Parent Commitment Percentage of the amount of such payment under such Letter of Credit, the Agent (or the Issuing Bank, to the extent that the Agent has paid the same to the

Issuing Bank) will pay over such payment to such Lender (i) before 4:00 p.m. on the day such payment from Parent is received, if such payment is received at or prior to 1:00 P.M. on such day, or (ii) before 12:00 noon on the next succeeding Business Day, if such payment from Parent is received after 12:00 p.m. on such day.

2.9  Absolute Obligation With Respect to Letter of Credit Payments

     (a) The payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and (i) the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce No. 500, as adopted or amended from time to time, in the case of Trade Letters of Credit and (ii) the International Standby Practices 1998 or most recent revision thereof or successor thereto which shall be in effect from time to time, in the case of Standby Letters of Credit. The Issuing Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Issuing Bank in good faith to be genuine. The Issuing Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

     (b) Parent's obligation to reimburse the Agent for the account of the Issuing Bank in respect of a Letter of Credit for each payment under or in respect of such Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which Parent may have or have had against the beneficiary of such Letter of Credit, the Agent, the Issuing Bank, as issuer of such Letter of Credit, any Lender or any other Person, including any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, its lack of knowledge of the issuance of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit; provided, that, with respect to any Letter of Credit, the foregoing shall not relieve the Issuing Bank of any liability it may have to Parent for any actual damages sustained by Parent arising from a wrongful payment under such Letter of Credit made as a result of the Issuing Bank's gross negligence or willful misconduct.

     (c) At any time when an Event of Default exists, upon demand made by the Agent acting at the request of the Required Lenders, the Parent shall be obligated forthwith to deposit in the Parent Cash Collateral Account an amount in immediately available funds equal to the sum of (x) the aggregate undrawn face amount of the outstanding Letters of Credit, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit, and (z) the aggregate unpaid Reimbursement Obligations (after giving effect to any Revolving Credit Loans made on such date to pay any such Reimbursement Obligations).

2.10 Payments

     (a) Each payment, including each prepayment, of principal and interest on the Loans, of the Parent Commitment Fee, the Amendment Fee, the Letter of Credit Commissions and of all of the other fees to be paid to the Agent and the Lenders in connection with this Agreement (the Parent Commitment Fee, the Letter of Credit Commissions, the additional Letter of Credit fees and the Amendment Fee and the Letter of Credit fronting fees referred to in Section 3.2(b), together with all of such other fees, being sometimes hereinafter collectively referred to as the "Fees") shall be made by the applicable Borrower prior to 12:00 noon on the date such payment is due to the Agent for the account of the applicable Lenders at the Agent's office specified in Section 11.2, in each case in lawful money of the United States, in immediately available funds and without set-off or counterclaim. As between a Borrower and the Lenders, any payment by a Borrower to the Agent for the account of the Lenders shall be deemed to be payment by such Borrower to the Lenders. The failure of a Borrower to make any such payment by such time shall not constitute a Default, provided that such payment is made on such due date, but any such payment made after 12:00 noon on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. Subject to
Section 9.2(b), promptly upon receipt by the Agent of each payment, including each prepayment, pursuant to this Section, the Agent shall remit such payment in like funds as received as follows: (a) in the case of the Parent Facility, (i) in the case of the Parent Commitment Fees and the Letter of Credit Commissions, to each Lender according to its Parent Commitment Percentage, and (ii) in the case of principal and interest on the Revolving Credit Loans, to each Lender pro rata according to its Parent Outstanding Percentage of the amount of principal or interest, as the case may be, which is then due and payable to the Lenders on account of Revolving Credit Loans, (b) in the case of the GP Canada Facility, to each Lender according to its GP Canada Outstanding Percentage of the amount of principal or interest, as the case may be, which is due and payable to the Lenders on account of Term Loans.

     (b) If any payment hereunder, under the Notes or under any Reimbursement Agreement shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension, provided, however that if such next Business Day is after (i) the Parent Maturity Date in the case of payments in connection with the Parent Facility, or (ii) the GP Canada Maturity Date in the case of payments in connection with the GP Canada Facility, any such payment shall be due on the immediately preceding Business Day. However, in the case of the GP Canada Facility, if the immediately preceding Business Day is not at least five years and one day after the GP Canada Borrowing Date, the payment(s) shall be due and payable on the next Business Day which is at least five years and one day after the GP Canada Borrowing Date.

2.11 Cash Collateral Accounts

     (a) At, or at any time before, the time Parent shall be required to make a deposit into the "Parent Cash Collateral Account" defined below, the Agent shall establish and maintain at its offices at 1185 Avenue of the Americas, New York, New York in the name of the Parent but under the sole dominion and control of the Agent, a separate cash collateral account designated as "GP Strategies Corporation Cash Collateral Account" (collectively the "Parent Cash Collateral Account"). Parent may from time to time make one or more deposits into the Parent Cash Collateral Account. Parent hereby pledges to the Agent for its benefit, the benefit of the Issuing Bank and the pro rata benefit of the Lenders, a Lien on and security interest in the Parent Cash Collateral Account and all sums at any time and from time to time on deposit therein (the Parent Cash Collateral Account, together with all sums on deposit therein, being sometimes hereinafter collectively referred to as the "Parent Cash Collateral"), as first priority collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise of all the Parent Obligations. Parent agrees that at any time and from time to time at its expense, it will promptly execute and deliver to the Agent any further instruments and documents, and take any further actions, that may be necessary or that the Agent may reasonably request, in order to perfect and protect any first priority security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Parent Cash Collateral. Parent agrees that it will not (i) sell or otherwise dispose of any of the Parent Cash Collateral, or (ii) create or permit to exist any Lien upon any of the Parent Cash Collateral, except for Permitted Liens. Parent hereby authorizes the Agent, promptly after each drawing under any Letter of Credit shall become due and payable and at any time any other Parent Obligations shall be due and owing, to apply any and all cash on deposit in the Parent Cash Collateral Account towards the reimbursement of the Issuing Bank for all sums paid in respect of such drawing, and all other such Parent Obligations which shall then be due and owing.

     (b) The Agent shall establish and maintain at its offices at 1185 Avenue of the Americas, New York, New York in the name of GP Canada but under the sole dominion and control of the Agent, a separate cash collateral account designated as "General Canada Physics Ltd. Cash Collateral Account" (collectively the "GP Canada Cash Collateral Account"). GP Canada may from time to time, but shall in no event be required to, make one or more deposits into the GP Canada Cash Collateral Account. GP Canada hereby pledges to the Agent for its benefit, the benefit of the Issuing Bank and the pro rata benefit of the Lenders, a Lien on and security interest in the GP Canada Cash Collateral Account and all sums at any time and from time to time on deposit therein (the GP Canada Cash Collateral

Account, together with all sums on deposit therein, being sometimes hereinafter collectively referred to as the "GP Canada Cash Collateral"), as first priority collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise of all the GP Canada Obligations. GP Canada agrees that at any time and from time to time at its expense, it will promptly execute and deliver to the Agent any further instruments and documents, and take any further actions, that may be necessary or that the Agent may reasonably request, in order to perfect and protect any first priority security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any GP Canada Cash Collateral. GP Canada agrees that it will not (i) sell or otherwise dispose of any of the GP Canada Cash Collateral, or (ii) create or permit to exist any Lien upon any of the GP Canada Cash Collateral, except for Permitted Liens. GP Canada hereby authorizes the Agent, at any time any GP Canada Obligations shall be required to be paid, to apply any and all cash on deposit in the GP Canada Cash Collateral Account towards all such GP Canada Obligations which shall then be due and owing.

2.12 Defaulting Lender

     (a) Notwithstanding anything to the contrary herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Loan or
(y) notifies either the Agent or any Borrower that it does not intend to make available its portion of any Loan (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section
2.12 while such Lender Default remains in effect.

     (b) Loans shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages with respect to such Loans, and no Commitment Percentage of any Lender or any pro rata share of any Loans required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Loans shall be applied to reduce the applicable Loans of each Lender pro rata based on (i) with respect to the Parent Facility, the Parent Outstanding Percentage at the time of such application and
(ii) with respect to the GP Canada Facility, subject to Section 2.2(c), the GP Canada Outstanding Percentage at the time of such application; provided, that such amount shall not be applied to any Loans of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Loans then outstanding.

     (c) A Defaulting Lender shall not be entitled to give instructions to the Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the other Loan Documents. All amendments, waivers and other modifications of this Agreement and the other Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Loans outstanding.

     (d) Other than as expressly set forth in this Section 2.12, the rights and obligations of a Defaulting Lender (including, without limitation, the obligation to indemnify the Agent) and the other parties hereto shall remain unchanged. To the extent the Borrower incurs any costs directly related to a repayment under Section 2.3(c), such Defaulting Lender shall reimburse such Borrower for all such costs. Nothing in this Section 2.12 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the other Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, the Agent or any Lender may have against any Defaulting Lender as a result of any default of such Defaulting Lender hereunder.

     (e) In the event a Defaulting Lender cures to the satisfaction of the Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

2.13 Recordation of Mortgages.

     The Agent shall not record the Mortgage on the MXL Property unless the MXL Sale/Leaseback is not consummated on or before October 15, 2000 on the terms set forth in the Letter of Intent; provided, that, if the MXL Sale/Leaseback is not so consummated on or before October 15, 2000, the Agent shall promptly after such date record the Mortgage on the MXL Property and all costs and expenses thereof or incurred by the Agent in connection therewith shall be borne by Parent. The Mortgage on the Pawling Property and the Reservoir Property may be recorded on or any time after the date on which the originals thereof are furnished to the Agent and all costs and expenses thereof or incurred by the Agent in connection therewith shall be borne by Parent.

3.       INTEREST, FEES, YIELD PROTECTIONS, ETC.

3.1      Interest Rate and Payment Dates

     (a) Prior to Maturity. Except as otherwise provided in Section 3.1(b) and 3.1(c), prior to maturity, the Revolving Credit Loans and Term Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

             ADVANCES RATE

        Each Parent ABR Advance           Alternate Base Rate plus
                                          the Applicable Margin.

        Each GP Canada ABR Advance        Alternate Base Rate plus 1.25%.

        Each Parent Eurodollar            Eurodollar Rate for the
         Advance                          applicable Interest Period plus the
                                          Applicable Margin.

        Each GP Canada Eurodollar         Eurodollar Rate for the
         Advance                        applicable Interest Period plus 2.75%.

     (b) Late Charges. Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of the Revolving Credit Loans and Term Loans shall bear interest, payable on demand, at a rate per annum (whether before or after the entry of a judgment thereon) equal to 2% plus the rate which would otherwise be applicable under Section 3.1(a), and any overdue Reimbursement Obligation, interest or other amount payable under the Loan Documents shall bear interest, payable on demand, at a rate per annum (whether before or after the entry of a judgment thereon) equal to the Alternate Base Rate plus the Applicable Margin applicable to ABR Advances plus 2%.

     (c) Highest Lawful Rate. At no time shall the interest rate payable on the Loans of any Lender, together with the Fees and all other amounts payable under the Loan Documents to such Lender, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate applicable to such Lender. If with respect to any Lender for any period during the term of this Agreement, any amount paid to such Lender under the Loan Documents, to the extent the same shall (but for the provisions of this Section) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period (such amount being hereinafter referred to as an "Unqualified Amount"), then (i) subject to Section 2.2(c), such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans of such Lender, and
(ii) if in any subsequent period during the term of this Agreement, all amounts payable under the Loan Documents to such Lender in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, then the applicable Borrower shall pay to such Lender, as interest and not in repayment of principal, in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, and (y) an amount equal to the Unqualified Amount less all other Compensatory Interest Payments made in respect thereof.

     (d) Interest Act Compliance. For purpose of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to
(x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and
(z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

     (e) In General. Interest on ABR Advances and on Eurodollar Advances shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed. Except as otherwise provided in Section 3.1(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify each Borrower and the Lenders of the effective date and the amount of each such change in the Fleet Rate, but any failure to so notify shall not in any manner affect the obligation of Parent and GP Canada to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. Each Borrower acknowledges that to the extent interest payable on ABR Advances is based on the Fleet Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the Fleet Rate, the Lenders have not committed to charge, and the Borrowers have not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

     (f) Further Adjustments to Applicable Margins and Applicable Percentages.

     (i) If at the end of any fiscal quarter of Parent there is not Minimum Excess Availability, the Applicable Margin for Parent ABR Advances and Parent Eurodollar Advances and the Applicable Fee Percentage for the Parent Letter of Credit Commissions for Standby Letters of Credit shall each immediately increase, on a cumulative basis, by .25% from the rate that was theretofore in effect, provided, that, if at the end of any subsequent fiscal quarter of Parent there is Minimum Excess Availability, the Applicable Margin for Parent ABR Advances and Parent Eurodollar Advances and the Applicable Fee Percentage for Letter of Credit Commissions for Standby Letters of Credit shall each immediately decrease to those initially provided in the table under the definitions of "Applicable Fee Percentage" and "Applicable Margin", as the case may be, subject to further increase (in the manner heretofore provided) at the end of each fiscal quarter of Parent thereafter if there is not maintained Minimum Excess Availability.

     (ii) To the extent that there is Prompt Compliance, the Applicable Margin for Parent ABR Advances and Parent Eurodollar Advances and the Applicable Fee Percentage for Letter of Credit Commissions for Standby Letters of Credit shall each decrease by .25% from those initially set forth in the table under the definitions of "Applicable Fee Percentage" and "Applicable Margin", which Applicable Margins and Applicable Fee Percentage shall be maintained as long as there remains Minimum Excess Availability (when and as required); provided, that, if at any time Minimum Excess Availability is not so maintained, the Applicable Margin for Parent ABR Advances and Parent Eurodollar Advances and the Applicable Fee Percentage for Letter of Credit Commissions for Standby Letters of Credit shall each be immediately increased to .25% above those initially set forth in the table under the definitions of "Applicable Fee Percentage" and "Applicable Margin", as the case may be, subject to further increase or decrease, as the case may be, in the manner provided under Section 3.1(f)(i), at the end of each fiscal quarter of Parent thereafter as a result of adjustments due to the Minimum Excess Availability requirements set forth in subsection 3.1(f)(i).

3.2  Fees

     (a) Parent Commitment Fee. Parent agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Parent Commitment Percentage, a fee (the "Parent Commitment Fee"), during the Parent Commitment Period, at a rate per annum equal to the Applicable Fee Percentage on the average daily Adjusted Available Parent Commitment Amount. The Parent Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such day following the Effective Date, and ending on the date that the Parent Commitments shall expire or otherwise terminate. The Parent Commitment Fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

     (b) Letter of Credit Commissions; Fronting Fees and Additional Fees. Parent agrees to pay to (i) the Agent, for the account of the Lenders in accordance with each Lender's Parent Commitment Percentage, commissions (the "Letter of Credit Commissions") with respect to the Letters of Credit for the period from and including the date of issuance of each thereof to and including the expiration date thereof, at a rate per annum equal to (x) with respect to Standby Letters of Credit, the Applicable Fee Percentage applicable thereto in effect on the date of issuance thereof, and (y) with respect to Trade Letters of Credit the Applicable Fee Percentage applicable thereto (but in no event less than $75) in effect on the date of issuance thereof, in each case on the average daily maximum amount available under any contingency to be drawn under such Letter of Credit, and (ii) to the Issuing Bank for its own account, (x) a Letter of Credit fronting fee in an amount equal to the original face amount of each Letter of Credit multiplied by one eighth of one percent (1/8%) per annum, payable upon issuance of each such Letter of Credit, and (y) its standard fees and charges customarily charged to customers similar to Parent with respect to any Letter of Credit. The Letter of Credit Commissions shall be (A) calculated on the basis of a 360-day year for the actual number of days elapsed and (B) payable quarterly in arrears on the last day of each March, June, September and December of each year and on the Parent Maturity Date.

     (c) Agent's Fees. The Borrowers, on a joint and several basis, agree to pay to the Agent, for its own account, such other fees as have been agreed to in writing by one or more Borrower and the Agent.

     (d) Amendment Fee. Parent agrees to pay (or have paid) to the Agent, for the account of the Lenders in accordance with each Lender's Parent Commitment Percentage, a fee (the "Amendment Fee") equal to .25% of each Lender's Parent Commitment Amount plus .25% of each Lender's Term Loan then outstanding on the Closing Date.

3.3  Conversions

     (a) A Borrower may elect from time to time to convert one or more of its Eurodollar Advances to ABR Advances by giving the Agent at least one Business Day's prior irrevocable notice of such election, specifying the Advance to be converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, a Borrower may elect from time to time to convert its (i) ABR Advances to Eurodollar Advances and (ii) Eurodollar Advances to new Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Agent at least three Business Days' prior irrevocable notice of such election, in the case of a conversion to Eurodollar Advances, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such conversion of Eurodollar Advances to new Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances which are to be converted to such new Eurodollar Advances. Each such notice shall be irrevocable and shall be given by the delivery by telecopy of a Notice of Conversion (confirmed promptly, and in any event within five Business Days), by the delivery to the Agent of a Notice of Conversion manually signed by the applicable Borrower. The Agent shall promptly provide the applicable Lenders with notice of each such election. Advances may be converted pursuant to this Section in whole or in part, provided that the amount to be converted by a Borrower to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made to such Borrower on such date in accordance with Section 2.3 and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $1,000,000 or such amount plus a whole multiple of $100,000 in excess thereof.

     (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or an Event of Default, no Borrower shall have any right to elect to convert any existing ABR Advance to a new Eurodollar Advance or to convert any existing Eurodollar Advance to a new Eurodollar Advance. In such event, all ABR Advances shall be automatically continued as ABR Advances and all Eurodollar Advances shall be automatically converted to ABR Advances on the last day of the Interest Period applicable to such Eurodollar Advance.

     (c) Each conversion shall be effected by each Lender by reflecting the Type of Loan from the Advance being converted to the new ABR Advance or Eurodollar Advance, as the case may be, (it being understood that any such conversion shall not constitute a borrowing. Each conversion of an Advance does not reflect a repayment of the converted Advance or an additional borrowing, but a continuation of the original obligation in full force and effect.

3.4  Concerning Interest Periods

     Notwithstanding any other provision of any Loan Document:

     (a) If the applicable Borrower shall have failed to elect a Eurodollar Advance under Section 2.3 or 3.3, as the case may be, in connection with any borrowing of new Loans or expiration of an Interest Period with respect to any existing Eurodollar Advance, the amount of the Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be a Eurodollar Advance for one or more Interest Periods of one month until such time, if any, as a new Eurodollar Advance shall have been elected pursuant to Section 3.3.

     (b) No Interest Period selected in respect of the borrowing or conversion of any Eurodollar Advance shall end after the Parent Maturity Date in the case of the Parent Facility or the GP Canada Maturity Date in the case of the GP Canada Facility.

     (c) The Borrowers shall not be permitted to have more than twenty Eurodollar Advances outstanding at any one time, it being agreed that each borrowing of a Eurodollar Advance pursuant to a single Borrowing Request shall constitute the making of one Eurodollar Advance for the purpose of calculating such limitation.

3.5  Indemnification for Loss

     Notwithstanding anything contained herein to the contrary, if a Borrower shall fail to borrow or convert on a Borrowing Date or Conversion Date after it shall have given notice to do so in which it shall have requested a Eurodollar Advance, or if a Eurodollar Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if, while a Eurodollar Advance is outstanding, any repayment or prepayment of such Eurodollar Advance is made for any reason (including as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, such Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender, any loss or expense suffered by such Lender as a result of such failure to borrow or convert, termination, repayment or prepayment, including an amount, if greater than zero, equal to:

                  A  x  (B-C)  x   D
                                  360
where:

     "A" equals such Lender's pro rata share of the Affected Principal Amount;

     "B" equals the Eurodollar Rate (expressed as a decimal), applicable to such Eurodollar Advances;

     "C" equals the Eurodollar Rate (expressed as a decimal), in effect on or about the first day of the applicable Remaining Interest Period, based on the applicable rates offered or bid, as the case may be, on or about such date, for deposits in an amount equal approximately to such Lender's pro rata share of the Affected Principal Amount with an Interest Period equal approximately to the applicable Remaining Interest Period, as determined by such Lender;

     "D" equals the number of days from and including the first day of the applicable Remaining Interest Period to but excluding the last day of such Remaining Interest Period;

and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in connection with such Eurodollar Advance, including in liquidating or employing deposits acquired to fund or maintain the funding of its pro rata share of the Affected Principal Amount, or redeploying funds prepaid or repaid, in amounts which correspond to its pro rata share of the Affected Principal Amount. Each determination by the Agent or a Lender pursuant to this Section shall be conclusive and binding on each Borrower absent manifest error.

3.6   Capital Adequacy

     If the amount of capital required or expected to be maintained by any Lender or the Issuing Bank or any Person directly or indirectly owning or controlling such Lender or the Issuing Bank (each a "Control Person"), shall be affected by the occurrence of a Regulatory Change and such Lender or the Issuing Bank shall have determined that such Regulatory Change shall have had or will thereafter have the effect of reducing (i) the rate of return on such Lender's, the Issuing Bank's or such Control Person's capital, or (ii) the asset value to such Lender, the Issuing Bank or such Control Person of the Revolving Credit Loans made or maintained by such Lender, or of the Reimbursement Obligations or any participation therein, in any case to a level below that which such Lender, the Issuing Bank or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Lender's, the Issuing Bank's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material to such Lender, the Issuing Bank or Control Person, then, within ten days after demand by such Lender or the Issuing Bank, each Borrower shall pay to such Lender, the Issuing Bank or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender, the Issuing Bank or such Control Person, as the case may be, for such reduction.

3.7   Reimbursement for Increased Costs

     If any Lender, the Agent or the Issuing Bank shall determine that a Regulatory Change:

     (a) does or shall subject it to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to it of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, or impose on the Agent, the Issuing Bank or such Lender any other condition regarding the Letters of Credit including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for, in each case, imposition of, or change in the rate of, Tax on the Income of such Lender); or

     (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate, or against any Letters of Credit issued by the Issuing Bank or participated in by any Lender; and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, or to increase the cost to the Issuing Bank of issuing or maintaining the Letters of Credit or the cost to any Lender of participating therein or the cost to the Agent or the Issuing Bank of performing its respective functions hereunder with respect to the Letters of Credit, then, in any such case, each Borrower shall pay such Lender, the Agent, or the Issuing Bank, as the case may be, within ten days after demand therefor, such additional amounts as is sufficient to compensate such Lender, the Issuing Bank or the Agent, as the case may be, for such additional cost or reduction in such amount receivable which such Lender, the Issuing Bank or the Agent, as the case may be, deems to be material as determined by such Lender, the Issuing Bank or the Agent, as the case may be; provided, however, that nothing in this Section shall require the Borrowers to indemnify the Lenders, the Agent, or the Issuing Bank, as the case may be, with respect to withholding Taxes for which the Borrowers have no obligation under Section 3.10. No failure by any Lender or the Agent, or the Issuing Bank to demand, and no delay in demanding, compensation for any increased cost shall constitute a waiver of its right to demand such compensation at any time. A statement setting forth the calculations of any additional amounts payable pursuant to this Section submitted by a Lender, the Agent or the Issuing Bank, as the case may be, to a Borrower shall be conclusive absent manifest error.

3.8  Illegality of Funding

     Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify each Borrower and the Agent thereof, and (i) the commitment of such Lender to make such Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended,
(ii) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and (iii) such Lender's Loans then outstanding as such Eurodollar Advances, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required by law. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Agent and each Borrower thereof and, upon receipt of such notice by each of the Agent and each Borrower, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

3.9  Substituted Interest Rate

     In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon each Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 3.1 or (ii) the Required Lenders shall have notified the Agent that they have determined (which determination shall be conclusive and binding on each Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Loans that a Borrower has requested be made as Eurodollar
Advances or Eurodollar Advances that will result from the requested conversion of any portion of the Advances into or of Eurodollar Advances (each, an "Affected Advance"), the Agent shall promptly notify each Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion Date for such Affected Advances. If the Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to

Affected  Advances  shall be converted  to ABR Advances and (c) any  outstanding
Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this Section has been withdrawn by the Agent (by notice to each Borrower promptly upon either (x) the Agent having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 3.1 or (y) the Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders, nor shall any Borrower have the right to convert all or any portion of the Loans to or as Eurodollar Advances.

3.10 Taxes

     (a) Payments to be Free and Clear. Except as otherwise expressly required by applicable law, all payments by each Credit Party under the Loan Documents to or for the account of the Agent, the Issuing Bank or any Lender (each, an "Indemnified Tax Person") shall be made free and clear of, and without any deduction or withholding for or on account of, any and all present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any jurisdiction, or by any department, agency, state, province or other political subdivision thereof or therein (collectively, "Taxes"), excluding as to any Indemnified Tax Person, (i) a Tax on the Income imposed on such Indemnified Tax Person and (ii) any interest, fees, additions to tax or penalties for late payment thereof (each such nonexcluded Tax, an "Indemnified Tax"). For purposes hereof, "Tax on the Income" shall mean, as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) Canada, (iii) the jurisdiction in which such Person is organized, (iv) the jurisdiction in which such Person's principal office or lending offices are located; which Tax is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax.

     (b) Grossing Up of Payments. If any Credit Party or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by any Credit Party to or on behalf of an Indemnified Tax Person under any Loan Document, then
(i) such Credit Party shall pay such Indemnified Tax before the date on which penalties attach thereto, such payment to be made for its own account (if the liability to pay is imposed on such Credit Party) or on behalf of and in the name of such Indemnified Tax Person (if the liability is imposed on such Indemnified Tax Person), and (ii) the sum payable to such Indemnified Tax Person shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Indemnified Tax Person receives an amount equal to the sum it would have received had no such deductions or withholdings been made; provided, however, that no such additional amount shall be payable if any such Taxes are required to be paid by reason only of the payees having some connection with a Canadian taxing jurisdiction, other than the receipt of the payments to be made under this Agreement and the holding and disposition of the Term Notes issued pursuant to this Agreement. Notwithstanding the foregoing, as to the Parent Facility only, no additional amount shall be required to be paid to any Indemnified Tax Person under clause (ii) of the preceding sentence except to the extent that the requirement to deduct or withhold or the amount thereof is attributable to (i) the introduction after the Effective Date of any law, rule or regulation requiring any Person to withhold or deduct any amount from any payment under the Loan Documents in respect of an Indemnified Tax or (ii) any increase after the Effective Date in the rate of any such withholding or deduction.

     (c) Other Taxes. Each Credit Party agrees, to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents (collectively, the "Other Taxes").

     (d) Evidence of Payment. Within 30 days after the reasonable request therefor by the Agent in connection with any payment of Indemnified Taxes or Other Taxes, each Credit Party will furnish to the Agent the original or a certified copy of an official receipt from the jurisdiction to which payment is made evidencing payment thereof or, if unavailable, a certificate from a Financial Officer that states that such payment has been made and that sets forth the date and amount of such payment.

     (e) U.S. Tax Certificates. Each Indemnified Tax Person that is organized under the laws of any jurisdiction other than the United States or any political subdivision thereof that is exempt from United States federal withholding tax, or that is subject to such tax at a reduced rate under an applicable treaty, with respect to payments under the Loan Documents shall deliver to the Agent for transmission to each Borrower, on or prior to the Effective Date (in the case of each Indemnified Tax Person listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it becomes an Indemnified Tax Person (in the case of each other Indemnified Tax Person), and at such other times as may be required by applicable law, Internal Revenue Form 4224 or Form 1001 or any other certificates or documents required under United States law to establish entitlement to such exemption or reduced rate. In addition, each Indemnified Tax Person shall deliver the forms described above promptly upon the obsolescence or invalidity of any form previously delivered by such Indemnified Tax Person. No Credit Party shall be required to pay any additional amount to any such Indemnified Tax Person under subsection (b) above if such Indemnified Tax Person shall have failed to satisfy the requirements of the two immediately preceding sentences; provided that if such Indemnified Tax Person shall have satisfied such requirements on the Effective Date (in the case of each Indemnified Tax Person listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became an Indemnified Tax Person (in the case of each other Indemnified Tax Person), nothing in this subsection shall relieve any Credit Party of its obligation to pay any additional amounts pursuant to subsection (b) to the extent that, as a result of any change in applicable law or treaty, such Indemnified Tax Person is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Indemnified Tax Person is entitled to such exemption or reduced rate.

     (f) In the event that an Indemnified Tax Person is entitled to receive a refund of or credit for or remission or repayment of taxes withheld or paid pursuant to this Section 3.10 ("Tax Credit"), which credit or refund is identifiable by such Indemnified Tax Person as being a result of taxes withheld in connection with sums payable hereunder or under any other Loan Document, such Indemnified Tax Person shall use reasonable efforts to obtain the Tax Credit, and upon receipt of such Tax Credit shall promptly notify the Agent and the Borrowers and shall remit to the Borrowers the amount of such Tax Credit (without interest) allocable to payments made hereunder or under the other Loan Documents.

3.11 Option to Fund

     Each Lender has indicated that, if a Borrower requests a Eurodollar Advance, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance and any amounts owing under Sections 3.5 and 3.7. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance in any manner it sees fit, but all such determinations hereunder shall be made as if each Lender had actually funded and maintained its Commitment Percentage of each Eurodollar Advance during the applicable Interest Period through the purchase of deposits in the London interbank market in an amount equal to its Commitment Percentage of such Eurodollar Advance having a maturity corresponding to such Interest Period. Any Lender may fund its Commitment Percentage of each Eurodollar Advance from or for the account of any branch or office of such Lender as such Lender may choose from time to time.

3.12 Replacement of Lenders

     Notwithstanding the foregoing, if (i) any Lender shall request compensation pursuant to Section 3.6 or a Borrower shall be required to pay any additional amounts pursuant to Section 3.10 in respect of any Lender in an aggregate amount in excess of $50,000, (ii) any Lender shall give any notice to a Borrower or the Agent pursuant to Section 3.7, (iii) any Lender shall on two or more occasions give a notice to the Borrowers or the Agent pursuant to Section 3.8, or (iv) any

Lender shall be an uncured Defaulting Lender on two or more occasions; then, in each such case, provided that no Default or Event of Default shall then exist and be continuing, during the 90 day period after the receipt of such request or notice, such Borrower may require that such Lender transfer all of its right, title and interest under this Agreement and each of such Lender's Notes to any lender identified by such Borrower (a "Proposed Lender") if such Proposed Lender agrees to assume all of the obligations of such Lender for consideration equal to the outstanding principal amount of such Lender's Loans and all unreimbursed sums paid by such Lender under Section 2.8(b), together with interest thereon to the date of such transfer and all other amounts payable under the Loan Documents to such Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts which would be payable under Section 3.5 as if all of such Lender's Loans were being prepaid in full on such date). Subject to the execution and delivery of new Notes, an instrument of assignment and assumption, and such other documents as such Lender may reasonably require, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements of the Borrowers contained in Sections 3.5, 3.6, 11.5, 11.8 and 11.10 (without duplication of any payments made to such Lender by one or both of the Borrowers or the Proposed Lender) shall survive for the benefit of any Lender replaced under this Section with respect to the time prior to such replacement.

4.   REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and the Issuing Bank to issue the Letters of Credit and the Lenders to participate therein, each Borrower makes the following representations and warranties to the Agent, the Issuing Bank and each Lender:

4.1  Subsidiaries; Capitalization

     As of the Effective Date, GP Canada has no Subsidiaries and the Parent has only the Subsidiaries set forth on, and the authorized, issued and outstanding Capital Stock of the Parent and each such Subsidiary is as set forth on,
Schedule 4.1. As of the Effective Date, GP Canada is a wholly-owned Subsidiary of Physics and except as set forth on Schedule 4.1, the shares of, or partnership or other interests in, each Subsidiary of the Borrowers are owned beneficially and of record by a Borrower or another Subsidiary of a Borrower, are free and clear of all Liens and are duly authorized, validly issued, fully paid and nonassessable. As of the Effective Date, except as set forth on
Schedule 4.1, (i) no Credit Party nor any of the Foreign Subsidiaries has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, (ii) there are no agreements, voting trusts or understandings binding upon any Borrower or any of its Subsidiaries with respect to the voting securities of any Borrower or any of its Subsidiaries or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing, and (iii) all of the outstanding Capital Stock of each Credit Party or Foreign Subsidiary is owned by a Borrower or another Credit Party.

4.2  Existence and Power

     Each Borrower, each Credit Party and each of the Foreign Subsidiaries is duly incorporated, organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the Property owned by it therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

4.3   Authority and Execution

     Each Borrower, each Credit Party and each of the Foreign Subsidiaries has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party all of which have been duly authorized by all proper and necessary corporate, partnership or other applicable action and is in full compliance with its Organizational Documents.

4.4  Binding Agreement

     The Loan Documents (other than the Notes) constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of each Credit Party and each Foreign Subsidiary, in each case, to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws now or hereafter affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

4.5  Litigation

     Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of any Borrower, any other Credit Party or any of the Foreign Subsidiaries) pending or, to the knowledge of any Borrower, threatened against any Borrower, any other Credit Party or any of the Foreign Subsidiaries or maintained by any Borrower, any other Credit Party or any of the Foreign Subsidiaries or which may affect the Property of any Borrower, or any other Credit Party or any of the Foreign Subsidiaries or any of their respective Properties or rights, which (i) could reasonably be expected to have a Material

Adverse Effect, (ii) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (iii) might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

4.6  Required Consents

     Except for information filings required to be made in the ordinary course of business which are not a condition to the performance by any Borrower or any of its Subsidiaries under the Loan Documents to which it is a party, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery or performance of the Loan Documents to which such Borrower or any of its Subsidiaries is a party or is required as a condition to the validity or enforceability of the Loan Documents to which any of the same is a party. Each Borrower, prior to each borrowing by it hereunder, has obtained all necessary approvals and consents of, and has filed or caused to be filed all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests of, all Governmental Authorities in connection with such borrowing.

4.7  Absence of Defaults; No Conflicting Agreements

     (a) No Borrower, no other Credit Party nor any of the Foreign Subsidiaries is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of any Borrower, any other Credit Party or any of the Foreign Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

     (b) No Borrower nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

4.8 Compliance with Applicable Laws

     Each Borrower, each other Credit Party and each of the Foreign Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders of all Governmental Authorities which are applicable to such Borrower such other Credit Party or such Foreign Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect.

4.9 Taxes

     Each Borrower, each other Credit Party, and each of the Foreign Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as required under Section 7.4) which would be material to such Borrower, such other Credit Party or such Foreign Subsidiaries, and no tax Liens have been filed with respect thereto. The charges, accruals and reserves on the books of each Borrower, each other Credit Party and each of the Subsidiaries with respect to all taxes are, to the best knowledge of each Borrower, adequate for the payment of such taxes, and no Borrower knows of any unpaid assessment which is due and payable against any Borrower, any other Credit Party or any of the Foreign Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under
Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

4.10 Governmental Regulations

     No Borrower, no other Credit Party, no Foreign Subsidiary nor any Person controlled by, controlling, or under common control with, any Borrower or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

4.11 Federal Reserve Regulations; Use of Loan Proceeds

     No Borrower, no other Credit Party and nor any of the Foreign Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to the making of each Revolving Credit Loan and the issuance of each Letter of Credit, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of each Borrower and its Subsidiaries.

4.12 Plans

     (a) Each Employee Benefit Plan is in compliance with ERISA and the Code, where applicable, in all material respects, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any plan which is a Multi-employer Plan, does not exceed $250,000, and (ii) the amount of the aggregate Unrecognized Retiree

Welfare Liability under all applicable Employee Benefit Plans does not exceed $250,000. Each Borrower and each of its Subsidiaries and ERISA Affiliates has complied with the requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multi-employer Plan, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, no Borrower nor its Subsidiaries or ERISA Affiliates have any liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of purchaser default) and the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of the Borrowers and their Subsidiaries and ERISA Affiliates with respect to all Pension Plans which are Multi-employer Plans is approximately $250,000. Each Borrower and its Subsidiaries and ERISA Affiliates have, as of the Effective Date, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. No material liability to the PBGC has been, or is expected by any Borrower, any of its Subsidiaries or any ERISA Affiliate to be, incurred by any Borrower, any such Subsidiary or any ERISA Affiliate, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. Liability, as referred to in this Section includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

     (b) All contributions required under applicable law have been made in respect of all pension plans of GP Canada and each such pension plan is fully funded on an ongoing and termination basis.

4.13 Financial Statements

     The Parent heretofore  delivered to the Agent and the Lenders copies of the
(i) audited Consolidated and unaudited Consolidating Balance Sheets of Parent as of December 31, 1999 and the related Consolidated and Consolidating Statements of Operations, Stockholder's Equity and Cash Flows for the fiscal years then ended and (ii) the unaudited Consolidated and Consolidating Balance Sheets of Parent as of March 31, 2000, and the related Consolidated and Consolidating Statements of Operations, Stockholder's Equity and Cash Flows for the fiscal quarters then ended (with the related notes and schedules, the "Financial Statements"). The Financial Statements fairly present the Consolidated and Consolidating financial condition and results of the operations of Parent and its Subsidiaries as of the dates and for the periods indicated therein (subject, in the case of such unaudited statements, to normal year-end adjustments) and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the notes thereto, neither Parent nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, Contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on the Financial Statements and was not. Since the date of the Financial Statements, Parent and each of its Subsidiaries has conducted its business only in the ordinary course and there has been no Material Adverse Change.

4.14 Property

     Each Borrower and each of the other Credit Parties and each Foreign Subsidiary has good and marketable title to, or a valid leasehold interest in, all of its real Property, and is the owner of, or has a valid lease of, all personal property, in each case which is material to the Borrowers and their Subsidiaries, taken as a whole, subject to no Liens, except Permitted Liens. All leases of Property to any Borrower, any Credit Party or any of the Foreign Subsidiaries are in full force and effect, such Borrower, such Credit Party or such Foreign Subsidiary, as the case may be, enjoys quiet and undisturbed possession under all leases of real property and no Borrower, any other Credit Party nor any of the Foreign Subsidiaries is in default beyond any applicable grace period of any provision thereof, the effect of which could reasonably be expected to have a Material Adverse Effect.

4.15 Authorizations

     Each Borrower, each Credit Party and each Foreign Subsidiary possesses or has the right to use all franchises, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of each Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, license or other right which revocation or termination could reasonably be expected to have a Material Adverse Effect.

4.16 Environmental Matters

     Except as set forth in Schedule 4.16, no Borrower, no other Credit Party nor any of the Foreign Subsidiaries (i) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, arising in connection with (A) any non-compliance with or violation of the requirements of any applicable federal, state, provincial or local environmental health or safety statute or regulation, or (B) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) to the best knowledge of each Borrower, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) has received notice of any federal, state or provincial investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which any Borrower any other Credit Party or any of the Foreign Subsidiaries is or would be liable, which liability could reasonably be expected to have a Material Adverse Effect, or (iv) has received notice that any Borrower, any other Credit Party or any of the Foreign Subsidiaries is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or any analogous state or foreign law, which liability could reasonably be expected to have a Material Adverse Effect. Each Borrower, each other Credit Party, each of the Foreign Subsidiaries is in compliance with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state or foreign law, except in those cases in which the failure so to comply would not reasonably be expected to have a Material Adverse Effect.

4.17 Solvency

     Immediately after giving effect to the transactions contemplated by the Loan Documents, Parent is and will be Solvent and the Borrowers together with the other Credit Parties and each of the Foreign Subsidiaries on a consolidated basis is and will be Solvent.

4.18  Absence of Certain Restrictions

     No indenture, certificate of designation for preferred stock, agreement or instrument to which any Borrower, any other Credit Party or any of the Foreign Subsidiaries is a party (other than this Agreement), prohibits or limits in any way, directly or indirectly the ability of any Credit Party or Foreign
Subsidiary to make Restricted Payments or repay any Indebtedness to such Borrower or to another Subsidiary of such Borrower.

4.19 No Misrepresentation

     No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by any Borrower or any of its Subsidiaries in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact or omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, provided that any projections or pro-forma financial information contained therein are based upon good faith estimates and assumptions believed by the Parent to be reasonable at the time made, it being recognized by the Agent, the

Issuing Bank and the Lenders that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected results.

4.20 Intangible Assets.

     The only registered patents, registered trademarks, registered service marks, registered trade names, or registered copyrights, or rights with respect to the foregoing or any pending applications therefor of any Credit Party or any Foreign Subsidiary are (i) the registered trade name "GP General Physics Corporation" owned by Physics, (ii) two registered trademarks owned by MXL that are not used in the ongoing business operations of any Credit Party or Foreign Subsidiary, (iii) registered trademarks owned by certain of the Credit Parties or Foreign Subsidiaries that relate solely to businesses being terminated, which trademarks are not used in the ongoing business operations of any Credit Party or Foreign Subsidiary and (iv) the registered trade name "GP" appearing inside an oval. Except for the registered trade name "GP General Physics Corporation" and the registered trade name "GP" appearing inside an oval, no registered patent, registered trademark, registered service mark, registered trade name, or registered copyright, or rights with respect to the foregoing are necessary to conduct the business of any Credit Party or Foreign Subsidiary as now conducted or as proposed to be conducted.

4.21 Material Subsidiaries; Systems Merger.

     Each Material Subsidiary is either a Credit Party or a Foreign Subsidiary and is listed on Schedule 4.21 hereto. Prior to the date hereof, Systems was merged with and into Physics.

5.   CONDITIONS TO EFFECTIVENESS OF AMENDMENT AND RESTATEMENT TO ORIGINAL
AGREEMENT

     The conditions precedent fulfilled in connection with the obligation of each Lender to extend credit under the Original Agreement are set forth in
Section 5 of the Original Agreement and Parent, GP Canada, the Agent and each of the Lenders has copies of the documents referred to such Section 5. In addition to the conditions precedent set forth in Section 6, the effectiveness of this Agreement as an amendment and restatement of the Original Agreement, and the obligation of each Lender to make Loans or the Issuing Bank to issue Letters of Credit in connection herewith and the Lenders to participate therein, shall be subject to the fulfillment of the following conditions precedent:

5.1  Evidence of Action

     The Agent shall have received a certificate, dated the Closing Date, of the Secretary or Assistant Secretary or other analogous counterpart of each Credit Party (i) attaching a true and complete copy of the resolutions of its Managing Person and of all documents evidencing all necessary corporate, partnership or similar action (in form and substance satisfactory to the Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Organizational Documents (or a certificate of an authorized officer that the Organizational Documents have not changed from those provided in connection with the Original Agreement, (iii) setting forth the incumbency of its officer or officers or other analogous counterpart who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the appropriate Governmental Authority of the jurisdiction of its formation and of each other jurisdiction in which it is qualified to do business, except, in the case of such other jurisdiction, when the failure to be in good standing in such jurisdiction would not have a Material Adverse Effect.

5.2  This Agreement

     The Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Agent from a party hereto of a telecopy signature page signed by such party which shall have agreed to promptly provide the Agent with originally executed counterparts hereof).

5.3  Notes; Letter of Credit Documents

     (i) The Agent shall have received the Revolving Credit Notes, duly executed by an Authorized Signatory of Parent and the Term Notes, duly executed by an Authorized Signatory of GP Canada and (ii) the Agent and the Issuing Bank shall have received a Reimbursement Agreement, each duly executed by an Authorized Signatory of Parent.

5.4  Absence of Litigation

     There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for in the Loan Documents and no action or proceeding by or before any Governmental Authority has been commenced and is pending or, to the knowledge of any Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith, and the Agent shall have received a certificate, in all respects satisfactory to the Agent, of an executive officer of Parent to the foregoing effects.

5.5  Approvals and Consents

     All approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents shall have been obtained and shall be in full force and effect, and all required notices have been given and all required waiting periods shall have expired and the Agent shall have received a certificate, in all respects satisfactory to the Agent, of an executive officer of each Borrower to the foregoing effects.

5.6  Absence of Material Adverse Change

     Excluding changes relating solely and directly to the IT Adjustment, no material adverse change in the business, assets, liabilities, financial condition or results of operations of the Parent or GP Canada has occurred since the filing with the SEC of Parent's Form 10-Q for the fiscal quarter ending March 31, 2000 and the Agent shall have received a certificate, in all respects satisfactory to the Agent, of an executive officer of the Parent to the foregoing effect.

5.7  Financial Officer's Certificate

     The Agent shall have received a certificate of a Financial Officer of each Borrower, dated the Closing Date, in all respects satisfactory to the Agent certifying that with respect to all extensions of credit outstanding as of the Closing Date, to the best knowledge of each such Financial Officer, Parent is and will be Solvent and the Borrowers together with each Credit Party and each Foreign Subsidiary is Solvent.

5.8  Intentionally Omitted

5.9  Opinion of Counsel to the Borrowers and their Subsidiaries

     The Agent shall have received (A) opinions of (i) Morgan, Lewis & Bockius LLP, special New York counsel to the Parent and the domestic Credit Parties, and
(ii) Goodman Phillips & Vineberg, counsel to GP Canada. Each opinion shall be addressed to the Agent and the Lenders, (shall permit Special Counsel to rely thereon), and shall be dated the Closing Date, and shall be substantially in the forms of Exhibits F-1 and F-3 hereto (it is acknowledged that no further opinion of Parent's UK counsel shall be required). It is understood that such opinions are being delivered to the Agent and the Lenders upon the direction of the Borrowers and their Subsidiaries and that the Agent and the Lenders may and will rely on such opinions.

5.10 Previous Information

     All of the information provided by or on behalf of any and/or all of the Borrowers or any of their Subsidiaries the Agent and/or the Lenders prior to their commitment to extend credit to the Borrowers (the "Pre-Commitment Information") shall be true and correct in all material aspects; and no development or change shall have occurred, and no additional information shall have come to the attention of the Agent or any Lender, that (i) has resulted in or could reasonably be expected to result in a material change in, or material deviation from, the Pre-Commitment Information or (ii) has had or could reasonably be expected to have a Material Adverse Effect.

5.11 Borrower Security Agreement; Subordination Agreement; Parent Guaranty; Subsidiary Guaranty and Security Agreement and Related Matters

     (a) The Agent shall have received an Amended and Restated Borrower Security Agreement substantially in the form of Exhibit H-1 hereto, duly executed, by an Authorized Signatory of Parent and dated the Closing Date and a Hypothec substantially in the form of Exhibit H-2 hereto, duly executed, by an Authorized Signatory of GP Canada together with (i) executed notices required by the Borrower Security Agreement to comply with the Federal Assignment of Claims Act and the Financial Administration Act (Canada) and relevant provincial legislation to the extent not heretofore provided, (ii) one or more share certificates (or a "control agreement" in form and substance satisfactory to the Agent with respect thereto), representing (x) all of the issued and outstanding Capital Stock of each Subsidiary Guarantor and all of the issued and outstanding Capital Stock owned by either Borrower in respect of (A) Hydro Med Sciences, Inc. and (B) any and every other Person (unless the applicable share certificate is already in the possession of the Administrative Agent or a "control" agreement satisfactory to the Agent has theretofore been fully executed and delivered to the Agent with respect to such shares) and (y) 65% of all the issued and outstanding Capital Stock owned by either Borrower in respect of GP Canada, GP (UK) and each Foreign Subsidiary that is a Material Subsidiary (unless the applicable share certificate is already in the possession of the Administrative Agent with respect to such shares), together, in each case, with an undated stock power, executed in blank by an Authorized Signatory of the owner of such Capital Stock, in respect of each such certificate, (iii) such UCC Financing Statements (or other comparable documents with respect to Collateral located outside of the United States), executed by each Borrower where required, as shall be reasonably requested by the Agent in order to perfect the security interest in any collateral security granted under its Borrower Security Agreement, (iv) a Federal Reserve Form U-1 in form and substance satisfactory to the Agent executed by each pledgor of Capital Stock, (v) each Intercompany Demand Note payable to Parent, duly executed by the applicable Foreign Subsidiary and duly endorsed in blank by Parent to the Agent, the originals of each of the Intercompany Demand Documents and assignments of financing statements (or other similar mechanism required to perfect security interests under applicable law) from Parent to the Agent and (vi) such other documents as the Agent may require in connection with the perfection of its security interests therein.

     (b) (i) Each Credit Party shall have executed a subordination agreement in favor of the Agent in substantially the form of Exhibit L-1 hereto providing for the subordination of all obligations to the other Credit Parties to the Obligations (the "Subordination Agreement"), (ii) Parent and Physics shall have executed a subordination agreement in favor of the Agent in substantially the form of Exhibit L-2 hereto relating to the 6% Subordinated Debentures Due 2004 dated as of August 31, 1994 issued by Physics (including non-payment of such obligations at all times) to the Parent Obligations and (iii) SGLG, Inc. and

Physics shall have executed a Subordination Agreement in favor of the Agent in substantially the form of Exhibit L-3 hereto providing for the subordination of Physics obligations to SGLG, Inc. (including non-payment of such obligations at all times, except payments of $50,000 in each three-month period may be made in certain circumstances set forth therein) to the Obligations.

     (c) The Agent shall have received an Amended and Restated Subsidiary Guaranty and Security Agreement substantially in the form of Exhibit I hereto, duly executed by an Authorized Signatory of each Subsidiary Guarantor together with (i) executed notices required by the Subsidiary Guaranty and Security Agreement to comply with the Federal Assignment of Claims Act and the Financial Administration Act (Canada) and relevant provincial legislation to the extent not heretofore provided, (ii) one or more share certificates (or a "control agreement" in form and substance satisfactory to the Agent with respect thereto), representing (x) all of the issued and outstanding Capital Stock owned by any and/or each Subsidiary of Parent in respect of (A) Hydro Med Sciences, Inc. and (B) any and every other Person (unless the applicable share certificate is already in the possession of the Administrative Agent or a "control" agreement satisfactory to the Agent has theretofore been fully executed and delivered to the Agent with respect to such shares) and (y) 65% of all the issued and outstanding Capital Stock owned by any and/or each Subsidiary of Parent in respect of GP Canada, GP (UK) and each Foreign Subsidiary that is a Material Subsidiary (unless the applicable share certificate is already in the possession of the Administrative Agent with respect to such shares), together, in each case, with an undated stock power, executed in blank by an Authorized Signatory of the owner of such Capital Stock, in respect of each such certificate, (iii) such UCC Financing Statements, executed by each Subsidiary Guarantor where required, as shall be reasonably requested by the Agent in order to perfect the security interest in any collateral security granted under the Subsidiary Guaranty and Security Agreement, (iv) each Intercompany Demand Note payable to a Subsidiary, duly executed by the applicable Foreign Subsidiary and duly endorsed in blank by such Subsidiary to the Agent, the originals of each of the Intercompany Demand Documents and assignments of financing statements (or other similar mechanism required to perfect security interests under applicable law) from the applicable Subsidiary to the Agent and (v) a Federal Reserve Form U-1 in form and substance satisfactory to the Agent executed by each pledgor of Capital Stock and (vi) such other documents as the Agent may require in connection with the perfection of its security interests therein.

     (d) The Agent shall have received a Parent Guaranty, duly executed by an Authorized Signatory of the Parent.

     (e) The Agent shall have received each original promissory note endorsed to the Agent with respect to all extensions of credit made pursuant to Section 8.5(m).

5.12 Search Reports and Related Documents

     The Agent shall have received (i) UCC, tax and judgment lien search reports and other search reports in all respects satisfactory to the Agent with respect to each applicable public office where Liens are or may be filed disclosing that there are no Liens of record in such official's office covering any Property of any Borrower or any of the Material Subsidiaries or showing any Borrower or Material Subsidiary as debtor thereunder (other than Permitted Liens) and (ii) a certificate of each Borrower signed by an Authorized Signatory thereof, dated the first Borrowing Date, certifying that, upon the making of Loans and the issuance of Letters of Credit on the first Borrowing Date, there will exist no Liens on any Property of any Borrower or any Material Subsidiary other than Permitted Liens.

5.13 Intentionally Omitted

5.14 Borrowing Base Certificate

     The Agent shall have received the initial Borrowing Base Certificate dated the Closing Date and the Aggregate Parent Credit Exposure shall not exceed the Borrowing Base as reflected in such Borrowing Base Certificate; provided, that, the information set forth in such Borrowing Base Certificate with respect to Eligible Securities Collateral shall be based on the fair market value of the applicable Eligible Securities Collateral as at a date that is not more than three Business Days prior to the Closing Date.

5.15 Property, Public Liability and Other Insurance

     The Agent shall have received (A) copies of, or certificates of the brokers with respect to, each policy of insurance owned by a Borrower or a Subsidiary Guarantor in form and substance satisfactory to the Agent, naming the Agent, in its capacity as such, as additional insured and loss payee as its interests may appear; and (B) evidence of each Borrower's and Subsidiary Guarantor's liability insurance policies, each together with the endorsements required by Section 7.5.

5.16 Fees

     All fees payable to the Agent, the Issuing Bank and the Lenders on the first Borrowing Date shall have been paid.

5.17 Fees and Expenses of Special Counsel

     The  fees  and  expenses  of  Special   Counsel  in  connection   with  the
preparation, negotiation and closing of the Loan Documents shall have been paid.

5.18 Morgan Keegan Consent

     The Agent shall have received a copy of the original executed Morgan Keegan Consent.

6.   CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT

     The obligation of each Lender to make any Loan or the Issuing Bank to issue any Letter of Credit on a Borrowing Date and each Lender to participate therein is subject to the satisfaction of the following conditions precedent as of the date of such Loan or the issuance of such Letter of Credit, as the case may be:

6.1  Compliance

     On each Borrowing Date and after giving effect to the Loans to be made and the Letters of Credit to be issued thereon (i) there shall exist no Default or Event of Default, (ii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, and (iii) each Credit Party and each Foreign Subsidiary shall be in compliance with all of the terms, covenants and conditions of the Loan Documents to which it is a party. Each borrowing by a Borrower and each request by the Parent for the issuance of a Letter of Credit shall constitute a certification by each Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

6.2  Borrowing Request; Letter of Credit Request; Compliance with Borrowing Base

     With respect to the Revolving Credit Loans to be made, and the Letters of Credit to be issued, (i) on each Borrowing Date, the Agent shall have received,
(a) in the case of Revolving Credit Loans, a Borrowing Request, (b) in the case of Letters of Credit, a Letter of Credit Request and an application with respect to the Letter of Credit requested and (c) in each case, an Updated Borrowing Base Certificate, in each case duly executed by an Authorized Signatory of the applicable Borrower and (ii) after giving effect to the Revolving Credit Loan(s) to be made and/or the Letter(s) of Credit to be issued, the Aggregate Parent Credit Exposure shall not exceed the Borrowing Base as reflected in such Updated Borrowing Base Certificate.

6.3  Certain Documents

     All documents required by the provisions of the Loan Documents to be executed or delivered to the Agent or any Lender on or before the applicable Borrowing Date shall have been so executed and delivered on or before such Borrowing Date.

6.4  Other Documents

     Each of the Agent, the Issuing Bank and the Lenders shall have received such other documents, each in form and substance reasonably satisfactory to it, as it shall reasonably require in connection with the making of the Loans and the issuance of the Letters of Credit on such Borrowing Date.

7.   AFFIRMATIVE COVENANTS

     Each Borrower agrees that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, the Issuing Bank or the Agent, the Parent shall:

7.1  Financial Statements and Information

     Maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Lender:

     (a) As soon as available, but in any event within 105 days after the end of each fiscal year, a copy of the Parent's Consolidated and Consolidating Balance Sheets as at the end of such fiscal year, together with the related Consolidated and Consolidating Statements of Operations and Stockholders' Equity and Consolidated Cash Flows as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year. The Consolidated Balance Sheets and Consolidated Statements of Operations, Stockholders' Equity and Cash Flows (as well as like separate consolidated Balance Sheets and Consolidated Statements of Operations, Stockholders' Equity and Cash Flows of Physics) shall be audited and certified without qualification by the Accountants, which certification shall (i) state that the examination by such Accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) include the opinion of such Accountants that such Consolidated financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion. The Consolidating Balance Sheets and Consolidating Statements of Operations, Stockholders' Equity and Cash Flows shall be certified by a Financial Officer of Parent, as being complete and correct in all material respects and as presenting fairly the Consolidating financial condition and the Consolidating results of operations of the Parent and its Subsidiaries. Notwithstanding any of the foregoing, Parent may satisfy its obligation to furnish Consolidated Balance Sheets and Consolidated Statements of Operations, Stockholders' Equity and Cash Flows by furnishing copies of the Parent's annual report on Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto, provided Parent is required to file such annual report on Form 10-K with the SEC and such filing is actually made.

     (b) As soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the Consolidated and Consolidating Balance Sheets of the Parent and its Consolidated Subsidiaries as at the end of each such quarterly period, together with the related Consolidated and Consolidating Statements of Operations and Consolidated Statement of Cash Flows for such period and for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by a Financial Officer of Parent, as being complete and correct in all material respects and as presenting fairly the Consolidated and Consolidating financial condition and the Consolidated and Consolidating results of operations of the Parent and its Subsidiaries. Notwithstanding any of the foregoing, the Parent may satisfy its obligation to furnish quarterly Consolidated Balance Sheets and Consolidated Statement of Operations and Cash Flows by furnishing copies of the Parent's quarterly report on Form 10-Q in respect of such fiscal quarter, together with the financial statements required to be attached thereto, provided Parent is required to file such quarterly report on Form 10-Q with the SEC and such filing is actually made.

     (c) Within 50 days after the end of each of the first three fiscal quarters (105 days after the end of the last fiscal quarter), a Compliance Certificate, certified by a Financial Officer of Parent.

     (d) As soon as available, but not later than 30 days after the last day of each fiscal year, budgets for each Borrower and its Subsidiaries for the coming fiscal year, in form and substance reasonably satisfactory to the Agent.

     (e) Monthly, and not later than the 25th day following the last day of each month, (i) with respect to each Borrower and its Subsidiaries, separate accounts receivable aging reports for Parent, Physics, GP Canada, GP (UK) and MXL as of the last day of the immediately preceding month, in form and substance reasonably satisfactory to the Agent, (ii) a certification as to the outstanding principal balance of each Intercompany Demand Note as of the last day of the immediately preceding month, (iii) a Borrowing Base Certificate together with statements of accounts payable as of the last day of the immediately preceding month, (iv) a report in a format satisfactory to the Agent comparing the actual results of Physics, GP Canada, GP (UK) and MXL, each separately, against its respective projections, both for the immediately preceding month and for the year to date and (v) separate internally prepared financial statements of Physics, GP Canada, GP (UK) and MXL.

     (f) Not less than one and not more than three days prior to each Borrowing Date, an Updated Borrowing Base Certificate.

     (g) Not less than one and not more than three days prior to each Covered Event, an Updated Borrowing Base Certificate giving effect to the transactions contemplated by such Covered Event.

     (h) Within 25 days of the last day of each fiscal quarter, a report in a format satisfactory to the Agent comparing Parent's actual results against its projections (on a consolidated and consolidating basis), both for such immediately preceding fiscal quarter and for the year to date.

     (i) Such other information as the Agent or any Lender may reasonably request from time to time.

7.2  Certificates; Other Information

     Furnish to the Agent and each Lender:

     (a) Prompt written notice if: (i) any Indebtedness of any Borrower or any of its Subsidiaries in an aggregate amount in excess of $500,000 is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (ii) a default shall have occurred under any note (other than the Notes), certificate, security or other evidence of Indebtedness in an aggregate amount in excess of $500,000, or the holder or obligee of any note (other than the Notes), certificate, security or other evidence of Indebtedness, with respect to any other Indebtedness of any Borrower or any of its Subsidiaries has the right to declare Indebtedness in an aggregate amount in excess of $500,000 due and payable prior to its stated maturity, (iii) there shall occur and be continuing a Default or an Event of Default or (iv) a Change in Management should occur;

     (b) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming any Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, and (ii)(A) any lapse or other termination of any material license, permit, franchise or other authorization issued to any Borrower or any of its Subsidiaries by any Person or Governmental Authority, and (B) any refusal by any Person or Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect;

     (c) Promptly upon becoming available, copies of all (i) registration statements, regular, periodic or special reports, schedules and other material which any Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, and (ii) material news releases and annual reports relating to any Borrower or any of its Subsidiaries;

     (d) Prompt written notice in the event that any Borrower, any of its Subsidiaries or any ERISA Affiliate knows, or has reason to know, that (i) any Termination Event with respect to a Pension Plan has occurred or will occur,
(ii) any condition exists with respect to a Pension Plan which presents a material risk of termination of the Pension Plan, imposition of an excise tax, requirement to provide security to the Pension Plan or other liability on any Borrower, any of its Subsidiaries or any ERISA Affiliate, (iii) any Borrower, any of its Subsidiaries or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan, (iv) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans is in excess of $1,000,000, (v) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans is in excess of $1,000,000, (vi) any Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan, (vii) the imposition of any tax under Section 4980B(a) of the Code or (viii) the assessment of a civil penalty under Section 502(c) of ERISA, together with a certificate of a Financial Officer of the applicable Borrower setting forth the details of such event and the action which such Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto, in each case, which the happening of such event could reasonably be expected to have a Material Adverse Effect.

     (e) Prompt written notice in the event that any Borrower, any of its Subsidiaries or any ERISA Affiliate shall receive a demand letter from the PBGC notifying any Borrower, such Subsidiary or such ERISA Affiliate of any final decision finding liability and the date by which such liability must be paid, together with a copy of such letter and a certificate of a Financial Officer of such Borrower setting forth the action which such Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

     (f) Promptly upon the same becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that any Borrower, any of its Subsidiaries or any ERISA Affiliate proposes to adopt which would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of a Financial Officer of such Borrower setting forth the reasons for the adoption of such amendment and the action which such Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

     (g) As soon as possible and in any event by the tenth day after any required installment or other payment under Section 412 of the Code owed to a Pension Plan shall have become due and owing and remain unpaid a copy of the notice of failure to make required contributions provided to the PBGC by any Borrower, any of its Subsidiaries or any ERISA Affiliate under Section 412(n) of the Code, together with a certificate of a Financial Officer setting forth the action which such Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

     (h) Promptly upon the same becoming available, and in any event by 15th day of each month, (i) a listing of all Government Receivables created since the last such report provided and (ii) a duly executed Confirmatory Assignment of Contract and Notice of Assignment of Accounts Receivable as Security,
substantially in the form of Exhibit A and Exhibit B, respectively, to the Subsidiary Guaranty and Security Agreement and the Borrower Security Agreement.

     (i) Prompt written notice of any change in the budgets furnished pursuant to Section 7.1(d) with respect to any fiscal year subsequent to fiscal year 2000.

     (j) Promptly after completed, consolidated projections prepared, as revised from time to time, with respect to the Credit Parties; provided, that, if consolidating projections are prepared with respect to any Credit Party (which preparation shall be in the sole discretion of the Credit Parties), then such projections shall also be furnished to the Agent promptly after completed.

     (k) Such other information as the Agent or any Lender shall reasonably request from time to time.

7.3  Legal Existence

     Except as may otherwise be permitted by Sections 8.3 and 8.4, maintain, and cause each Credit Party and each of its Foreign Subsidiaries to maintain, its corporate, partnership or analogous existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

7.4  Taxes

     Pay and discharge when due, and cause each Credit Party and each of its Foreign Subsidiaries so to do, all Taxes upon or with respect to the Parent, any Credit Party and any Foreign Subsidiary and all Taxes upon the income, profits and Property of the Parent, any Credit Party and any Foreign Subsidiary, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on Property of the Parent, any Credit Party and any Foreign Subsidiary (other than a Lien described in Section 8.2(i)), unless and to the extent only that such Taxes shall be contested in good faith and by appropriate proceedings diligently conducted by the Parent, the Credit Party or the Foreign Subsidiary and provided that any such contested Tax shall not constitute, or create, a Lien on any Property of the Parent, any Credit Party and any Foreign Subsidiary senior to the Liens, if any, granted to the Agent and the Lenders by the Collateral Documents on such Property, and, provided further, that the Parent, the applicable Credit Party and the applicable Foreign Subsidiary shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

7.5  Insurance

     (a) Insurance. Maintain, and cause each Credit Party and each of the Foreign Subsidiaries to maintain, insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including public liability (bodily injury and property damage), fidelity, business interruption, and workers' compensation with deductibles which are customary for companies engaged in similar businesses, and which, in the case of property insurance, shall be (i) in amounts sufficient to prevent any Borrower or such Subsidiary from becoming a co-insurer, and (ii) against all risks; and file with the Agent within ten days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of the Financial Officer (or such other officer as shall be acceptable to the Agent) of such Borrower certifying that in the opinion of such officer such insurance is adequate in nature and amount, complies with the obligations of the Borrowers under this Section, and is in full force and effect.

     (b) Insurance Covering Collateral. Promptly upon request therefor, deliver or cause to be delivered to the Agent originals or duplicate originals of all such policies of insurance covering the Collateral. All such insurance policies in respect of property insurance and business interruption insurance shall contain a standard loss payable clause and shall be endorsed to provide that, in respect of the interests of the Agent, the Issuing Bank and the Lenders: (i) the Agent shall be an additional insured, (ii) 30 days' prior written notice of any cancellation, reduction of amounts payable, or any changes and amendments shall be given to the Agent, and (iii) the Agent shall have the right, but not the obligation, to pay any premiums due or to acquire other such insurance upon the failure of a Borrower or such Subsidiary to pay the same or to so insure. All property insurance policies shall name the Agent as sole loss payee in respect of each claim relating to the Collateral and resulting in a payment under any such insurance policy exceeding $1,000,000. Provided that no Default or Event of Default shall exist, the Agent agrees, promptly upon its receipt thereof, to pay over to the Parent, the applicable Credit Party or the applicable Foreign
Subsidiary that owns the applicable Property the proceeds of such payment to enable the Parent, the applicable Credit Party or the applicable Foreign Subsidiary to repair, restore or replace the Property subject to such claim. To the extent that such the Parent, the Credit Party or the Foreign Subsidiary fails to repair, restore or replace such Property subject to a claim, subject to
Section 2.2(c), an amount equal to such proceeds shall be immediately applied as a permanent reduction of the Aggregate Parent Commitment Amount and/or Aggregate GP Canada Credit Exposure, as the case may be, pursuant to Section 2.4(b). If a Default or Event of Default shall then exist, the Agent shall (i) hold the proceeds of such payment as Collateral until such Default or Event of Default shall no longer exist and then pay over the same to such Borrower or Credit Party to enable such Borrower or Credit Party to repair, restore or replace or cause to be repaired, restored or replaced the Property subject to the claim which resulted in such payment or (ii) hold such proceeds as Collateral and apply the same to the obligations of the Parent or Credit Party under the Loan Documents in such order, in such amounts and at such times as the Agent, with the consent of Required Lenders, shall decide.

     (c) Concurrent Insurance. No Borrower nor any of its Subsidiaries shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to subsection (b) above unless the Agent has approved the carrier and the form and content of the insurance policy, including naming the Agent as an additional insured and sole loss payee thereunder.

7.6  Performance of Obligations

     Pay and discharge when due, and cause each Credit Party and each of the Foreign Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (i) have a Material Adverse Effect, or (ii) become a Lien upon Property of any Borrower, any Credit Party, or any of the Foreign Subsidiaries other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted and that any such contested Indebtedness, obligations or claims shall not constitute, or create, a Lien on any Property of a Borrower, any Credit Party, or any of the Foreign Subsidiaries senior to the Lien, if any, granted to the Agent under the Collateral Documents on such Property, and provided that the Parent, Credit Party or Foreign Subsidiary shall give the Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

7.7  Condition of Property

     At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of the Credit
Parties and Foreign Subsidiaries so to do, all Property necessary to the operation of any Credit Party's or such Foreign Subsidiary's business.

7.8  Observance of Legal Requirements

     Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrowers shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

7.9  Inspection of Property; Books and Records; Discussions

     At all reasonable times, upon reasonable prior notice, at the Lenders' expense (unless an Event of Default has occurred and is continuing in which case it shall be at the Borrowers' expense) permit representatives of the Agent and each Lender to visit the offices of each Borrower, each other Credit Party and each Foreign Subsidiary, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of each Borrower, each other Credit Party and each Foreign Subsidiary with the respective officers thereof, and to examine and inspect the Property of each Borrower, each other Credit Party and each Foreign Subsidiary and to meet and discuss the affairs of each Borrower, each other Credit Party and each Foreign Subsidiary with the Accountants.

7.10 Authorizations

     Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all material licenses, franchises, permits, licenses, authorizations and other rights as are necessary for the conduct of its business.

7.11 Financial Covenants

     (a) Fixed Charge Coverage Ratio. With respect to the fiscal quarters ending on the dates set forth below, maintain a Fixed Charged Coverage Ratio in a proportion not less than that set forth below opposite each such fiscal quarter:

                  Fiscal Quarter                              Ratio

                  June 30, 2000                               > 1.15 to 1.00
                                                              -
                  September 30, 2000                          > 1.40 to 1.00
                                                              -
                  December 31, 2000                           > 1.65 to 1.00
                                                              -
                  March 31, 2001
                      and each fiscal quarter thereafter      > 1.75 to 1.00
                                                              -

     (b) Leverage Ratio. Maintain as of the last day of each fiscal quarter set forth below, a Leverage Ratio in a proportion not greater than the ratios set forth below opposite each such fiscal quarter (for purposes of the June 30, 2000 calculation, it shall be assumed that all Subordinated Debt that is outstanding as at the Closing Date was outstanding as at June 30, 2000)

                  Fiscal Quarter                              Ratio

                  June 30, 2000                               5.50 to 1.00*
                  September 30, 2000                          6.15 to 1.00
                  December 31, 2000                           5.50 to 1.00
                  March 31, 2001
                    and each fiscal quarter thereafter        5.00 to 1.00

     (c) Minimum Consolidated Net Worth. Maintain at all times as of the last day of each fiscal quarter, Consolidated Net Worth in an amount not less than the greater of (A) the Minimum Net Worth Amount for such fiscal quarter and (B) the sum of the Beginning Net Worth Amount, plus (i) for each fiscal quarter commencing with the fiscal quarter ending September 30, 2000, 80% of the Parents' Consolidated net income (if positive) for all such fiscal quarters on a cumulative basis, plus (ii) 80% of the Net Cash Proceeds (on a cumulative basis) resulting from any equity issuance by Parent or any of its Subsidiaries, and then minus (iii) the aggregate amount of the IT Adjustment occurring after June 30, 2000.

     (d) Minimum Consolidated EBITDA. Maintain as of the last day of each fiscal quarter set forth below, Consolidated EBITDA for such fiscal quarter of not less than the amount set forth below opposite each such fiscal quarter:

                  Fiscal Quarter                              Amount

                  June 30, 2000                               $2,895,300
                  September 30, 2000                          $3,563,200
                  December 31, 2000                           $4,258,300
                  March 31, 2001
                   and each fiscal quarter thereafter         $4,500,000

7.12 Additional Subsidiaries

     Not allow any Subsidiary to be acquired or established by any Credit Party after the Closing Date without the prior written consent of the Agent and the Required Lenders and to the extent such consent is furnished, the Borrowers shall:

     (i) On or prior to each date hereafter upon which a Person shall have become a Material Subsidiary of the Parent, (a) deliver such certificates, stock powers and other documents as would be required by Section 5.11(a)(ii) and/or
Section 5.11(c)(ii) as if such Material Subsidiary were a Material Subsidiary as of the first Borrowing Date or as otherwise may be required hereby and/or by the Borrower Security Agreement and/or by the Subsidiary Guaranty and Security Agreement and such other documents as the Agent shall request; provided, that, to the extent such new Material Subsidiary is not a Subsidiary of a Credit Party, the owner of the Capital Stock of such new Material Subsidiary shall execute all documentation reasonably requested by the Agent in order to effect the pledge to the Agent, for the ratable benefit of the Lenders, of (A) 100% of the issued and outstanding Capital Stock of such new Material Subsidiary to the extent it is a Domestic Subsidiary and (B) 65% of the issued and outstanding Capital Stock of such new Material Subsidiary to the extent it is a Foreign Subsidiary (b) cause each such Material Subsidiary that is a Domestic Subsidiary to become a party to the Subsidiary Guaranty and Security Agreement and provide and execute all documents requested by the Agent to perfect a Lien in Collateral granted thereunder (to the extent such Material Subsidiary owns Property of the type described as Collateral in such Subsidiary Guaranty and Security Agreement) and (c) cause each such Material Subsidiary that is not a Domestic Subsidiary to execute an Intercompany Demand Note to the order of Parent or a Subsidiary of Parent and Parent, or its Subsidiary, as the case may be, shall endorse such note in blank and deliver same, together with any related Intercompany Demand Loan Documents, to the Agent (for the ratable benefit of the Lenders), together with all of the other documents necessary to perfect the Agent's first Lien therein.

     (ii) On or prior to each date hereafter upon which two or more Subsidiaries (which are not individually Material Subsidiaries) hold 15% or more of the Consolidated assets of the Parent or account for more than 15% of the Consolidated EBIDTA, as shown on the most recently delivered financial statements of the Parent and its Subsidiaries (a) deliver such certificates, stock powers and other documents as would be required by Section 5.11(a)(ii) and/or Section 5.11(c)(ii) as if one or more such Subsidiaries were a Material Subsidiary as of the first Borrowing Date or as otherwise may be required hereby and/or by the Borrower Security Agreement and/or by the Subsidiary Guaranty and Security Agreement and such other documents as the Agent shall request, (b) cause one or more of such Subsidiaries that is a Domestic Subsidiary to become a party to the Subsidiary Guaranty and Security Agreement and provide and execute all documents requested by the Agent to perfect a Lien in Collateral granted thereunder (to the extent such Material Subsidiary owns Property of the type described as Collateral in such Subsidiary Guaranty and Security Agreement) and
(c) cause one or more of such Subsidiaries that is not a Domestic Subsidiary to execute an Intercompany Demand Note to the order of Parent or a Subsidiary of Parent and Parent, or its Subsidiary, as the case may be, shall endorse such note in blank and deliver same, together with any related Intercompany Demand Loan Documents, to the Agent (for the ratable benefit of the Lenders), together with all of the other documents necessary to perfect the Agent's first Lien therein so that, after the delivery of the documents and other items required under sub-sections (i), (ii) and (iii), not more than 15% of the Consolidated assets of the Parent is held by, and not more than 15% of the Consolidated EBITDA is attributable to any two or more Subsidiaries which are not Material Subsidiaries.

7.13 Hydro Med Issues

     Ensure that Parent at all times owns Capital Stock in Hydro Med Sciences, Inc. that either (A) constitutes not less than 51% of the issued and outstanding stock of Hydro Med Sciences, Inc. or (B) has an aggregate fair market value of not less than $17,500,000.

7.14 Mortgages

     On or before September 15, 2000 ensure that each Mortgage is duly executed by each applicable mortgagor and such other documents related thereto that the Agent shall reasonably request and furnish the originals thereof to the Agent on or before such date which Mortgages shall be recorded only in accordance with the provisions of Section 2.13 hereof.

7.15 In-House Counsel Opinion

     On or before September 30, 2000, the Agent shall have received the opinion of Andrea Kantor, Esq., in-house counsel to Parent and its Subsidiaries (other than Physics and its Subsidiaries), addressed to the Agent and the Lenders, (and permitting Special Counsel to rely thereon), and dated the Closing Date, which opinion shall be substantially in the form of Exhibit F-2 hereto. It is understood that such opinion is being delivered to the Agent and the Lenders upon the direction of the Borrowers and their Subsidiaries and that the Agent and the Lenders may and will rely on such opinion.

7.16 Title Reports; Appraisals

     The Borrowers shall take all reasonable action requested by the Agent and cooperate fully with the Agent in order to enable the Agent to procure (i) a title report from a title company reasonably satisfactory to the Agent with respect to each property covered by a Mortgage (other than the Reservoir Property) and (ii) an appraisal of each Property that is to be subject to a Mortgage.

7.17 Morgan Keegan Consent

     The Borrowers shall use their best efforts to cause the original executed Morgan Keegan Consent to be delivered to the Agent on or before September 8, 2000.

8.   NEGATIVE COVENANTS

     Each Borrower agrees that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, the Issuing Bank or the Agent, no Borrower shall, directly or indirectly:

8.1  Indebtedness

     Create, incur, assume or suffer to exist any liability for Indebtedness, or permit any other Credit Party or any Foreign Subsidiary so to do, except:

     (a) Indebtedness of the Borrowers to the Lenders and the Agent under this Agreement and the Loan Documents;

     (b) Current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with purchases of goods and services;

     (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor; materials and supplies to the extent that payment therefor shall not at the time be required to be made;

     (d) Indebtedness in respect of judgments or awards that do not constitute an Event of Default under Section 9.1(j);

     (e) Performance or other guaranties given by any Borrower in respect of Indebtedness of the other Borrowers that is otherwise permitted pursuant to this
Section 8.1 and in respect of other obligations of the other Borrowers permitted under this Agreement;

     (f) Intercompany Indebtedness;

     (g) Other unsecured Indebtedness in an aggregate principal amount not in excess of $500,000 at any one time outstanding;

     (h) Indebtedness in respect of deferred liabilities other than for deferred taxes and other than for borrowed money, including without limitation, deferred compensation, provided that the aggregate amount of such Indebtedness of the Credit Parties incurred on or after the date hereof shall not exceed $1,000,000 at any one time outstanding;

     (i) Indebtedness in respect of deferred taxes;

     (j) Indebtedness secured by the security interests referred to in subsection 8.2(viii) hereof and Capitalized Lease Obligations, in each case incurred only if, after giving effect thereto, the limit on Capital Expenditures set forth in Section 8.7 hereof would not be breached;

     (k) Subordinated Debt;

     (l) Indebtedness existing on the date hereof as set forth on Schedule 8.1 hereto and other Indebtedness described in Schedule 8.1 hereto;

     (m) (i) Contingent Obligations set forth on Schedule 8.1 hereto and renewals, extensions or replacements of Contingent Obligations set forth on
Schedule 8.1 hereto in respect of obligations in amounts not exceeding the amount guaranteed under the Contingent Obligation set forth in Schedule 8.1;
(ii) other  Contingent  Obligations if (A) at the time of entering into any such

Contingent Obligation the Borrowers shall be in compliance with all of the terms and conditions of this Agreement and (B) the aggregate amount outstanding of all Contingent Obligations entered into pursuant to this subsection 8.1(m)(ii) (whether guarantees of payment or performance) shall at no time exceed $1,000,000. For the purposes hereof, if more than one Borrower and/or Material Subsidiary shall have a Contingent Obligation of the same obligations of another Person, the amount of only one of such Contingent Obligation shall be counted for purposes of this Section 8.1(m)(ii), and (iii) Contingent Obligations in respect of the Indebtedness described in Section 8.1(n); and

8.2 Liens

     Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any other Credit Party or any Foreign Subsidiary so to do, except

     (i) Liens for Taxes in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest,

     (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA),

     (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business,

     (iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property which do not adversely affect the value of such real Property or the financial condition of any Borrower or any Subsidiary or impair its use for the operation of the business of any Borrower or any Subsidiary,

     (v) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent by more than 90 days or which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest,

     (vi) Liens arising out of judgments or decrees which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest,

     (vii) Liens in favor of the Agent and the Lenders under the Loan Documents and Liens in connection with the Intercompany Demand Loan Documents,

     (viii) Liens securing obligations incurred in connection with the Physics Computer System and Liens under other capital leases and Liens on Property (including, in the event such Property constitutes capital stock of a newly acquired Subsidiary, Liens on the Property of such Subsidiary) acquired by a Borrower or a Material Subsidiary after the Effective Date within the terms of this Agreement and either existing on such Property when acquired, or created contemporaneously with such acquisition to secure the payment or financing of the purchase price thereof, provided that (w) such Liens attach only to the Property so purchased or acquired, (x) the Indebtedness secured by such Liens is permitted by Section 8.1(j), (y) the Indebtedness secured or covered by any such Lien shall not exceed the lesser of the cost or fair market value of the Property acquired and shall not be renewed or extended or prepaid from the proceeds of any borrowing by a Borrower and (z) the aggregate amount of all Indebtedness secured by Liens of the type permitted by this subsection 8.2(viii), excluding Liens granted for the Physics Computer System, on a Consolidated basis shall not at any time exceed $700,000 at any one time outstanding in the aggregate with respect to all the Credit Parties taken as a whole,

     (ix) Liens on Margin Stock to the extent that a prohibition on such Liens would result in the Agent and the Lenders being deemed to be "indirectly secured" by Margin Stock under Regulation U of the Board of Governors of the Federal Reserve System, as amended, taking into account the value of Margin Stock owned by the applicable Borrower and its Subsidiaries and any other relevant facts and circumstances,

     (x) Liens on Property of any Credit Party or Foreign Subsidiary existing on the Effective Date as set forth on Schedule 8.2, but not any increases in the amounts secured thereby or extensions thereof to additional Property,

     (xi) Liens on Property of any Credit Party or Foreign Subsidiary acquired prior to the Effective Date provided that such Liens are limited to the Property so acquired and were not created in contemplation of such acquisition,

     (xii) any interest or title of a lessor in assets being leased by any of the Borrowers or any Material Subsidiary under an operating lease,

     (xiii) Intentionally Omitted,

     (xiv) the right reserved to or vested in any Governmental Authority by any statutory provision, or by the terms of any lease, license, franchise, grant or permit of such Person, to terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuance thereof,

     (xv) any Lien resulting from security given to a public utility or Governmental Authority when required by such utility or such Governmental Authority in connection with the operation of the business of any Borrower, and

(xvi) the reservations, limitations, provisos and conditions, if any, expressed in any original grants of real property from Her Majesty the Queen in the Right of the Province of Ontario.

8.3  Merger, Consolidations and Acquisitions

     Consolidate with, be acquired by, amalgamate with, merge or wind up into or with any Person, make any Acquisition or enter into any binding agreement to do any of the foregoing which is not contingent on obtaining the consent of the Required Lenders, or permit any Credit Party or Foreign Subsidiary so to do, except:

     (a) Capital Expenditures permitted by Section 8.7;

     (b) provided that (i) the Agent shall have received ten days' prior written notice thereof and (ii) immediately before and after giving effect thereto no Default or Event of Default shall exist, any direct or indirect wholly-owned Subsidiary of a Borrower may merge or consolidate with such Borrower or any other direct or indirect wholly-owned Subsidiary of such Borrower, provided that in the event of a merger or amalgamation of such Borrower and such wholly-owned Subsidiary, such Borrower shall be the survivor;

     (c) mergers or amalgamations involving a Borrower or a Subsidiary Guarantor as long as such Borrower or such Subsidiary Guarantor is the surviving entity; and

     (d) Investments permitted by Section 8.5.

8.4   Dispositions

     Make any Disposition, or permit any other Credit Party or any Foreign Subsidiary so to do, except:

     (a) Dispositions by Parent and/or any other Credit Party or Foreign Subsidiary other than GP Canada of any Investments (other than marketable securities) permitted under Section 8.5(a); provided, that, 100% of the proceeds thereof are applied in accordance with Section 2.5(d) hereof and, provided, further within ten Business Days prior to each such Disposition, the Agent and the Lenders shall have received a certificate in respect thereto signed by an Authorized Signatory of Parent identifying the Property to be sold or otherwise disposed of and stating the total consideration to be paid in respect of such Disposition, together with estimates of items to be deducted therefrom in arriving at the Net Cash Proceeds and if at the time of such Disposition the Overadvance Amount is greater than zero and/or such Investment(s) was included in the Borrowing Base as reflected in the most recent Borrowing Base Certificate, an Updated Borrowing Base Certificate demonstrating compliance with the Borrowing Base after giving effect to the applicable Disposition;

     (b) Dispositions of Property which, in the reasonable opinion of the applicable Borrower, Credit Party or Foreign Subsidiary, is obsolete or no longer useful in the conduct of its business;

     (c) Dispositions by Parent and/or any other Credit Party or Foreign Subsidiary other than GP Canada of marketable securities by the Parent; provided, that, Parent shall apply 100% of the Net Cash Proceeds thereof within one Business Day of the receipt thereof in accordance with the terms of Section 2.5(d) hereof and, provided, further that within ten Business Days prior to each such Disposition, the Agent and the Lenders shall have received a certificate in respect thereto signed by an Authorized Signatory of Parent identifying the Property to be sold or otherwise disposed of and stating the total consideration to be paid in respect of such Disposition, together with estimates of items to be deducted therefrom in arriving at the Net Cash Proceeds and if at the time of such Disposition the Overadvance Amount is greater than zero and/or any of such marketable securities were included in the Borrowing Base as reflected in the most recent Borrowing Base Certificate, an Updated Borrowing Base Certificate demonstrating compliance with the Borrowing Base after giving effect to the applicable Disposition;

     (d) The MXL Sale/Leaseback and other Dispositions by Parent and/or any other Credit Party or Foreign Subsidiary other than GP Canada as to which the following conditions have been satisfied:

     (i) no Default or Event of Default shall exist immediately before or after giving effect thereto,

     (ii) the total consideration received or to be received therefor by the Parent, any Credit Party or any of the Foreign Subsidiaries shall be payable in cash, or if there should be non-cash consideration, such non-cash consideration shall not exceed $500,000 (as determined on or before the closing thereof) and such total consideration received or to be received therefor shall not be less than the fair market value thereof as reasonably determined by the Managing Person of the Parent, such Credit Party or such Foreign Subsidiary,

     (iii) Parent shall apply the Net Cash Proceeds thereof within one Business Day of the receipt thereof as required and provided by Section 2.5(d), and

     (iv) within ten Business Days prior to each such Disposition, the Agent and the Lenders shall have received a certificate in respect thereto signed by an Authorized Signatory of each Borrower identifying the Property to be sold or otherwise disposed of and stating (x) that immediately before or after giving effect thereto, no Default or Event of Default shall exist, (y) that the consideration received or to be received by the Parent or such Subsidiary for such Property has been determined by the Managing Person thereof to be not less than the fair market value of such Property and (z) the total consideration to be paid in respect of such Disposition, together with estimates of items to be deducted therefrom in arriving at the Net Cash Proceeds; and

     (e) Dispositions by GP Canada as long as each of the following conditions shall have been satisfied prior to such Disposition being consummated:

     (i) GP Canada shall have delivered to the Agent and each Lender, not less than fifteen (15) days prior to the date upon which such Disposition is to be consummated, a Disposition Proposal; and

     (ii) on or before the date that is ten (10) days after receipt of such Disposition Proposal the Agent shall have provided written notice to GP Canada that such Disposition Proposal is satisfactory.

IT  IS  EXPRESSLY  AGREED  THAT,  FOR  PURPOSES  OF  THIS  SECTION  8.4(e),  ANY
DETERMINATION BY THE AGENT AND/OR THE REQUIRED LENDERS AS TO WHETHER A DISPOSITION PROPOSAL IS SATISFACTORY SHALL BE IN THE SOLE AND ABSOLUTE
DISCRETION OF THE AGENT AND THE REQUIRED LENDERS, AS THE CASE MAY BE. Furthermore, if the Agent does not provide written notice to GP Canada within such ten (10) day period that a Disposition Proposal is satisfactory, it shall be deemed that such Disposition Proposal is not satisfactory. To the extent that the Agent does provide written notice to GP Canada that a Disposition Proposal is satisfactory, GP Canada may consummate such Disposition and if consummated shall apply the Net Cash Proceeds thereof in the manner set forth in such Disposition Proposal.

8.5  Investments, Loans, Etc.

     At any time, directly or indirectly, purchase or otherwise hold, own, acquire or invest in the Capital Stock of, evidence of indebtedness or other obligation or security issued by, any other Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any Acquisition, or become a partner or joint venturer in any partnership or joint venture, or enter into any Interest Rate Protection Arrangement, or make any other investment (whether in cash or other Property) in any other Person, or make any commitment or otherwise to agree to do any of the foregoing (all of which are sometimes referred to herein as "Investments"), or permit any of its Subsidiaries so to do, except:

     (a) Investments in Cash Equivalents;

     (b)  Investments  existing on the  Effective  Date as set forth on Schedule
8.5;

     (c) normal business banking accounts and short-term certificates of deposit and time deposits in, or issued by, federally insured institutions in amounts not exceeding the limits of such insurance;

     (d) Investments in Interest Rate Protection Arrangements (where used for hedging purposes) covering a notional principal amount not in excess of the Aggregate Commitment Amount;

     (e) Intentionally Omitted;

     (f) loans and extensions of credit to employees of a Credit Party or Foreign Subsidiary that are not officers of a Credit Party not in excess of $250,000 in the aggregate at any one time outstanding;

     (g) Investments by any Borrower or any Subsidiary in Intercompany Indebtedness permitted under Section 8.1;

     (h) Investments in the form of a subordinated note not in excess of $5,000,000 payable to Parent in connection with the Disposition of Five Star;

     (i) Investments in Eligible Securities Collateral by Parent and/or its Subsidiaries (and in that regard, each Borrower represents that Schedule 8.5 contains a list of all Eligible Securities Collateral and other marketable securities owned by Parent and/or its Subsidiaries as of the Closing Date);

     (j) Investments of the Borrowers described on Schedule 8.1;

     (k) Investments by Parent in GP(UK);

     (l) Intentionally Omitted; and

     (m) loans to Persons solely for such Person to exercise stock options he/she has with respect to Parent's Capital Stock under Parent's stock option plan (such loans are referred to herein individually as an "Option Loan" and collectively as the "Option Loans"); provided, that, no such Option Loan shall be permitted unless (i) there is no reduction in Parent's net assets as a result of such Option Loan and no Credit Party makes or is obligated to make any distribution, advance or payment of cash in connection with such Option Loan,
(ii) such Option Loan is evidenced by a promissory note payable by such employee to the order of Parent in the face amount of such Option Loan, such promissory note is endorsed to the Agent, the Agent is given possession of the original of such note and the Agent is granted a first priority perfected security interest in such note for the ratable benefit of the Lenders and the Issuing Bank, (iii) the making of such Option Loan does not violate any statute, regulation, rule or order of any Governmental Authority and (iv) the amount of such Option Loan, when added to the aggregate principal balance of all other Option Loans then outstanding, does not exceed $7,500,000.

8.6  Restricted Payments.

     Declare or pay any Restricted Payments payable in cash or otherwise, apply any of its Property thereto or set apart any sum therefor, or permit any of its Subsidiaries to do so, except:

     (i) Parent may declare and pay any dividend payable solely in shares of its common stock and

     (ii) any Subsidiary may declare and pay dividends to its immediate parent.

8.7  Capital Expenditures; Operating Leases.

     (a) Make any Capital Expenditures, or incur any obligation to make Capital Expenditures, or permit any other Credit Party or any Foreign Subsidiary so to do, other than in connection with the Physics Computer System and other Capital Expenditures and obligations in connection therewith in an aggregate Consolidated amount in excess of $3,500,000 in any fiscal year. Capital Expenditures shall be calculated on a noncumulative basis so that amounts not expended in a fiscal year may not be carried over and expended in any subsequent fiscal year.

     (b) Expend, or permit any other Credit Party or any Foreign Subsidiary to expend, for the lease, rental or hire of real or personal property pursuant to any rental agreement therefor, other than in connection with Capital Lease Obligations and, excluding amounts paid in connection with the Physics Computer System, an aggregate Consolidated amount in excess of $14,000,000 in any fiscal year, provided that, in the event the MXL Sale/Leaseback shall be consummated, such amount shall not exceed $15,000,000 in any fiscal year.

8.8  Business and Name Changes

     (i) Materially change the nature of the business of any Borrower or its Subsidiaries as conducted on the Effective Date, or alter or modify its structure or status, or change its fiscal year from that in effect on the Effective Date, or permit any of the Credit Parties or Foreign Subsidiaries so to do, or

     (ii) Change the name or chief executive office of any Borrower, any other Credit Party or any Foreign Subsidiary unless the Agent shall have received (1) 30 days' notice prior to a change in name or chief executive office of any such Person and (2) such documents as the Agent may request to continue the perfection of any Liens on the Property of such Borrower, any such other Credit Party or such Foreign Subsidiary whose name or chief executive office is to be changed.

8.9  ERISA

     Cause any Pension Plan to have a Funded Current Liability Percentage of less than 60%, or increase benefits, or permit any of its Subsidiaries so to do, under any Employee Benefit Plan or establish or contribute to any new Employee Benefit Plan except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect.

8.10 Prepayments of Indebtedness

     Prepay or obligate itself to prepay, in whole or in part, any Indebtedness (other than the Indebtedness under the Loan Documents), or permit any other Credit Party or any Foreign Subsidiary so to do other than payments to another Credit Party provided no Default or Event of Default exists before and after giving effect to any such prepayment.

8.11 Amendments, Etc. of Certain Agreements

     Subject to Section 8.8(ii) in respect of GP Canada, enter into or agree to any amendment, modification or waiver of any term or condition of its Organizational Documents in any way which could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries so to do.

8.12 Transactions with Affiliates

     Become a party to any transaction with an Affiliate (other than a Credit Party or a Foreign Subsidiary), or permit any Credit Party or any of the Foreign Subsidiaries so to do, unless the Parent's, the applicable Credit Party's or applicable Foreign Subsidiary's Managing Person shall have determined that the terms and conditions relating thereto are as favorable to the Parent, GP Canada, such Credit Party, or such Foreign Subsidiary as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate.

8.13 Issuance of Additional Capital Stock

     Issue any additional Capital Stock, or permit any Credit Party or any Foreign Subsidiary so to do, except that Parent may issue additional Capital Stock (i) in connection with the payment of any dividend and (ii) as long as (x) no Default or Event of Default exists before and after giving effect to any such issuance of Capital Stock and (y) Parent applies 100% of the Net Cash Proceeds thereof within one Business Day of the receipt thereof in accordance with the terms of Section 2.5(d) hereof.

8.14  Limitation on Upstream Dividends by Subsidiaries

     Permit or cause any of its Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person pursuant to the terms of which (i) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its Capital Stock owned directly or indirectly by a Borrower or any of the other Subsidiaries or from making any other distribution on account of any class of any such Capital Stock (herein referred to as "Upstream Dividends"), or (ii) the declaration or payment of Upstream Dividends by a Subsidiary to a Borrower or another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted.

8.15 Limitation on Negative Pledges

     Enter into any agreement, other than (i) this Agreement and (ii) purchase money mortgages or capital leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), or permit any of its Subsidiaries so to do, which prohibits or limits the ability of any Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.

8.16 Margin Stock

     Allow any part of the proceeds any Loan to be utilized (i) for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or (ii) for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

8.17 IT Adjustment Issues

     Allow the IT Adjustment to exceed $36,000,000 with respect to all reserves, charges, asset write-offs, closure costs, ongoing operating losses and other costs and expenses relating to the IT Business in the aggregate, or during the twelve month period from March 31, 2000 through and including March 31, 2001, allow more than $8,500,000 of the $36,000,000 maximum IT Adjustment to be in cash (the fact that some portion of the IT Adjustment is permitted to be a cash expense, however, shall not be deemed a waiver or amendment of any other term, provision or covenant that may be breached as a result of such expense).

8.18 Hydro Med Subordinated Debt Documents

     Enter into any amendment, modification or waiver of any of the documents, instruments or agreements executed pursuant to or in connection with the Hydro

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Med Subordinated  Debt to the extent any such amendment,  modification or waiver is or could be viewed as adverse to the interests of the Agent, the Issuing Bank or any Lender.

8.19  Intangible Assets

     Obtain any patent, trademark, service mark, trade name, or copyright, or rights with respect to the foregoing, or permit any other Credit Party or any of the Foreign Subsidiaries so to do, unless contemporaneously therewith the applicable Borrower, Credit Party and/or Foreign Subsidiary, as the case may be, takes all action and executes all documents reasonably required to grant the Agent, for the ratable benefit of the Lenders, a first Lien on the applicable patent, trademark, service mark, trade name, or copyright, or rights with respect to the foregoing.

8.20 Hydro Med Issues

     With respect to Hydro Med Sciences, Inc., allow or permit to exist (i) any indebtedness for borrowed money, excluding trade payables and purchase money indebtedness incurred in connection with Capital Lease Obligations in an aggregate amount not in excess of $500,000 or (ii) any Lien on any of its assets (other than Liens securing the Capital Lease Obligations permitted by (i) above).

9.   DEFAULT

     9.1. Events of Default

     The following shall each constitute an "Event of Default" hereunder:

     (a) The (i) failure of any Borrower to make any payment of principal on any Note, or any reimbursement payment hereunder or under any Reimbursement Agreement, when due and payable, or (ii) failure of Parent to make any deposit into the Parent Cash Collateral Account when required hereby, or (iii) failure of GP Canada to make any deposit into the GP Canada Cash Collateral Account when required hereby; or

     (b) The failure of any Borrower to make any payment of interest, Fees, expenses or other amounts payable under any Loan Document (or otherwise to the Agent with respect to the loan facilities established hereunder) within five Business Days of the date when due and payable; or

     (c) The failure of any Borrower to observe or perform any covenant or agreement contained in Sections 2.5, 2.6, 7.1, 7.3, 7.11, 7.12 or Section 8; or

     (d) The failure of any Credit Party to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after such Credit Party shall have obtained knowledge thereof; or

     (e) Any representation or warranty made by any Credit Party (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

     (f) Liabilities and/or other obligations of any Borrower (other than its obligations hereunder), any of its Foreign Subsidiaries or any other Credit Party, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases in an aggregate amount in excess of $500,000 (or the foreign currency equivalent) (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof,
(iii) any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof or (iv) as a consequence of the occurrence or continuation of any event or condition, any Borrower, any of its Foreign Subsidiaries or any other Credit Party, has become obligated to purchase or repay any Indebtedness before its regularly scheduled maturity date; or

     (g) Any license, franchise, permit, right, approval or agreement of any Borrower, any of its Foreign Subsidiaries or any other Credit Party, is not renewed, or is suspended, revoked or terminated and the non-renewal, suspension, revocation or termination thereof has a Material Adverse Effect; or

     (h) Any Borrower, any of its Foreign Subsidiaries or any other Credit Party, shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer or institute any proceeding seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief, including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee or other similar official for it or any substantial part of its Property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of such Borrower, such Foreign Subsidiary or such other Credit Party; or

     (i) An order for relief is entered under the bankruptcy or insolvency laws of any jurisdiction or any other decree or order is entered by a court having jurisdiction (i) adjudging any Borrower, any of its Foreign Subsidiaries or any other Credit Party, bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of any Borrower, any of its Foreign Subsidiaries or any other Credit Party, under the bankruptcy or insolvency laws of any jurisdiction, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Borrower, any of its Foreign Subsidiaries or any other Credit Party, or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of any Borrower, any of its Foreign Subsidiaries or any other Credit Party, and any such decree or order continues unstayed and in effect for a period of 60 days; or

     (j) Judgments or decrees against any Borrower, any of its Foreign Subsidiaries or any other Credit Party, aggregating in excess of $500,000 (or the foreign currency equivalent) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days; or

     (k) Any Loan Document shall cease, for any reason, to be in full force and effect, or any Credit Party shall so assert in writing or shall disavow any of its obligations under any Loan Document, or any "Event of Default" shall have occurred under, and as such term is defined in, any Loan Document; or

     (l) The occurrence of a Change in Management; or

     (m) (i) Any Termination Event shall occur; (ii) any Accumulated Funding Deficiency, whether waived, shall exist with respect to any Pension Plan; (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) any Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; (v) the imposition of any tax under
Section 4980B(a) of the Code; (vi) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; or (vii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan which in the case of clauses (i) through (vii) would, individually or in the aggregate, have a Material Adverse Effect.

9.2 Contract Remedies

     (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (i) if such event is an Event of Default specified in clause (h) or (i) above, the Parent Commitments of all of the Lenders and the GP Canada Commitments of the Lenders shall immediately and automatically terminate and the Revolving Credit Loans, the Term Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (ii) if such event is any other Event of Default, any or all of the following actions may be taken: (A) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrowers, declare the Parent Commitments of all of the Lenders and the GP Canada Commitments of the Lenders terminated forthwith, whereupon such Commitments shall immediately terminate, and (B) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrowers, declare the Revolving Credit Loans, the Term Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Each Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

     (b) In the event that the Commitments of all the Lenders shall have been terminated or the Revolving Credit Loans, the Term Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Agent and the Lenders from or on behalf of any Borrower shall be applied by the Agent and the Lenders in liquidation of the Loans of such Borrower and the other obligations of such Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or such Borrower; (ii) second, to the payment of any fees or expenses due the Agent from one or both Borrowers, (iii) third, to reimburse the Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from such Borrower pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Fees and all other fees, expenses and amounts due under the Loan Documents (to the extent not paid pursuant to clause (ii) above) (other than principal and interest on the Loans and amounts payable in connection with Interest Rate Protection Arrangements with a Rate Protection Lender), (v) fifth, to the payment, (x) in the case of

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interest  received  from or on  behalf of Parent  or on  account  of the  Parent
Facility, pro rata according to the Parent Outstanding Percentage of each Lender, of interest due on the Revolving Credit Loans of each Lender and (y) in the case of interest received from or on behalf of GP Canada or on account of the GP Canada Facility, pro rata according to the GP Canada Outstanding Percentage of each Lender, of interest due on the Term Loans of each Lender; provided, that, to the extent a payment is not directly from a Borrower, such payment shall be applied, in the sole discretion of the Required Lenders against Obligations of one or both Borrowers as determined by such Required Lenders;
(vi) sixth, to the payment pro rata (x) in the case of principal received from or on behalf of Parent or on account of the Parent Facility (the "Parent
Principal Allocation") and/or in the case of amounts received on account of Interest Rate Protection Arrangements with a Rate Protection Lender, pro rata according to the principal on the then outstanding Revolving Credit Loans and
the  amount  then  owed  in  connection   with  such  Interest  Rate  Protection
Arrangement(s); and, if more than one such Interest Rate Protection Arrangement then exists, pro rata among all such Interest Rate Protection Arrangements and as to the amount allocated to the Parent Principal Allocation, pro rata according to the Parent Outstanding Percentage of each Lender, of principal on the Revolving Credit Loans and (y) in the case of principal received from or on behalf of GP Canada or on account of the GP Canada Facility, pro rata according to the GP Canada Outstanding Percentage of each Lender, of principal outstanding on the Term Loans of such Lender; provided, that, if the Agent determines that a payment is not directly from a Borrower, such payment shall be applied, in the sole discretion of the Required Lenders, against Obligations of one or both Borrowers as determined by such Required Lenders; and (vii) seventh, to the payment of any other amounts owing to the Agent, the Issuing Bank and the Lenders under any Loan Document.

10.  THE AGENT

10.1 Appointment

     Each of the Issuing Bank and each Lender hereby irrevocably designates and appoints Fleet as the Agent of the Issuing Bank and such Lender under the Loan Documents and each of the Issuing Bank and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. The duties of the Agent shall be mechanical and administrative in nature, and, notwithstanding any provision to the contrary elsewhere in any Loan Document, the Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with, or fiduciary duty to, the Issuing Bank or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

10.2 Delegation of Duties

     The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon, and shall be fully protected in, and shall not be under any liability for, relying upon, the advice of counsel concerning all matters pertaining to such duties.

10.3 Exculpatory Provisions

     Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to the Issuing Bank or any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any other Credit Party or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of any Borrower or any other Credit Party or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to the Issuing Bank or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the Property, books or records of any Borrower or any other Credit Party . The Issuing Bank and the Lenders acknowledge that the Agent shall not be under any duty to take any discretionary action permitted under the Loan Documents unless the Agent shall be instructed in writing to do so by the Issuing Bank and Required Lenders and such instructions shall be binding on the Issuing Bank and all Lenders and all holders of the Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or is contrary to law or any provision of the Loan Documents. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to any Borrower, or any other Credit Party or any other Person as a consequence of any failure or delay in performance, or any breach, by the Issuing Bank or any Lender of any of its obligations under any of the Loan Documents.

10.4 Reliance by Agent

     The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by a proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Borrower or any other Credit Party), independent accountants and other experts selected by the Agent. The Agent may treat the Issuing Bank or each Lender, as the case may be, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of the Issuing Bank or such Lender, as the case may be, in its Loans, in its Notes, the Letters of Credit and the Reimbursement Obligations, as applicable, until written notice of transfer, signed by the Issuing Bank or such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon the Issuing Bank, all the Lenders and all future holders of the Notes and the Reimbursement Obligations.

10.5 Notice of Default

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from the Issuing Bank, a Lender or a Borrower. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Issuing Bank, the Lenders and a Borrower. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

10.6  Non-Reliance on Agent and Other Lenders

     Each of the Issuing Bank and each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of any Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each of the Issuing Bank and each Lender represents to the Agent that it has, independently and without reliance upon the Agent, the Issuing Bank or any Lender, and based on such documents and information as it has deemed appropriate made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of each Borrower and each other Credit Party and the value and Lien status of any collateral security and made its own decision to enter into this Agreement. Each of the

Issuing Bank and each Lender also represents that it will, independently and without reliance upon the Agent, the Issuing Bank or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of each Borrower and each other Credit Party and the value and Lien status of any collateral security. Except for notices, reports and other documents expressly required to be furnished to the Issuing Bank and/or the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Issuing Bank or any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of any Borrower and any other Credit Party which at any time may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

10.7 Indemnification

     Each Lender agrees to indemnify and hold harmless the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to its Aggregate Commitment Percentage or, in the event any Loans shall be outstanding, its Outstanding Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including any amounts paid to the Lenders (through the Agent) by a Borrower or any other Credit Party pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned, which may at any time (including at any time following the payment of the Revolving Credit Loans and Revolving Credit Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the finally adjudicated gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share of any unpaid costs and expenses (including reasonable fees and expenses of counsel) payable by a Borrower under Section 11.5 to the extent that the Agent has not been paid such fees or has not been reimbursed for such costs and expenses, by such Borrower. The failure of any Lender to reimburse the Agent promptly upon demand for its pro rata share of any amount required to be paid by the Lenders to the Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender's pro rata share of such amount. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders and the payment of all amounts payable under the Loan Documents.

10.8 Agent in Its Individual Capacity

     Fleet and its affiliates may make secured or unsecured loans to, accept deposits from, issue letters of credit for the account of, act as trustee under indentures of, and generally engage in any kind of business with, either Borrower or any other Credit Party as though Fleet were not Agent hereunder and Fleet did not arrange the transactions contemplated hereby. With respect to the Commitments made or renewed by Fleet and the Notes issued to, and the Reimbursement Obligations owing to, Fleet, Fleet shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall in each case include Fleet.

10.9 Successor Agent

     If at any time the Agent deems it advisable, in its sole discretion, it may submit to the Issuing Bank, each of the Lenders and the Parent a written notice of its resignation as Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Agent under the Loan Documents by a successor Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders which is a commercial bank a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Issuing Bank and the Lenders, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital, surplus, and undivided profits of at least $250,000,000 and which shall be reasonably acceptable to the Parent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Loan Documents shall be terminated. Each Borrower, the other Credit Parties, the Issuing Bank and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it, and any amounts owing to it, while it was Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Agent, each Borrower agrees to make each payment due under the Loan Documents directly to the Issuing Bank and the Lenders entitled thereto during such time.

11.      OTHER PROVISIONS

11.1 Amendments and Waivers

     Notwithstanding anything to the contrary contained in any Loan Document, with the written consent of the Required Lenders, the Agent and the appropriate parties to the Loan Documents (other than the Issuing Bank and the Lenders) may, from time to time, enter into written amendments, supplements or modifications thereof and, with the consent of the Required Lenders, the Agent on behalf of the Issuing Bank and the Lenders, may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, waiver or consent shall:

     (a) without the consent of all of the Lenders (i) increase the Parent Commitment Amount of any Lender, (ii) extend the Parent Commitment Period, (iii) reduce the rate or amount, or extend the time of payment, of the Parent
Commitment Fee or the Letter of Credit Commissions, (iv) reduce the rate or amount of, or extend the time of payment of, interest on any Revolving Credit Loan or any Revolving Credit Note or Reimbursement Obligation, (v) reduce the amount, or extend the time of payment of any installment or other payment of principal on any Revolving Credit Loan or any Revolving Credit Note or Reimbursement Obligation, (vi) decrease or forgive the principal amount of any Revolving Credit Loan or any Revolving Credit Note or Reimbursement Obligation, or (vii) consent to any assignment or delegation by Parent of any of its rights or obligations under any Loan Document;

     (b) without the consent of all of the Lenders (i) increase the GP Canada Commitment Amount of any Lender, (ii) reduce the rate or amount, or extend the time of payment of, interest on any Term Loan or any Term Note, (iii) reduce the amount, or extend the time of payment of any installment or other payment of principal on any Term Loan or any Term Note, (iv) decrease or forgive the principal amount of any Term Loan or any Term Note, or (v) consent to any assignment or delegation by GP Canada of any of its rights or obligations under any Loan Document;

     (c) without the  consent of all the  Lenders (i) change the  provisions  of
Section 3.5, 3.6, 3.7, 3.9, 3.10, 9.1(a),  this Section 11.1 or Section 11.7(a),
(ii) change the definition of "Required Lenders", or any provision of this Agreement requiring the consent or approval of all Lenders (iii) change the several nature of the Lenders' obligations, (iv) change any provision governing the sharing of payments and liabilities among the Lenders, (v) release all or substantially all of the obligations of any Credit Party under any Loan
Document, (other than in connection with (A) a Disposition permitted under Section 8.4, or (B) any release specifically provided for in the Collateral Documents), or (vi) release any substantial portion of the Collateral or any security interest therein (other than in connection with (A) a Disposition permitted under Section 8.4, (B) a dissolution permitted by Section 7.3, or (C) any release specifically provided for in the Collateral Documents);

     (d) without the written consent of the Issuing Bank, amend, modify or waive any provision of Sections 2.7, 2.8, 2.9 or 3.2(b)(ii) or otherwise change any of the rights or obligations of the Issuing Bank under any Loan Document; and

     (e) without the written consent of the Agent, amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Agent under any Loan Document.

     Any such amendment, supplement, modification, waiver or consent shall apply equally to the Agent, the Issuing Bank and each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Issuing Bank the Agent and all future holders of the Notes and the Reimbursement Obligations. In the case of any waiver, the parties to the applicable Loan Document, the Issuing Bank, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary contained in any Loan Document, the Agent may, at any time and from time to time without the consent of any one or more of the Lenders, release any Collateral or any security interest therein in connection with (A) any disposition of such Collateral permitted by Section 8.4, (B) any dissolution permitted by Section 7.3, or (C) any release specifically provided for in the Collateral Documents.

11.2 Notices

     All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or when deposited in the mail, first- class postage prepaid, or, in the case of notice by telecopy, when sent, addressed as follows in the case of Parent, GP Canada, the Agent or the Issuing Bank, and as set forth in Schedule
11.2 in the case of each Lender, or addressed to such other addresses as to which the Agent may be hereafter notified by the respective parties thereto or any future holders of the Revolving Credit Notes:

                  Parent or GP Canada:

                  c/o GP Strategies Corporation
                  9 West 57th Street
                  Suite 4170
                  New York, New York 10019
                  Attention:  Scott Greenberg, CFO
                  Telephone: (212) 230-9529
                  Telecopy:  (212) 230-9500

                  with a copy to:

                  Patricia F. Brennan, Esq.
                  Morgan, Lewis & Bockius, LLP
                  101 Park Avenue
                  New York, New York
                  Telephone: (212) 309-6814
                  Telecopy:  (212) 309-6273

                  The Agent or the Issuing Bank:

                  Fleet Bank, National Association
                  1185 Avenue of the Americas
                  New York, New York 10036
                  Attention:  Vincent Pitts
                  Telephone: (860) 986-3783
                  Telecopy:  (860) 986-7624

                  with copies to:

                  Fleet Financial Group, Inc.
                  1 Federal Street
                  Boston, MA 02211
                  Attention: John Mann cla
                  Telephone: (617) 346-0429
                  Telecopy:  (617) 346-5833

                  and

                  Richard M. Skoller, Esq.
                  Emmet, Marvin & Martin, LLP
                  120 Broadway
                  New York, New York 10271
                  Telephone: (212) 238-3041
                  Telecopy:  (212) 238-3100
except that any notice, request or demand by a Borrower to or upon the Agent, the Issuing Bank or the Lenders pursuant to Sections 2.3, 2.7 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by telecopy or other electronic means as fully as if originally signed.

11.3 No Waiver; Cumulative Remedies

     No failure to exercise and no delay in exercising, on the part of the Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4 Survival of Representations and Warranties and Certain Obligations

     (a) All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

     (b) The obligations of the Borrowers under Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 11.5 and 11.8 shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment, and the payment of the Revolving Credit Loans, the Reimbursement Obligations, the Term Loans and all other amounts payable under the Loan Documents.

11.5 Expenses

     Each Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Revolving Credit Loan is made or any Letter of Credit is issued (i) to pay or reimburse Fleet (in its capacity as Agent and arranger) for all its respective out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation, execution and syndication of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed or effective), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse each of the Issuing Bank, the Agent and the Lenders for all of its reasonable out-of-pocket costs and expenses, including reasonable fees and disbursements of counsel, incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of any Credit Party under any of the Loan Documents and (B) the enforcement of this Section and (iii) to pay, indemnify, and hold each of the Issuing Bank, the Lenders, and the Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each of the Issuing Bank, the Lenders and the Agent and each of its officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Revolving Credit Loans and the Letters of Credit and the enforcement and performance of the provisions of any subordination agreement involving the Agent and the Lenders (all the foregoing, collectively, the "Indemnified Liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, each Borrower agrees to make the maximum payment not prohibited under applicable law; provided, however, that the Borrowers shall have no obligation to pay Indemnified Liabilities to the Agent, the Issuing Bank or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Agent, the Issuing Bank or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of all amounts payable under the Loan Documents.

11.6 Lending Offices

     (a) Each Lender shall have the right at any time and from time to time to transfer its Loans and Reimbursement Obligations to a different office, provided that such Lender shall promptly notify the Agent and each Borrower of any such change of office. Such office shall thereupon become such Lender's lending office, provided, however, that no Lender shall be entitled to receive any greater amount under Sections 3.5, 3.7 and 3.10, as a result of a transfer of any such Loans and Reimbursement Obligations to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

     (b) Each Lender agrees that, upon the occurrence of any event giving rise to any increased cost or indemnity under Sections 3.5, 3.7 and 3.10 with respect to such Lender, it will, if requested by a Borrower, use reasonable efforts to designate another lending office for any Loans and Reimbursement Obligations affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 3.5, 3.6, 3.7 and 3.10.

11.7 Successors and Assigns

     (a) This Agreement, the Notes and the other Loan Documents to which any Borrower is a party shall be binding upon and inure to the benefit of such Borrower, the Lenders, the Agent, the Issuing Bank all future holders of the Notes and Reimbursement Obligations and their respective successors and assigns. No Borrower shall delegate any obligation or duty under any Loan Document without the prior written consent of the Agent, the Issuing Bank and each Lender.

     (b) Subject to Section 11.7(e), any Lender may at any time assign all or any portion of its rights under any Loan Document to any Federal Reserve Bank.

     (c) In addition to its rights under Section 11.7(b), each Lender shall have the right to sell, assign, transfer or negotiate (each an "Assignment") all or a portion of its Loans, its Commitment and its Notes, to any subsidiary or Affiliate of such Lender, to any other Lender, or to any other bank, insurance company, financial institution, pension fund, mutual fund or other similar fund, provided that (i) each such Assignment shall be of a constant, and not a varying, percentage of all of the assignor Lender's rights and obligations under the Loan Documents, (ii) the Commitment Amount of the Commitment assigned shall be not less than $5,000,000 or the full Commitment Amount of such assignor Lender's Commitment, (iii) unless the assignee is another Lender or a subsidiary or Affiliate of any Lender, or unless at the time of such Assignment an Event of Default shall exist, Parent shall have consented thereto in writing (which consent shall not be unreasonably withheld), and (iv) the assignor Lender and such assignee shall deliver to the Agent three copies of an Assignment and Acceptance Agreement executed by each of them, along with an assignment fee in the sum of $3,500 for the account of the Agent. Upon receipt of such number of executed copies of each such Assignment and Acceptance Agreement together with the assignment fee therefor and Parent's consent to such Assignment, if required, the Agent shall record the same and execute not less than two copies of such Assignment and Acceptance Agreement in the appropriate place, deliver one such copy to the assignor and one such copy to the assignee, and deliver one photocopy thereof, as executed, to Parent. From and after the Assignment Effective Date specified in, and as defined in, such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a "Lender" and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents. Each Borrower agrees that, if requested, in connection with each such Assignment, it shall at its own cost and expense execute and deliver (1) to the Agent or such assignee a Revolving Credit Note in a maximum principal amount equal to the Parent Commitment Amount of the Commitment assumed by such assignee, (2) to the Agent or such assignor Lender, in the event that such assignor Lender shall not have assigned all of its Parent Commitment, a Revolving Credit Note in a maximum principal amount equal to the

Commitment Amount of the Commitment retained by such assignor, in each case either in escrow pending the delivery of, or against receipt of, such assignor Lender's existing Revolving Credit Note, (3) to the Agent or such assignee a Term Note in a principal amount equal to the GP Canada Credit Exposure assumed by such assignee, and (4) to the Agent or such assignor Lender, in the event that such assignor Lender shall not have assigned all of its GP Canada Credit Exposure, a Term Note in a principal amount equal to the GP Canada Credit Exposure retained by such assignor, in each case either in escrow pending the delivery of, or against receipt of, such assignor Lender's existing Revolving Credit Note. The Agent shall be entitled to rely upon the representations and warranties made by the assignee under each Assignment and Acceptance Agreement.

     (d) In addition to the participations provided for in Section 11.11, each Lender may grant participations in all or any part of its Loans, its Notes and its Commitments to one or more banks, insurance companies, pension funds, mutual funds or other financial institutions, provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement and the other Loan Documents for the performance of such obligations, (iii) the applicable Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) the granting of such participation does not require that any additional loss, cost or expense be borne by any Borrower at any time, and (v) the voting rights of any holder of any participation shall be limited to decisions that in accordance with Section 11.1 require the consent of all of the Lenders.

     (e) No Lender shall, as between and among the Borrowers, the Agent, the Issuing Bank and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any assignment of or granting of participations in, all or any part of its Loans, its Commitment and its Note, except that a Lender shall be relieved of its obligations to the extent of any such Assignment of all or any part of its Loans, its Commitments or its Notes pursuant to
Section 11.7(c).

11.8 Indemnity

     Each Borrower agrees, to defend, protect, indemnify, and hold harmless the Agent, the Issuing Bank and each and all of the Lenders, each of their respective Affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (each an "Indemnified Person" and, collectively, the "Indemnified Persons") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel to such Indemnified Persons) in connection with any investigative, administrative or judicial proceeding, whether direct, indirect or consequential and whether based on any federal, state or provincial laws or other statutory regulations, including securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liabilities and costs under environmental laws, Federal, state, provincial or local health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future operations of any Borrower, any other Credit Party, or their respective predecessors in interest, or the past, present or future environmental condition of the Property of any Borrower or any of their Subsidiaries, the presence of asbestos-containing materials at any such Property, or the release or threatened release of any Hazardous Substance (as defined under applicable environmental law) into the environment from any such Property) in any manner relating to or arising out of the Loan Documents, any commitment letter or fee letter executed and delivered by any Borrower or any of its Subsidiaries, the Issuing Bank and/or the Agent, the capitalization of any Borrower or any of its Subsidiaries, the Commitments, the Letter of Credit Commitment, the making of, issuance of, management of and participation in the Loans or the Letters of Credit, or the use or intended use of the Letters of Credit and the proceeds of the Loans hereunder, provided that no Borrower shall have any obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or willful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person. The indemnity set forth herein shall be in addition to any other obligations or liabilities of either or both Borrowers to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of all Indebtedness of the Credit Parties under the Loan Documents.

11.9 Limitation of Liability

     No claim may be made by any Borrower, any other Credit Party, any of its Subsidiaries, any Lender or other Person against the Agent, any Lender, or any directors, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Loan Document, or any act, omission or event occurring in connection therewith, and each of each Borrower, its Subsidiaries, such other Credit Party, any such Lender or other Person hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

11.10 Counterparts

     Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by telecopy shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrowers, the Issuing Bank, the Agent and the Lenders. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by telecopy or other electronic means to the same extent as if originally signed.

11.11    Adjustments; Set-off

     (a) If any Lender (a "Benefited Parent Lender"), shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Revolving Credit Loans, its Revolving Credit Notes or the Reimbursement Obligations in excess of its Parent Outstanding Percentage of payments then due and payable on account of the Revolving Credit Loans, the Revolving Credit Notes and the Reimbursement Obligations received by all the Lenders, then such Benefited Parent Lender shall forthwith purchase, without recourse, for cash, from the other Lenders such participations in their Revolving Credit Loans and Revolving Credit Notes as shall be necessary to cause such Benefited Parent Lender to share such excess payment with each of them according to their Parent Outstanding Percentages, provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefited Parent Lender, such purchase from such other Lenders shall be rescinded, and each such other Lender shall repay to such Benefited Parent
Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's pro rata share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from such Benefited Parent Lender) of any interest or other amount paid or payable by such Benefited Parent Lender in respect of the total amount so recovered. Each Borrower agrees that such Benefited Parent Lender so purchasing a participation from such other Lenders pursuant to this subsection
(a) may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as such Benefited Parent Lender were the direct creditor of such Parent in the amount of such participation.

     (b) If any Lender (a "Benefited GP Canada Lender"), shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Term Loans, or its Term Notes in excess of its GP Canada Outstanding Percentage of payments then due and payable on account of the Term Loans or the Term Notes received by all the Lenders, then such Benefited GP Canada Lender shall forthwith purchase, without recourse, for cash, from the other Lenders such participations in their Term Loans and GP

Canada Revolving Credit Notes as shall be necessary to cause such Benefited GP Canada Lender to share such excess payment with each of them according to their GP Canada Outstanding Percentages, provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefited GP Canada Lender, such purchase from such other Lenders shall be rescinded, and each such other Lender shall repay to such Benefited GP Canada Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's pro rata share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from such Benefited GP Canada Lender) of any interest or other amount paid or payable by such Benefited GP Canada Lender in respect of the total amount so recovered. Each Borrower agrees that such Benefited GP Canada Lender so purchasing a participation from such other Lenders pursuant to this subsection (a) may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as such Benefited GP Canada Lender were the direct creditor of GP Canada in the amount of such participation.

     (c) In addition to any rights and remedies of the Issuing Bank and the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under Sections 9.1(a) or (b), each of the Issuing Bank and the Lenders shall have the right, without prior notice to any Borrower or any other Credit Party, any such notice being expressly waived by each Borrower and each other Credit Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of any Borrower or such other Credit Party, as the case may be, to the Issuing Bank or such Lender, as the case may be, any amount owing from the Issuing Bank or such Lender, as the case may be, to any Borrower or such other Credit Party, as the case may be, at, or at any time after, the happening of any of the above- mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by the Issuing Bank or such Lender, as the case may be, against any Borrower or such other Credit Party, as the case may be, or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of any Borrower or such other Credit Party, as the case may be, or against anyone else claiming through or against any Borrower or such other Credit Party, as the case may be, or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Issuing Bank or such Lender, as the case may be, prior to the making, filing or issuance, or service upon the Issuing Bank or such Lender, as the case may be, of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each of the Issuing Bank and the Lenders agrees promptly to notify a Borrower and the Agent after any such set-off and application made by the Issuing Bank or such Lender, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.12 Construction

     Each party to a Loan Document represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the party drafting the same shall be inapplicable.

11.13 Governing Law

     The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws, but including Section 5-1401 of the General Obligations Law.

11.14 Headings Descriptive

     Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

11.15 Severability

     Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

11.16 Integration

     All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Agent and the Borrowers with respect to certain fees, the Loan Documents embody the entire agreement and understanding among each Borrower, the Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among each Borrower, the Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof.

11.17 Consent to Jurisdiction

     Each party to a Loan Document hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Credit Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

11.18 Service of Process

     Each party to a Loan Document hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 11.2 of the applicable Loan Document executed by such party. Each party to a Loan Document hereby agrees that any such service
(i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

11.19 No Limitation on Service or Suit

     Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Agent, the Issuing Bank or any Lender to serve process in any manner permitted by law or limit the right of the Agent, the Issuing Bank or any Lender to bring proceedings against any Credit Party in the courts of any jurisdiction or jurisdictions in which such Credit Party may be served.

11.20 WAIVER OF TRIAL BY JURY

     EACH OF THE AGENT, THE ISSUING BANK, THE LENDERS AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, EACH BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ISSUING BANK, THE AGENT, OR THE LENDERS, OR COUNSEL TO THE ISSUING BANK, THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ISSUING BANK, THE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH BORROWER ACKNOWLEDGES THAT THE ISSUING BANK, THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

11.21 Treatment of Certain Information

     Each of the Issuing Bank and Lenders understands that some of the information furnished to it pursuant to this Loan Agreement may be received by it prior to the time that such information shall have been made public, and each of the Issuing Bank and Lenders hereby agree that it will keep, and will direct its officers and employees to keep, all the information provided to it pursuant to this Loan Agreement confidential prior to its becoming public (through publication other than as a result of action by Issuing Bank and one of the Lenders in violation of this Section 11.21) subject, however, to (i) disclosure to officers, directors, employees, representatives, agents, auditors, consultants, advisors, lawyers and affiliates of the Issuing Bank or such Lender, in the ordinary course of business, (ii) disclosure to such officers, directors, employees, agents and representatives of a prospective assignee or participant as need to know such information in connection with the evaluation of a possible participation in the Commitments hereunder (who will be informed of the confidential nature of the material); (iii) the obligations of the Issuing Bank and Lenders or a participant under applicable law, or pursuant to subpoenas or other legal process, to make information available to governmental agencies and examiners or to others and the right of the Issuing Bank and Lenders to use such information in proceedings to enforce their rights and remedies hereunder or under any other Loan Document or in any proceeding against the Issuing Bank and lenders in connection with this Loan Agreement or under any other Loan Document or the transactions contemplated hereunder; (iv) disclosure to the extent such information (A) becomes publicly available other than as a result of a breach of this Loan Agreement or (B) becomes available to the Issuing Bank or Lender or a participant on a non-confidential basis, not in breach of any agreement or other obligation to the Parent, from a source other than the Parent; (v) disclosure to the extent the Parent shall have consented to such disclosure in writing; or (vi) the Issuing Bank or each Lender or participant's right to make information available (A) to any corporation controlled by the Issuing Bank or Lender or participant or under common control with the Issuing Bank or Lender or participant in connection with the sale of a participation by such Lender or participant to such other corporation provided such transferee agrees to be bound by confidentiality or (B) in accordance with
Section 11.21.

11.22 Judgment Currency

     (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Lender in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

     (b) The obligations of the Borrowers in respect of any sum due in the Original Currency from it to a Lender under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to such Borrower.

11.23 Pledge to Federal Reserve

     Any Bank may at any time pledge all or any portion of its rights under the Loan Documents including any portion of any Note payable to it to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release any such Bank from its obligations under any of the Loan Documents.

11.24 Lost Notes

     Upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Collateral Document, the applicable Borrower will issue, in lieu thereof, a replacement Note or other Collateral Document in the same principal amount thereof and otherwise of like tenor.

11.25  Interest Adjustment

     All agreements between the Credit Parties and the Agent and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use or the forbearance of the indebtedness evidenced by the Notes exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Credit Parties, the Agent and the Lenders in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by a Note (in such manner as the Lenders may determine in their sole discretion) and not to the payment of interest; provided that, subject to Section 2.2(c) hereof, with respect to the GP Canada Obligations, same shall be applied, or shall be deemed to have been applied as a prepayment of the Term Loans of such Lender. This provision shall control every other provision of all agreements between the Credit Parties and the Agent and the Lenders.

11.26 No Set-off or Counterclaim; Loan Documents in Full Effect

     Each Borrower hereby acknowledges, confirms and declares that (i) all sums owing to the Agent and/or the Lenders in connection with the Loan Documents are owed without offset, deduction, counterclaim or defense of any kind or nature to the payment thereof and (ii) the Loan Documents and the Liens and security interests created thereby are valid, subsisting and, to each Borrower's knowledge, perfected liens and security interests.

11.27 Obligations Unimpaired; Amendment and Restatement

     (a) GP Canada hereby acknowledges, confirms and declares that its Borrower Security Agreement remains in full force and effect and is unimpaired by the transactions contemplated by this Agreement and the Liens created thereunder remain first priority perfected Liens, unimpaired and undischarged.

     (b) This Agreement amends and restates the Original Agreement and all indebtedness, liabilities, Obligations, Liens and security interests arising or created under the Loan Documents continue in full force and effect (except as expressly heretofore modified and/or modified and/or amended and restated in connection with the transactions contemplated by this Agreement), unimpaired and undischarged. This Agreement is a replacement, consolidation, amendment and restatement of the Original Agreement and IS NOT A NOVATION.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      GP STRATEGIES CORPORATION



                                      By:
                                      Name:    Scott N. Greenberg
                                      Title:   Vice President and
                                               Chief Financial Officer

                                      GENERAL PHYSICS CANADA LTD.


                                      By:
                                      Name:    Scott N. Greenberg
                                      Title:   Vice President and
                                               Chief Financial Officer

                                      FLEET BANK, NATIONAL ASSOCIATION,
                                      Individually, as Issuing Bank and as Agent

                                      By:
                                      Name:     Vincent Pitts
                                      Title:    Vice President



                                      KEYBANK, NATIONAL ASSOCIATION


                                      By:
                                      Name:    Brendan Sachtjen
                                      Title:   Senior Vice President



                                      MELLON BANK, N.A.



                                      By:
                                      Name:    Gary Best
                                      Title:   Vice President

                                      SUMMIT BANK

                                      By:
                                      Name:    Kevin Behan
                                      Title:   Vice President




                                      THE DIME SAVINGS BANK
                                      OF NEW YORK, FSB


                                      By:
                                      Name:    Michael T. Brolly
                                      Title:   Vice President